                                            Filed Pursuant to Rule 424(b)(5)
                                            Registration Statement No. 333-39649

PROSPECTUS SUPPLEMENT
To Prospectus dated December 15, 1997

                                  $400,000,000
                     CHAMPION HOME EQUITY LOAN TRUST 1999-2

               HOME EQUITY LOAN ASSET-BACKED NOTES, SERIES 1999-2

       Champion Mortgage Co., Inc.            Lehman ABS Corporation
          as Seller and Servicer                   as Depositor

                                                                                             PROCEEDS
                      PRINCIPAL           NOTE          PRICE TO        UNDERWRITING          TO THE
                       BALANCE            RATE           PUBLIC          DISCOUNT          DEPOSITOR(1)
                     ------------     ------------    -------------     -------------     --------------
 Class I-A Notes     $302,725,000     Variable(2)        100.00%           0.30%              99.70%
Class II-A Notes     $ 97,275,000     Variable(2)        100.00%           0.30%              99.70%

------------------
(1) Before deducting expenses, estimated to be approximately $550,000.

(2) Subject to a maximum rate as described herein.

                       The Trust

THE NOTES REPRESENT    o  is a Delaware business trust formed pursuant to a
NON-RECOURSE              trust agreement between Lehman ABS Corporation and
OBLIGATIONS OF THE        Chase Manhattan Bank Delaware.
TRUST ONLY AND DO
NOT REPRESENT AN       o  will issue two classes of notes, which are offered
INTEREST IN OR            hereby.
OBLIGATION OF LEHMAN
ABS CORPORATION,       o  will issue Senior Interest Participations and a
CHAMPION MORTGAGE         Transferor Interest, which are not offered hereby.
CO., INC., THE
INDENTURE TRUSTEE,     The Notes
THE OWNER TRUSTEE OR
ANY OF THEIR           o  are principally secured by the assets of the trust,
AFFILIATES.               which consist of a pool of closed-end, fixed-rate and
                          adjustable-rate home equity loans with conforming balances and a pool of closed-end, fixed-rate home equity loans with non-conforming balances.

                       o  currently have no trading market.

                       o are not insured or guaranteed by any governmental agency.

                       Credit Enhancement

                       o will be provided in the form of overcollateralization, limited crosscollateralization and an irrevocable and unconditional financial guaranty insurance policy issued by MBIA Insurance Corporation.

REVIEW THE INFORMATION IN "RISK FACTORS" ON PAGE S-9 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 11 IN THE PROSPECTUS.

For complete information about the offered notes, read both this prospectus supplement and the prospectus. This prospectus supplement must be accompanied by the prospectus if it is being used to offer and sell the offered notes.

After the initial distribution of the offered notes, this prospectus and prospectus supplement may be used by McDonald Investments Inc., A KeyCorp Company, an affiliate of the seller and servicer, in connection with market making transactions in the offered notes. In connection with any such market making transactions, certain information in this prospectus supplement will be updated from time to time.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE NOTES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Subject to the satisfaction of certain conditions, the underwriters named below will purchase the offered notes from the depositor. See "Underwriting" in this prospectus supplement. The offered notes will be issued in book-entry form only on or about June 22, 1999.
                          ---------------------------

LEHMAN BROTHERS                                     MCDONALD INVESTMENTS
                                                      A KEYCORP COMPANY

June 16, 1999

For 90 days following the date of this prospectus supplement, all dealers selling the offered notes will deliver a prospectus supplement and prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters of the offered notes and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the offered notes in any state where the offer is not permitted.

We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on the respective covers.

                               TABLE OF CONTENTS

                                                                                                           PAGE
                                                                                                           -----
                                             PROSPECTUS SUPPLEMENT
Summary.................................................................................................     S-3
Risk Factors............................................................................................     S-9
The Insurer.............................................................................................    S-13
The Trust...............................................................................................    S-15
The Seller and the Servicer.............................................................................    S-16
Champion's Home Equity Loan Program.....................................................................    S-17
Description of the Mortgage Loans.......................................................................    S-22
Description of the Notes................................................................................    S-33
Prepayment and Yield Considerations.....................................................................    S-47
Description of the Agreements...........................................................................    S-50
Description of the Purchase Agreement...................................................................    S-59
Use of Proceeds.........................................................................................    S-60
Certain Federal Income Tax Consequences.................................................................    S-60
State Taxes.............................................................................................    S-63
ERISA Considerations....................................................................................    S-63
Legal Investment Considerations.........................................................................    S-65
Underwriting............................................................................................    S-65
Legal Matters...........................................................................................    S-66
Experts.................................................................................................    S-66
Ratings.................................................................................................    S-66
Index of Defined Terms..................................................................................    S-67
Annex I--Global Clearance, Settlement and Tax Documentation Procedures..................................     I-1

                                   PROSPECTUS

Prospectus Supplement...................................................................................       2
Available Information...................................................................................       2
Reports to Holders......................................................................................       2
Incorporation of Certain Documents by Reference.........................................................       2
Summary of Terms........................................................................................       3
Risk Factors............................................................................................      11
Description of the Securities...........................................................................      14
The Trust Funds.........................................................................................      17
Enhancement.............................................................................................      22
Servicing of Loans......................................................................................      24
The Agreements..........................................................................................      30
Certain Legal Aspects of Loans..........................................................................      38
The Depositor...........................................................................................      46
Use of Proceeds.........................................................................................      46
Certain Federal Income Tax Considerations...............................................................      47
State Tax Considerations................................................................................      69
ERISA Considerations....................................................................................      69
Legal Investment........................................................................................      71
Plan of Distribution....................................................................................      71
Legal Matters...........................................................................................      71
Additional Information..................................................................................      71
Glossary of Terms.......................................................................................      71

                                    SUMMARY

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. Please read this entire prospectus supplement and the accompanying prospectus for additional information about the offered notes.

               HOME EQUITY LOAN ASSET-BACKED NOTES, SERIES 1999-2

                                                              ORIGINAL NOTE             MATURITY
 CLASS/INTEREST                         NOTE RATE           PRINCIPAL BALANCE(1)        DATE(2)
-------------------------------    --------------------        --------------        --------------
Class I-A Notes                            (3)                 $302,725,000            June 2029
Class II-A Notes                           (4)                 $97,275,000             June 2029

       (1)  This amount is subject to a variance of 5%.

       (2) The stated maturity date for the offered notes is the payment date in the month and year stated in the table above. We expect the final payment date for the offered notes to be significantly earlier than the maturity date stated above. We refer you to "DESCRIPTION OF THE NOTES--Stated Maturity Date" in this prospectus supplement for more information.

       (3) The note rate for the Class I-A Notes will be a per annum rate equal to the lesser of (a) one month LIBOR plus 0.23% (or 0.46%, if the aggregate outstanding principal balance of the mortgage loans is less than or equal to 5% of the aggregate principal balance of the mortgage loans as of the close of business on May 31, 1999), and
            (b) 13.00%. We refer you to "DESCRIPTION OF THE NOTES--Calculation of the Note Rate and the Senior Interest Participation Rate" in this prospectus supplement for more information.

       (4) The note rate for the Class II-A Notes will be a per annum rate equal to the lesser of (a) one month LIBOR plus 0.28% (or 0.56% if the aggregate outstanding principal balance of the mortgage loans is less than or equal to 5% of the aggregate principal balance of the mortgage loans as of the close of business on May 31, 1999), and
            (b) 13.00%. We refer you to "DESCRIPTION OF THE NOTES--Calculation of the Class A Note Rate and the Senior Interest Participation Rate" in this prospectus supplement for more information.

The Class I-A notes will receive distributions only in respect of the group 1 mortgage loans and the Class II-A notes will receive distributions only in respect of the group 2 mortgage loans, in each case subject to the crosscollateralization provisions described in this prospectus supplement.

THE SENIOR INTEREST PARTICIPATIONS AND TRANSFEROR INTEREST

In addition to the notes, the trust will also issue the Senior Interest Participations and the Transferor Interest which will not be offered pursuant to this prospectus supplement and prospectus.

The Senior Interest Participations will be interest-only participation interests that will accrue interest on their notional principal balances. The interest rate applicable to the payment of interest to each Senior Interest Participation will be as follows:

o a per annum rate of 1.50%, for the first payment date through and including the payment date in June 2000,

o a per annum rate of 0.60%, for the payment date in July 2000 through and including the payment date in December 2000, and

o a per annum rate of 0.40%, for each payment date thereafter.
The notional principal balance of the two Senior Interest Participations on any payment date will be an amount equal to the aggregate principal balance of the mortgage loans in the related group as of the end of the second preceding due period. As of the closing date, the notional principal balance of each Senior Interest Participation is equal to the aggregate principal balance of the mortgage loans in the related group as of the close of business on May 31, 1999.

The Senior Interest Participations and the Transferor Interest will be held, together, by the transferor.

THE SELLER AND SERVICER

o Champion Mortgage Co., Inc.

o Champion Mortgage Co., Inc. maintains its corporate headquarters at 20 Waterview Blvd., Parsippany, New Jersey 07054. Its telephone number is
  (973) 402-7700.

o The servicer will receive a monthly fee from the interest payments on the mortgage loans equal to 0.40% per annum (or, if Champion Mortgage Co., Inc. is no longer the servicer, 0.50% per annum) on the principal balance of each mortgage loan.

We refer you to "THE SELLER AND SERVICER" and "CHAMPION'S HOME EQUITY LOAN PROGRAM" in this prospectus supplement for additional information.

THE TRANSFEROR

o The holder of the Senior Interest Participations and the Transferor Interest; which will initially be Champion, or an affiliate thereof.

TRUST

o Champion Home Equity Loan Trust 1999-2.

DEPOSITOR

o Lehman ABS Corporation.

We refer you to "THE DEPOSITOR" in the prospectus for additional information.

INDENTURE TRUSTEE

o Harris Trust and Savings Bank.

OWNER TRUSTEE

o Chase Manhattan Bank Delaware.

INSURER

o MBIA Insurance Corporation.

We refer you to "THE INSURER" in this prospectus supplement for additional information.

CUT-OFF DATE

o The close of business on May 31, 1999.

CLOSING DATE

o June 22, 1999.

PAYMENT DATE

o The 25th day of each month, or if such day is not a business day, the next business day. The first payment date is July 26, 1999.

DUE PERIOD

o The calendar month preceding the month of a payment date.

REGISTRATION OF NOTES

We will issue the offered notes in book-entry form. You will hold your interests in the offered notes either through a depository in the United States or through one of two depositories in Europe. While the offered notes are book-entry, they will be registered in the name of the applicable depository, or in the name of the depository's nominee.

Transfers within any depository system will be made in accordance with the usual rules and operating procedures of that system. Cross-market transfers between two different depository systems may be made through a third-party bank and/or the related depositories. The limited circumstances under which definitive notes will replace the book-entry notes are described in this prospectus supplement.

We refer you to "RISK FACTORS--Consequences on Liquidity and Payment Delay Because of Owning Book-Entry Notes," "DESCRIPTION OF THE NOTES--Book-Entry Notes" and "ANNEX I" in this prospectus supplement for additional information.

ASSETS OF THE TRUST

The trust's assets include:

o a pool of closed-end, fixed-rate and adjustable-rate home equity loans with conforming balances, or the group 1 mortgage loans, secured by either first or second deeds of trust or mortgages primarily on one- to four-family residential properties;

o a pool of closed-end, fixed-rate home equity loans with non-conforming balances, or the group 2 mortgage loans, secured by either first or second deeds of trust or mortgages primarily on one- to four-family residential properties;

o payments on the mortgage loans received after May 31, 1999;

o property that secured a mortgage loan which has been acquired by foreclosure or deed in lieu of foreclosure and the net proceeds from the sale of a mortgage loan;

o rights under certain hazard insurance policies covering the mortgaged properties;

o amounts on deposit in certain accounts described in this prospectus supplement; and

o the insurance policy for the benefit of the holders of the offered notes and of the Senior Interest Participations.

We refer you to "THE TRUST" and "DESCRIPTION OF THE NOTES--General" in this prospectus supplement for additional information.

THE MORTGAGE LOANS

The group 1 mortgage loans will have the following characteristics as of the close of business on May 31, 1999:

o number of mortgage loans: 3,669

o aggregate principal balance: $302,727,829.18

o number of fixed-rate mortgage loans: 3,365

o aggregate principal balance of fixed-rate mortgage loans: $273,144,617.21

o number of adjustable-rate mortgage loans: 304

o aggregate principal balance of adjustable-rate mortgage loans: $29,583,211.97

o mortgaged property location: 15 states and the District of Columbia

o average principal balance: $82,509.63

o range of principal balances: $427.47 to $368,464.76

o loan rate range: 7.88% to 16.63%

o weighted average loan rate: 9.92% (approximate)

o original term to stated maturity range: 60 months to 360 months

o weighted average original term to stated maturity: 218 months (approximate)

o remaining term to stated maturity range: 39 months to 360 months

o weighted average remaining term to stated maturity: 212 months (approximate)

o latest maturity date: May 18, 2029

o combined loan-to-value ratio range: 4.00% to 89.97% (approximate)

o weighted average combined loan-to-value ratio: 73.24% (approximate)

o mortgage loans secured by first liens: 90.35% (approximate)

o mortgage loans secured by second liens: 9.65% (approximate)

o balloon loans; loans with amortization schedules that extend beyond their maturity date: 31.42% (approximate)

o with respect to the adjustable-rate loans:

     o range of margins: 4.73% to 8.85%
     o weighted average margin: 5.60% (approximate)

     o range of maximum rates: 13.88% to 19.50%

     o weighted average maximum rate: 15.27% (approximate)

     o range of minimum rates: 7.88% to 13.50%

     o weighted average minimum rate: 9.27% (approximate)

The group 2 mortgage loans will have the following characteristics as of the close of business on May 31, 1999:

o number of mortgage loans: 404

o aggregate principal balance: $97,275,798.78

o mortgaged property location: 9 states and the District of Columbia

o average principal balance: $240,781.68

o range of principal balances: $11,824.63 to $993,376.70

o loan rate range: 7.88% to 16.99%

o weighted average loan rate: 9.54% (approximate)

o original term to stated maturity range: 84 months to 360 months

o weighted average original term to stated maturity: 202 months (approximate)

o remaining term to stated maturity range: 75 months to 357 months

o weighted average remaining term to stated maturity: 193 months (approximate)

o latest maturity date: March 16, 2029

o combined loan-to-value ratio range: 10.68% to 85.00% (approximate)

o weighted average combined loan-to-value ratio: 74.81% (approximate)

o mortgage loans secured by first liens: 84.69% (approximate)

o mortgage loans secured by second liens: 15.31% (approximate)

o balloon loans; loans with amortization schedules that extend beyond their maturity date: 55.53% (approximate)

All of the fixed-rate mortgage loans compute interest based on a simple interest method. All of the adjustable-rate mortgage loans compute interest based on the actuarial method.

We refer you to "RISK FACTORS--Interest Payments on the Mortgage Loans May Be Reduced" for more information on the simple interest method.

We refer you to "DESCRIPTION OF THE MORTGAGE LOANS" in this prospectus supplement for additional information.

MONTHLY ADVANCES

The servicer will make cash advances to the trust to cover delinquent mortgage loan interest payments through the date on which the related mortgage loan is liquidated. The servicer will make advances only to maintain a regular flow of scheduled interest payments on the notes, not to guarantee or insure against losses.

We refer you to "DESCRIPTION OF THE NOTES--Monthly Advances; Servicing Advances" in this prospectus supplement for additional information.

THE NOTES

General

You will be entitled to receive payments of interest each month. The amount of principal you will be entitled to receive will vary depending on a number of factors, including the payments received on the mortgage loans. Each month, the indenture trustee will calculate the amounts to be paid to the noteholders. If you hold a note on the business day immediately preceding the related payment date, you will be entitled to receive payments on that payment date.

We refer you to "DESCRIPTION OF THE NOTES--Payments on the Notes" and "--Priority of Distributions" in this prospectus supplement for additional information.

Interest Payments

Interest on the notes accrues during the period beginning on the prior payment date (or in the case of the first payment date, beginning on the closing date) and ending on the day before the applicable payment date. The indenture trustee will calculate interest based on the actual number of days in the interest period and a year assumed to consist of 360 days. On each payment date, you will be entitled to the following amounts:

o interest that accrued during the interest period on your note balance at the related note rate; and

o any interest that was due on a prior payment date that was not paid, together with interest on that previously unpaid amount.

Interest on the Senior Interest Participations accrues from the first day of each calendar month through the last day of that calendar month, on the basis of a 360-day year consisting of twelve 30-day months. On each payment date, the holder of each Senior Interest Participation will be entitled to the following amounts:

o interest that accrued during the interest period on the notional principal balance of the Senior Interest Participation at the interest rate thereof; and

o any interest that was due on a prior payment date that was not paid, together with interest on that unpaid amount.

Interest payments are made on the notes and the Senior Interest Participation in the same group pro rata, as more fully described in this prospectus supplement.

Principal Payments

On each payment date, to the extent funds are available, you will be entitled to distributions of principal as described in this prospectus supplement. The maximum amount for distribution as principal payments to all noteholders of a class on any distribution date will be the sum of the following with respect to the mortgage loans in the related group:

o payments of principal on the mortgage loans, and all other amounts in respect of principal on the mortgage loans, received during the related due period;

o plus, the amount of any principal losses realized on the mortgage loans during the prior calendar month;

o plus, the amount of any excess receipts of interest required to be distributed to satisfy the required level of overcollateralization. This will increase the difference between the principal balance of the notes and the principal balance of such mortgage loans, thereby increasing the level of overcollateralization;

o minus, the amount, if any, necessary to reduce overcollateralization to the required level of overcollateralization. This will reduce the difference between the principal balance of the notes and the principal balance of such mortgage loans, thereby decreasing the level of overcollateralization.

Shortfalls in collections on the mortgage loans and failure of the insurer to perform its obligations under the insurance policy may result in your receiving less than what is owed to you.

We refer you to "DESCRIPTION OF THE NOTES--Priority of Distributions" in this prospectus supplement for additional information.

CREDIT ENHANCEMENT

Overcollateralization

With respect to each class of notes and the corresponding group of mortgage loans:

o The distribution of payments on the mortgage loans to the holders of the notes has been structured to create overcollateralization during the first few months after the notes have been issued.

o As of the close of business on May 31, 1999, the aggregate principal balance of the mortgage loans will generally equal the aggregate principal balance of the notes to be issued on the closing date. The interest payments on the mortgage loans are expected to exceed the amount of interest due and payable on the notes. A portion of this excess, if any, will be applied as principal payments to the notes on each payment date. This will result in a limited acceleration of principal payments on the notes relative to the amortization of the mortgage loans, thereby reducing the note principal balance below the aggregate principal balance of the mortgage loans and creating "overcollateralization" for the notes. Overcollateralization of the notes increases the likelihood that you will be repaid amounts owed to you from your investment in the notes. Once the required level of overcollateralization is reached, the application of excess interest payments to principal on the notes will stop, until such application is again needed to maintain the required level of overcollateralization.

o The required amount of overcollateralization is based on certain minimum and maximum levels of overcollateralization and on the performance of the mortgage loans. As a result, the level of required overcollateralization will increase and decrease over time.

We refer you to "PREPAYMENT AND YIELD CONSIDERATIONS" and "DESCRIPTION OF THE NOTES--Overcollateralization Provisions" in this prospectus supplement for additional information.

Crosscollateralization

Excess funds generated by one loan group may be used to fund:

o shortfalls of interest on the notes in the other loan group.

o principal losses on the mortgage loans in the other loan group to the extent not covered by excess interest or overcollateralization in the other loan group.

o amounts owing to the insurer for reimbursement for draws on the Policy including interest thereon.

We refer you to "DESCRIPTION OF THE NOTES--Crosscollateralization" in this prospectus supplement for additional information.

The Insurance Policy

MBIA Insurance Corporation will issue an insurance policy which unconditionally guarantees the payment, to the extent not covered by principal and interest collections, of:

o accrued and unpaid interest due on the notes and the Senior Interest Participations;

o principal losses on the mortgage loans, to the extent not covered by overcollateralization and crosscollateralization;

o any principal amounts owed to noteholders on the maturity date; and

o any amounts distributed on the notes that are recoverable and sought to be recovered as a voidable preference payment.

We refer you to "DESCRIPTION OF THE NOTES--The Policy" in this prospectus supplement for additional information.

OPTIONAL TERMINATION

The mortgage loans will be subject to an optional transfer to the servicer on any payment date on or after:

o the aggregate principal balance of the mortgage loans is reduced to an amount 5% or less of the aggregate principal balance of the mortgage loans as of the close of business on May 31, 1999; and

o all amounts due and owing to the insurer with respect to each class of notes, including unreimbursed draws on the insurance policy, with interest thereon have been paid.

o The exercise of the option will result in an early payment of the note balance of each class of notes.

We refer you to "DESCRIPTION OF THE AGREEMENTS--Termination; Retirement of the Notes" in this prospectus supplement for additional information.

FEDERAL TAX CONSIDERATIONS

For federal income tax purposes:

o Tax counsel is of the opinion that the notes will be treated as debt instruments.

o You must agree to treat your notes as indebtedness for federal, state and local income and franchise tax purposes.

We refer you to "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" in this prospectus supplement and in the prospectus for additional information.

ERISA CONSIDERATIONS

The fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code can limit investments by certain pension and other employee benefit plans. Subject to these considerations, pension and other employee benefit plans should be able to purchase the notes so long as they are treated as debt under applicable state law and have no "substantial equity features." Any plan fiduciary considering whether to purchase the notes on behalf of a plan should consult with its counsel regarding the applicability of the provisions of ERISA and the Internal Revenue Code and the availability of any exemptions.
We refer you to "ERISA CONSIDERATIONS" in this prospectus supplement and the prospectus for additional information.

LEGAL INVESTMENT CONSIDERATIONS

The Secondary Mortgage Market Enhancement Act of 1984 defines "mortgage related securities" to include only securities backed by first mortgages, and not second mortgages. Because each pool of mortgage loans owned by the trust includes second mortgage loans, the notes will not be "mortgage related securities" under that definition. Some institutions may be limited in their legal investment authority to only first mortgages or "mortgage related securities" and will be unable to invest in the notes.

We refer you to "LEGAL INVESTMENT CONSIDERATIONS" in this prospectus supplement and "LEGAL INVESTMENT" in the prospectus for additional information.

NOTE RATINGS

The Trust will not issue the notes unless they receive the following ratings:

o AAA by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

o Aaa by Moody's Investors Service, Inc.

A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal by either rating agency.

We refer you to "RATINGS" and "RISK FACTORS--Note Ratings Based Primarily on the Financial Strength of the Insurer" in this prospectus supplement for additional information.

                                  RISK FACTORS

     YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS PRIOR TO ANY PURCHASE OF THE OFFERED NOTES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" IN THE PROSPECTUS.

BALLOON LOAN RISK

     Balloon loans pose a risk because the borrower must pay a large lump sum payment of principal at the end of the loan term. If the borrower is unable to pay the lump sum or refinance such amount, you will suffer a loss if the collateral for such loan is insufficient, the other forms of credit enhancement are insufficient to cover the loss and the insurer fails to perform its obligations under the insurance policy. Approximately 31.42% of the mortgage loans in loan group 1 and 55.53% of the mortgage loans in loan group 2 (by aggregate principal balance of each group as of the close of business on May 31, 1999) are balloon loans.

RECENTLY ORIGINATED MORTGAGE LOANS MORE LIKELY TO EXPERIENCE EARLY DEFAULTS

     Although little data is available, defaults on mortgage loans are generally expected to occur with greater frequency in the early years of the terms of mortgage loans. If there is a higher rate of defaults than anticipated and the insurer fails to perform its obligations under the insurance policy, then you may experience a loss.

     Approximately 86.03% of the mortgage loans in loan group 1 and 70.78% of the mortgage loans in loan group 2 (by aggregate principal balance of each group as of the close of business on May 31, 1999) were originated within twelve months prior to the cut-off date.

DELAY IN RECEIPT OF LIQUIDATION PROCEEDS; LIQUIDATION PROCEEDS MAY BE LESS THAN MORTGAGE LOAN BALANCE

     Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to you. If a mortgaged property is liquidated for an amount that is less than the sum of the balance of the mortgage loan and expenses associated with the liquidation and preservation of the related mortgaged property, you will incur a loss on your investment if the insurer fails to perform its obligations under the insurance policy and the other forms of credit enhancement are insufficient to cover the loss.

     We refer you to "CERTAIN LEGAL ASPECTS OF LOANS--Foreclosure on Mortgages" in the prospectus for additional information.

PREPAYMENTS AFFECT TIMING AND RATE OF RETURN ON YOUR INVESTMENT

     The yield to maturity on your notes will be directly related to the rate of principal payments on the mortgage loans. Please consider the following:

     o Mortgagors may fully or partially prepay their mortgage loans at any time without penalty.

     o All of the fixed-rate mortgage loans compute interest due on a simple interest method. This means that the amount of each monthly payment applied to the payment of principal and interest will vary each month depending on when the monthly payment is received.

     o All the mortgage loans contain due-on-sale provisions. Due-on-sale provisions require the mortgagor to fully pay the mortgage loan when the mortgaged property is sold. Generally, the servicer will enforce the due-on-sale provision unless prohibited by applicable law.

     o The rate of principal payments on pools of mortgage loans is influenced by a variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility.

     o Home equity loans generally are not viewed by borrowers as permanent financing. Accordingly, the mortgage loans may experience a higher rate of prepayment than purchase money first lien mortgage loans.

     o The items listed above will, in turn, affect the amount of principal paid to you on the related payment date.

     o We cannot predict the rate at which borrowers will repay their mortgage loans.

     o If you purchased your note at a premium and you receive your principal faster than expected, your yield to maturity will be lower than you anticipated. If you purchased your note at a discount and you receive your principal slower than expected, your yield to maturity will be lower than you anticipated.

     We refer you to "PREPAYMENT AND YIELD CONSIDERATIONS" in this prospectus supplement for additional information.

EVENTS OF DEFAULT UNDER THE INDENTURE

     So long as the insurer is not in default with respect to its obligations under the policy, neither the indenture trustee nor the noteholders may declare an event of default under the indenture and accelerate the maturity of the notes without the consent of the insurer. Upon the occurrence of an event of default under the indenture (so long as the insurer is not in default with respect to its obligations under the policy), the insurer will have the right, but not the obligation, to cause the liquidation, in whole or in part, of the mortgage pool, which will result in redemption, in whole or in part, of the notes. The insurer's decisions with respect to defaults may have a significant impact on the weighted average life of the notes.

NOTE RATINGS BASED PRIMARILY ON THE FINANCIAL STRENGTH OF THE INSURER

     The ratings on the notes depend primarily on an assessment by the rating agencies of the mortgage loans and upon the financial strength of the insurer. Any reduction of the rating assigned to the financial strength of the insurer may cause a corresponding reduction in the ratings assigned to the notes. A reduction in the ratings assigned to the notes will reduce the market value of the notes and may affect your ability to sell them. In general, the ratings on your notes address credit risk, but do not address the likelihood of prepayments.

     We refer you to "RATINGS" in this prospectus supplement for additional information.

LIEN PRIORITY COULD RESULT IN PAYMENT DELAY AND LOSS

     Approximately 9.65% of the mortgage loans in loan group 1 and 15.31% of the mortgage loans in loan group 2 are secured by mortgages which are second in priority. Mortgage loans that are secured by second mortgages will receive proceeds from a sale of the related mortgaged property only after the first mortgage loan and prior statutory liens have been paid. If the remaining proceeds are insufficient to satisfy the liquidated mortgage loan, the insurer fails to perform its obligations under the insurance policy and the other forms of credit enhancement are insufficient to cover the loss, then:

     o there will be a delay in payments to you if any deficiency judgment against the borrower is sought; and

     o you may incur a loss if a deficiency judgment cannot be obtained or is not realized.

     We refer you to "CERTAIN LEGAL ASPECTS OF THE LOANS" in the prospectus for additional information.

PAYMENTS TO AND RIGHTS OF INVESTORS ADVERSELY AFFECTED BY INSOLVENCY OF CHAMPION

     The sale of the mortgage loans from Champion to the depositor will be treated by Champion, the depositor and the trust, for financial accounting purposes, as a sale of the mortgage loans. If Champion were to become insolvent, a receiver or conservator for, or a creditor of, Champion may argue that the transaction between Champion and the depositor was a pledge of mortgage loans as security for a borrowing rather than a sale. Such an attempt, even if unsuccessful, could result in delays in payments to you.

UNDERWRITING STANDARDS

     Champion's underwriting standards generally are less restrictive than those of Fannie Mae or Freddie Mac. As a result, the mortgage loans may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in accordance with Fannie Mae or Freddie Mac's guidelines. In turn, if the insurer fails to perform its obligations under the insurance policy, you may experience a loss.

     We refer you to "THE SELLER AND THE SERVICER" and "CHAMPION'S HOME EQUITY LOAN PROGRAM" in this prospectus supplement for additional information.

INTEREST PAYMENTS ON THE MORTGAGE LOANS MAY BE REDUCED

     o Prepayments of Principal May Reduce Interest Payments. If a mortgagor prepays a mortgage loan, the mortgagor is charged interest only up to the date of the prepayment, instead of a full month. The servicer is obligated to reduce its aggregate servicing fee with respect to the mortgage loans in the month of a prepayment in full so that one month's interest is paid with such prepayment in full. If the servicing fee is insufficient to pay the interest shortfalls attributed to prepayments in full, a shortfall in interest due on the notes may result. The insurer is required to cover any such shortfall, if the other credit enhancement is insufficient to cover such shortfall. If the other credit enhancements are insufficient to cover such shortfall and the insurer fails to perform its obligations under the insurance policy, you may incur a loss.

     o Shortfalls from Simple Interest Payments. All of the fixed-rate mortgage loans calculate interest using the simple interest method. Under this method, interest is computed and charged to the mortgagor based on the number of days elapsed between the date of the last interest payment and the date of receipt of the most current payment. The portions of each monthly payment allocated to interest and principal are adjusted based on the actual amount of interest charged. Consequently, if less than a full month has elapsed between payments, the amount of interest actually paid by the mortgagor will be less than a full month's interest on the principal balance of that mortgage loan, thereby creating an interest shortfall. Conversely, if more than a full month has elapsed between the payments, the amount of interest actually paid by the mortgagor will be greater than a full month's interest on the principal balance of that mortgage loan, creating an interest excess. To the extent that the aggregate of such shortfalls exceeds the aggregate of such excesses, a "net simple interest shortfall" will result. The servicer is not, but the insurer is, required to cover any such net simple interest shortfall to the extent such net simple interest shortfall results in a shortfall in interest payable on the notes. However, if other credit enhancements are insufficient to cover any such net simple interest shortfall and the insurer fails to perform its obligations under the insurance policy, you may incur a loss.

RISK OF LOSSES AS A RESULT OF GEOGRAPHIC CONCENTRATION

     The mortgaged properties relating to the mortgage loans are located in 15 states and the District of Columbia. However, in loan group 1 approximately 30.58%, 25.44%, 14.50%, 9.78% and 6.05% of the mortgaged properties (each by aggregate principal balance of such loan group as of the close of business on May 31, 1999) are located in New York, New Jersey, Massachusetts, Pennsylvania and Maryland, respectively and, in loan group 2 approximately 39.79%, 30.14%, 9.36%, 5.54%, 5.52% and 5.15% of the mortgaged properties (each by aggregate principal balance of such loan group as of the close of business on May 31,
1999) are located in New York, New Jersey, Connecticut, Massachusetts, Maryland and Pennsylvania, respectively. No other states have concentrations in excess of 5% in either loan group. If the northeast region experiences weaker economic conditions or greater rates of decline in real estate values than the United States generally, then the mortgage loans may experience higher rates of delinquencies, defaults and foreclosures than if the mortgaged properties were more geographically diverse.

COMMINGLING RISK

     The servicer may commingle collections held by it and may use such funds for its own purpose provided that the following conditions are satisfied: (i) Champion is the servicer, (ii) Key Bank USA has a rating with respect to short-term deposit obligations of at least "A-1" by S&P and at least "P-1" by Moody's, (iii) no event of servicing termination has occurred and is continuing under the sale and servicing agreement, and (iv) Key Bank USA has entered into a support agreement for the benefit of the trust. If any of the conditions contained in the preceding sentence are not met, the servicer will deposit all payments with respect to the mortgage loans (from whatever source) and all proceeds of the mortgage loans collected during each due period into the collection account not later than two business days after receipt. In the event that the servicer commingles collections, the noteholders will be subject to the risk of loss of such collections, including as a result of the bankruptcy or insolvency of the servicer, to the extent the insurer fails to perform its obligations under the insurance policy. See "--Payments to and Rights of Investors Adversely Affected by Insolvency of Champion" above. It is anticipated that on the closing date, Key Bank USA will enter into a support agreement that will permit Champion to commingle funds.

CONSEQUENCES ON LIQUIDITY AND PAYMENT DELAY BECAUSE OF OWNING BOOK-ENTRY NOTES

     o Limit on Liquidity of Notes. Issuance of the notes in book-entry form may reduce the liquidity of such notes in the secondary trading market since investors may be unwilling to purchase notes for which they cannot obtain physical notes.

     o Limit on Ability to Transfer or Pledge. Since transactions in the book-entry notes can be effected only through DTC, participating organizations, indirect participants and certain banks, your ability to transfer or pledge a book-entry note to persons or entities that do not participate in the DTC system or otherwise to take actions in respect of such notes, may be limited due to lack of a physical note representing the book-entry notes.

     o Delays in Payments. You may experience some delay in the receipt of payments on the book-entry notes because the payments will be forwarded by the indenture trustee to DTC, DTC will then credit the accounts of its participants, and such participants will thereafter credit them to your account either directly or indirectly through indirect participants, as applicable.

     We refer you to "DESCRIPTION OF NOTES--Book-Entry Notes" in this prospectus supplement for additional information.

NOTEHOLDERS COULD BE ADVERSELY AFFECTED IN THE ABSENCE OF YEAR 2000 COMPLIANCE

     As is the case with most companies using computers in their operations, the servicer is faced with the task of preparing its computer systems and programs for the year 2000. The year 2000 issue is the result of prior computer programs being written using two digits, rather than four digits, to define the applicable year. Any of the servicer's computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. Major computer system failure or miscalculations may occur as a result. The servicer is presently engaged in various procedures to ensure that their computer systems and software will be year 2000 compliant.

     However, if the servicer or any of its suppliers, customers, brokers or agents do not successfully and timely achieve year 2000 compliance, the performance of obligations of the servicer could be materially adversely affected. This could result in delays in processing payments on the mortgage loans and may cause a related delay in payments to you.

                                  THE INSURER

     The information set forth in this section and in the financial statements of MBIA Insurance Corporation (the "Insurer" or "MBIA) incorporated by reference herein as described below have been provided by the Insurer. No representation is made by the Depositor, the Underwriters, Champion or any of their affiliates, as to the accuracy or completeness of any such information.

MBIA

     MBIA is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company (the "Company"). The Company is not obligated to pay the debts of or claims against MBIA. MBIA is domiciled in the State of New York and licensed to do business in and subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. MBIA has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by MBIA, changes in control and transactions among affiliates. Additionally, MBIA is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

     MBIA does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Insurer set forth under the headings "The Insurer" and "Description of the Notes--The Policy." Additionally, MBIA makes no representation regarding the Notes or the advisability of investing in the Notes.

     The Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

MBIA FINANCIAL INFORMATION

     The consolidated financial statements of MBIA, a wholly owned subsidiary of the Company and its subsidiaries as of December 31, 1998 and December 31, 1997 and for each of the three years in the period ended December 31, 1998, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of the Company for the year ended December 31, 1998 and the consolidated financial statements of MBIA and its subisidiaries as of March 31, 1999 and for the three month periods ended March 31, 1999 and March 31, 1998 included in the Quarterly Report on Form 10-Q of the Company for the period ended March 31, 1999, are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

     All financial statements of MBIA and its subsidiaries included in documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

     The tables below present selected financial information of MBIA determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and generally accepted accounting principles ("GAAP"):

                                                                             SAP
                                                             -----------------------------------
                                                             DECEMBER 31, 1998    MARCH 31, 1999
                                                             -----------------    --------------
                                                                 (AUDITED)         (UNAUDITED)
                                                                        (IN MILLIONS)
Admitted Assets...........................................        $ 6,521             $6,742
Liabilities...............................................          4,231              4,412
Capital and Surplus.......................................          2,290              2,330

                                                                            GAAP
                                                             -----------------------------------
                                                             DECEMBER 31, 1998    MARCH 31, 1999
                                                             -----------------    --------------
                                                                 (AUDITED)         (UNAUDITED)
                                                                        (IN MILLIONS)
Assets....................................................        $ 7,488             $7,625
Liabilities...............................................          3,211              3,370
Shareholder's Equity......................................          4,277              4,255

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION ABOUT MBIA

     Copies of the financial statements of MBIA incorporated by reference herein and copies of MBIA's 1998 year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from MBIA. The address of MBIA is 113 King Street, Armonk, New York 10504. The telephone number of MBIA is (914) 273-4545.

YEAR 2000 READINESS DISCLOSURE

     The Company is actively managing a high-priority Year 2000 ("Y2K") program. The Company has established an independent Y2K testing lab in its Armonk headquarters, with a committee of business unit managers overseeing the project. The Company has a budget of $1.13 million for its 1998-2000 Y2K efforts. Expenditures are proceeding as anticipated, and the Company does not expect the project budget to materially exceed this amount. The Company has initiated a comprehensive Y2K plan that includes assessment, remediation, testing and contingency planning. This plan covers "mission-critical" internally developed systems, vendor software, hardware and certain third-party entities through which the Company conducts its business. Testing to date indicates that functions critical to the financial guarantee business, both domestic and international, were Y2K-ready as of December 31, 1998. Additional testing will continue throughout 1999.

FINANCIAL STRENGTH RATINGS OF MBIA

     Moody's Investors Service, Inc. rates the financial strength of MBIA "Aaa."

     Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. rates the financial strength of MBIA "AAA."

     Fitch IBCA, Inc. (formerly known as Fitch Investors Service, L.P.) rates the financial strength of MBIA "AAA."

     Each rating of MBIA should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of MBIA and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

     The above ratings are not recommendations to buy, sell or hold the securities, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the securities. MBIA does not guaranty the market price of the securities nor does it guaranty that the ratings on the securities will not be revised or withdrawn.

                                   THE TRUST

GENERAL

     Champion Home Equity Loan Trust 1999-2 (the "Trust") is a business trust formed under the laws of the State of Delaware pursuant to the trust agreement dated as of June 1, 1999 (the "Trust Agreement"), between Lehman ABS Corporation, as depositor (the "Depositor") and Chase Manhattan Bank Delaware, as owner trustee (the "Owner Trustee") for the purpose of the transactions described in this Prospectus Supplement. After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Mortgage Loans (as defined herein) and the other assets of the Trust and proceeds therefrom, (ii) issuing the Notes, the Senior Interest Participations and the Transferor Interest (each as defined herein), (iii) making payments on the Notes, the Senior Interest Participations and the Transferor Interest and
(iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or in connection therewith.

     On the Closing Date, Champion will sell the Mortgage Loans having an aggregate principal balance of approximately $400,003,627.96 (the "Cut-Off Date Pool Principal Balance") as of the close of business on May 31, 1999 (the "Cut-Off Date") to the Depositor pursuant to the Purchase Agreement (as defined herein). Pursuant to a sale and servicing agreement dated as of June 1, 1999 (the "Sale and Servicing Agreement"), among the Trust, Champion, as Servicer and Seller, the Depositor and the Indenture Trustee (as defined herein), the Mortgage Loans will be transferred immediately by the Depositor to the Trust.

     The assets of the Trust will consist primarily of two pools (each a "Group" and together, the "Mortgage Pool") of home equity loans (the "Mortgage Loans"). The "Group 1 Mortgage Loans" are closed-end, fixed-and adjustable-rate home equity loans with principal balances that conform to the limits of Fannie Mae and Freddie Mac and the "Group 2 Mortgage Loans" are closed-end, fixed-rate home equity loans with principal balances that do not conform to such limits. All of the Mortgage Loans will be secured by first- or second-lien mortgages (the "Mortgages") on primarily one- to four-family residential properties (the "Mortgaged Properties"). See "DESCRIPTION OF THE MORTGAGE LOANS" herein. The assets of the Trust will also include (i) payments on the Mortgage Loans received after the Cut-Off Date; (ii) Mortgaged Properties that are acquired by foreclosure or deed in lieu of foreclosure; (iii) amounts on deposit in the Collection Account and the Distribution Account; (iv) rights under certain hazard insurance policies, if any, covering the Mortgaged Properties;
(v) certain other ancillary or incidental funds, rights and properties related to the foregoing; (vi) all proceeds of the foregoing and (vii) the irrevocable and unconditional financial guaranty insurance policy (the "Policy") issued by the Insurer.

     The Trust will include the unpaid principal balance of each Mortgage Loan as of the close of business on the Cut-Off Date (the "Cut-Off Date Principal Balance"). With respect to any date, the "Pool Principal Balance" will be equal to the aggregate Principal Balances of all Mortgage Loans as of such date and the "Group Principal Balance" will be equal to the aggregate Principal Balances of the Mortgage Loans in the specified Group. As of the Cut-Off Date, the Group 1 Principal Balance is $302,727,829.18 and the Group 2 Principal Balance is $97,275,798.78.

     The assets of the Trust will be pledged to the Indenture Trustee pursuant to the Indenture dated as of June 1, 1999, between the Trust and the Indenture Trustee.

     The Servicer is obligated to service the Mortgage Loans pursuant to the Sale and Servicing Agreement (collectively with the Indenture and the Trust Agreement, the "Agreements") and will be compensated for such services as described under "DESCRIPTION OF THE AGREEMENTS--Servicing Compensation and Payment of Expenses" herein.

     The Trust's principal offices are located in Wilmington, Delaware, in care of Chase Manhattan Bank Delaware, as Owner Trustee, at the address set forth below.

THE OWNER TRUSTEE

     Chase Manhattan Bank Delaware will act as the Owner Trustee under the Trust Agreement. Chase Manhattan Bank Delaware is a Delaware banking corporation and its principal offices are located at 1201 Market Street, Wilmington, Delaware 19801.

                          THE SELLER AND THE SERVICER

GENERAL

     Champion Mortgage Co. Inc. ("Champion," "Seller" or "Servicer," as the context requires) is a wholly-owned subsidiary of Key Bank USA, National Association, a national banking association ("Key Bank USA"). Key Bank USA is engaged in banking and related activities. Key Bank USA is a wholly-owned subsidiary of KeyCorp, an Ohio financial services holding company headquartered in Cleveland, Ohio ("KeyCorp"). KeyCorp completed the acquisition of Champion effective August 29, 1997.

     Prior to the acquisition of Champion by KeyCorp, Champion conducted its various business activities directly and through a number of affiliated companies. Immediately prior to the acquisition of Champion, all affiliated companies were consolidated into Champion Mortgage Co., Inc. Champion is a mortgage banking company which originates non-conforming home equity loans secured by first or second liens primarily on one-to four-family residential properties.

     For the fiscal years ended September 30, 1998, September 30, 1997 and September 30, 1996, Champion funded $922.1 million, $580.4 million and
$507.4 million, respectively, of mortgage loans. During the fiscal year ended September 30, 1998, approximately 75.60% and 24.40% of Champion's originations were secured by first liens and second liens, respectively. During the six months ended March 31, 1999, Champion funded approximately $554,433,513 of mortgage loans, of which approximately 80.90% and 19.10% were secured by first liens and second liens, respectively.

     All of Champion's mortgage loans have been originated directly by Champion through its own employees located at its corporate headquarters or at any of its 25 branch offices located in New Jersey, Illinois, Massachusetts, Connecticut, Virginia, New York, Pennsylvania, Rhode Island and Maryland. Champion makes extensive use of advertising, including direct mailing, to locate potential customers and generally conducts the application and loan approval process in person. As of March 31, 1999, Champion was originating mortgage loans secured by residential properties in New Jersey, New York, Connecticut, Pennsylvania, Delaware, Maryland, Virginia, Rhode Island, Colorado, Illinois, Massachusetts, New Hampshire, Indiana, Ohio, Wisconsin, Michigan and the District of Columbia.

     Until June 1993, Champion sold the majority of its loan production to institutional investors pursuant to bulk purchase or flow-purchase agreements. The mortgage loans were sold at a premium, on a rate participation basis or based on a combination of both methods. All mortgage loans were sold on a servicing released, non-recourse basis. In June 1993, Champion began to sell mortgage loans on a servicing retained basis, and as of March 31, 1999, Champion was servicing approximately $1,627,569,541 of mortgage loans for itself and others.

     As of the end of March 1999, Champion had approximately 731 employees. Champion occupies 87,200 square feet in a four story building located at 20 Waterview Boulevard, Parsippany, New Jersey 07054. Its telephone number is
(973) 402-7700.

YEAR 2000

     The Year 2000 issue refers to the fact that many computer systems were originally programmed using two digits rather than four digits to identify the applicable year. When the year 2000 occurs, these systems could interpret the year as 1900 rather than 2000. Unless hardware, system software and applications are corrected to be Year 2000 compliant, computers and the devices they control could generate miscalculations and create operational problems. Various systems could be affected ranging from complex computer systems to telephone systems, ATMs and elevators.

     To address this issue, KeyCorp, the parent of Key Bank USA, National Association, for the operations of Key Bank USA, National Association as well as its other operating subsidiaries, including Champion, developed an extensive plan, including the formation of a team consisting of internal resources and third-party experts. The plan, originally developed in 1995, has been in implementation since that time and consists of five major phases: awareness--ensuring a common understanding of the issue throughout KeyCorp; assessment--identifying and prioritizing the systems and third parties with whom KeyCorp has exposure to Year 2000 issues; renovation--enhancing, replacing or retiring hardware, software and systems applications; validation--testing modifications made; and implementation--certifying Year 2000 compliance and user understanding and acceptance. The awareness and assessment phases have been completed. The remaining phases are substantially complete and final testing and refinement will be addressed in 1999. As of March 31, 1999, all of the above phases had been completed for approximately 90% of the core systems identified and compliance efforts for the remaining technology components are expected to be completed by June 30, 1999.

     Financial institutions, such as KeyCorp, may experience increases in problem loans and credit losses in the event that borrowers fail to properly respond to this issue. In addition, financial institutions may incur higher funding costs if consumers react to publicity about the issue by withdrawing deposits. They also could be impacted if third parties they deal with in conducting their business, such as foreign banks, governmental agencies, clearing houses, telephone companies, and other service providers, fail to properly address this issue. Accordingly, KeyCorp has formed a separate internal team charged with the task of identifying critical business interfaces; assessing potential problems relating to credit, liquidity and counterparty risk; and where appropriate, developing contingency plans. This team has been surveying significant credit customers to determine their Year 2000 readiness and to evaluate the level of potential credit risk to KeyCorp. Based on the information obtained, specific follow-up programs have been established and the adequacy of the allowance for loan losses will be assessed on an ongoing basis. The results of the assessment will be reflected in the assignment of an appropriate risk rating in KeyCorp's loan grading system. On an ongoing basis, KeyCorp is also contacting significant third parties with whom it conducts business to determine the status of their Year 2000 compliance efforts. Notwithstanding these actions, there can be no assurance that significant customers or critical third parties will adequately address their Year 2000 issues. Consequently, KeyCorp is developing contingency plans to help mitigate the risks associated with potential delays in completing the renovation, validation and implementation phases of its Year 2000 plan; and the failure of external parties to adequately address their Year 2000 issues. These plans were well underway by the 1998 year end and address primarily contingency solutions for KeyCorp's core systems and the identification of alternative business partners. Because the Year 2000 issue has never previously occurred, it is not possible to foresee or quantify the overall financial and operational impact and/or to determine whether it will be material to the financial condition or operations of KeyCorp.

     The cost of the project (currently estimated to be $45 million to $50 million) and timing of its implementation are based on management's best estimates, which were derived using numerous assumptions about future events, including the continued availability of certain resources and other factors. However, there can be no guarantee that these estimates will be achieved, and actual results could differ materially from those anticipated. As of March 31, 1999, KeyCorp has recognized approximately $44 million of its total estimated project cost. It is currently expected that the estimated remaining cost of $1 million to $6 million will be recognized in 1999 and the first half of 2000. The total cost of the project is being funded through operating cash flows of KeyCorp and its affiliates.

                      CHAMPION'S HOME EQUITY LOAN PROGRAM

GENERAL

     Champion's principal product is a closed-end, fixed-rate, fully-amortizing mortgage loan with an original term to maturity of 15 years. Champion also offers fixed rate fully-amortizing mortgage loans with original terms to maturity of 5, 7, 10, 20 and 30 years and fixed rate mortgage loans with original terms to maturity of 5, 7 or 15 years and an amortization schedule of up to 30 years.

     In most instances, Champion's mortgage loans are non-purchase money mortgages secured by first or second liens on owner-occupied one- to four-family residential properties, including townhouses and individual units in condominiums and planned unit developments. In the six month period ending
March 31, 1999, approximately 96.54% of the mortgage loans originated by Champion were secured by owner occupied residences. Champion also makes mortgage loans secured by first or second liens on residential rental properties or vacation properties.

     All of Champion's fixed rate mortgage loans are "Simple Interest Loans." Simple Interest Loans provide for a series of substantially equal monthly payments which, (except in the case of Balloon Loans) if paid when due, will fully amortize the amount financed by the scheduled maturity date. Each monthly payment includes an installment of interest which is calculated on the basis of the outstanding principal balance of the mortgage loan multiplied by the stated Loan Rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on such loan. As payments are received under a Simple Interest Loan, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a Simple Interest Loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays the fixed monthly installment after the scheduled due date, the portion of the payment allocable to interest will be greater, and the amortization of the unpaid principal balance will be correspondingly less.

     The adjustable-rate mortgage loans are actuarial loans. Actuarial loans provide that interest is charged, and payments are due, as of a scheduled day in each month that is fixed at the time of origination. Scheduled monthly payments by a Mortgagor on an actuarial loan made either earlier or later than the scheduled due date will not affect the amortization schedule or the allocation of such payment to principal and interest.

     All of Champion's mortgage loans may be prepaid by the borrowers in whole or in part at any time without penalty. Late charges are assessed on loans for which payments are made after applicable grace periods established by federal and state laws. None of Champion's mortgage loans are insured or guaranteed by any governmental agency or instrumentality, and none are covered by primary mortgage guaranty insurance policies.

UNDERWRITING PROCEDURES

     The following is a description of the underwriting procedures customarily employed by Champion with respect to fixed rate mortgage loans secured by first or second liens primarily on one- to four-family residential properties. Champion's underwriting process, which is centralized at its corporate headquarters, is intended to assess the applicant's credit standing and repayment ability and the value and adequacy of the real property security as collateral for the proposed loan. Champion considers itself to be a credit lender as opposed to an equity lender, focusing primarily on the borrower's ability and willingness to repay, and only secondarily on the potential value of the collateral upon foreclosure, in determining whether or not to make a mortgage loan. As of March 31, 1999, Champion employed 294 loan officers and 21 underwriters. Underwriters are primarily promoted from within Champion on a selective basis in order to maintain the quality and integrity of Champion's business philosophy. All underwriters receive fixed annual salaries which are not based on underwriting volume.

     The application process generally is conducted in person. Each applicant for a mortgage loan is required to supply the information necessary to complete an application which lists the applicant's liabilities, income, credit and employment history and other demographic and personal information. If the information in the loan application demonstrates that the applicant has sufficient income and that there is sufficient equity in the real property to justify making a mortgage loan, the loan officer will conduct a further credit investigation of the applicant. This investigation includes obtaining and reviewing an independent credit bureau report on the credit history of the applicant in order to evaluate the applicant's ability to repay. The credit report typically contains information relating to such matters as credit history with local merchants and lenders, installment debt payments and any record of defaults, bankruptcy, collateral repossessions, suits or judgments. Any adverse information contained in the credit report must be acceptable (and if requested, explained) to the underwriter.

     Based on the information obtained from the applicant, the loan officer advises the applicant of the loan program for which the applicant qualifies. Upon gaining the agreement of the applicant, the loan officer submits the application to the underwriting department for further review. An underwriter will then evaluate the submission in accordance with certain established guidelines. The underwriter will either approve, reject, or amend the loan request based on the information submitted in the application. If the applicant accepts the amendment, the underwriter will approve the amended loan application.

     The application is then further processed to verify the accuracy of the information therein. Verification may take the form of written or verbal communication with the applicant's employer or recent pay stubs and current W-2 forms supplied by the applicant. Income tax returns also may be obtained and reviewed. Self-employed borrowers generally are required to have been in business for at least two years and must provide signed federal income tax returns, including all schedules thereto, for the past two tax years, and may be required to furnish personal and business financial statements if deemed necessary by the underwriter.

     In certain circumstances, the borrower may choose not to have Champion verify the income claimed on the application, but Champion is able to determine sufficient ability to repay the loan through the borrower's good credit standing and documentation of current employment. In such circumstances, the permitted combined loan-to-value ratio will be less than otherwise would be the case. Approximately 0.72% of the Group 1 Mortgage Loans and 0.53% of the Group 2 Mortgage Loans (in each case by Cut-Off Date Group Principal Balance) were underwritten using such alternative approach to income verification.

     Some self employed borrowers may not be able to verify the income claimed on the application but can document sufficient cash flow to support the loan for which the application was made. One example of such support would be bank statements. In such circumstances the permitted combined loan-to-value ratio will be less than otherwise would be the case. Approximately 4.22% of the Group 1 Mortgage Loans and 16.20% of the Group 2 Mortgage Loans (in each case by Cut-Off Date Group Principal Balance) were underwritten using such alternative approach to income verification.

     If there is a first lien mortgage on the property to be used as security for the mortgage loan, the underwriter also evaluates the type and outstanding balance of the first lien mortgage loan and its payment history. Champion obtains a credit reference on the first lien mortgage by using either credit bureau information, telephone verification, the year-end first lien mortgage statement, canceled checks or written verification from the senior mortgagee.

     In every instance, the property securing a loan made by Champion is appraised and title insurance acquired before the loan is closed. Such appraisals are conducted by approved, independent third-party appraisers who are paid a fee by the applicant, regardless of whether the application for a mortgage loan is approved. All appraisals are required to be on forms approved by Fannie Mae or Freddie Mac. Champion obtains a lender's title insurance policy or binder, or other assurance of title customary in the relevant jurisdiction. Homeowners insurance coverage is required on every property securing a home equity loan originated by Champion. Necessary coverage and mortgagee clause endorsements are acquired and monitored by the loan servicing department. Forced-placed policies are acquired for properties in which the borrower has allowed coverage to lapse.

     After obtaining all applicable employment, credit and property information, Champion determines whether sufficient unencumbered equity in the property exists and whether the prospective borrower has sufficient monthly income available to support the payments of principal and interest on the mortgage loan in addition to any first lien mortgage loan payments (including any escrows for property taxes and hazard insurance premiums) and other monthly credit obligations. With respect to those mortgage loans for which Champion verifies the income of the borrower, Champion applies the "debt-to-gross income ratio" which is the ratio of the borrower's total monthly payments on all outstanding debt (including the new loan) to the borrower's gross verifiable monthly income. The debt-to-gross income ratio generally may not exceed 45%. In addition, the maximum Combined Loan-to-Value Ratio of any mortgage loan may not exceed 100% and may be reduced depending on a number of factors, including the applicant's credit history and employment status.

     Any exceptions to the underwriting policies may be approved by certain members of the management of Champion. The factors considered when determining if an exception to the general underwriting standards should be made include: the quality of the property, how long the borrower has owned the property, the amount of disposable income, the type and length of employment, the credit history, the current and pending debt obligations, the payment habits and the status of past and currently existing mortgages.

     When an application is approved, a mortgage loan is completed by signing the applicable loan documents, including a promissory note and mortgage. All mortgage loans are closed by approved attorneys or title companies. Following the three business day rescission period required by the federal Truth-in-Lending Act, a mortgage loan is fully funded. Scheduled repayment of principal and interest on such loan generally begins one month from the date interest starts to accrue. After a mortgage loan is underwritten, approved and funded, the loan package is reviewed by an internal quality control department.

REFINANCING POLICY

     When Champion finds that borrowers having existing loans with Champion are in the process of refinancing such loans due to interest rate changes or other reasons, Champion actively attempts to retain such borrowers through solicitations of such borrowers to refinance with Champion. Such refinancings generate fee and servicing income for Champion. Since the solicited borrowers may refinance their existing loans in any case, Champion believes that this practice will be unlikely to affect the prepayment experience of the mortgage loans in a material respect. Champion also has solicited its borrowers who are in good standing to apply for additional loans, consistent with its origination standards, where deemed appropriate.

SERVICING OF HOME EQUITY LOANS

     Champion has established standard policies for the servicing and collection of its mortgage loans. Servicing includes, but is not limited to, post-origination loan processing, customer service, collections, remittance processing and liquidations.

     Champion sends a monthly statement to each of its borrowers. Collection procedures vary somewhat depending on whether a late payment is the first payment due under the mortgage loan. If the first payment is not received on or prior to the due date, an initial phone call is made on the first business day after the due date. Phone calls continue on a daily basis until contact is made. A "Friendly Reminder Letter" is sent on the second business day after the due date. If no contact is made with the borrower by the 10th day after the due date, a "Pre-foreclosure Letter" is sent, and a qualified outside agency is used to inspect the property. On the 20th day after a first payment default, a Notice of Default is sent to the borrower. This letter indicates an intent to accelerate the mortgage loan if satisfactory arrangements are not made within ten days.

     If the delinquency relates to a due date other than the first due date, a Friendly Reminder Letter is sent on the second business day after the due date. On the fifth day after the due date, telephone calls to the borrower begin and telephone calls continue on a daily basis until payment is received or contact is made. In addition, a series of mailings is made depending on the customer's payment history. On the 20th day of delinquency a Notice of Default is sent. A qualified outside agency is used to conduct an interview with the borrower and the property is inspected.

     Accounts which are 32 days past due without a specific arrangement for repayment will be sent a Notice of Intent to Foreclosure which gives the customer five days in which to respond. On the 37th day of delinquency, a determination whether to foreclose is made. If the Servicer decides to foreclose, the necessary documentation is sent to an approved attorney who then sends the borrower an acceleration letter allowing the borrower 30 days to reinstate the mortgage. When foreclosure proceedings are initiated, a third party appraiser completes a drive-by evaluation of the property and obtains comparable sales prices and listings in the area. In addition, homeowner's insurance is verified and the status of senior mortgages and property taxes is checked. Subject to applicable state law, all legal expenses are assessed to the account and become the responsibility of the borrower.

     Regulations and practices regarding the liquidation of properties
(e.g., foreclosure) and the rights of the borrower in default vary greatly from state to state. The Servicer will decide that liquidation is the appropriate course of action only if a delinquency cannot otherwise be cured. If the Servicer determines that purchasing a property securing a mortgage loan will minimize the loss associated with such defaulted loan, the Servicer may bid at the foreclosure sale for such property or accept a deed in lieu of foreclosure.

     Servicing and collection practices may change over time in accordance with, among other things, the Servicer's business judgment, changes in the portfolio and applicable laws and regulations. Any realization from the sale of foreclosed property is taken as a recovery. After the Servicer acquires title to a mortgaged property by foreclosure or deed in lieu of foreclosure, an approved realtor is selected to list and advertise the property for sale.

     The Servicer may not foreclose on the property securing a junior mortgage loan unless it forecloses subject to all senior mortgages. If any senior mortgage loan is in default after the Servicer has initiated its foreclosure actions, the Servicer may advance funds to keep such senior mortgage loan current until such time as the Servicer satisfies such senior mortgage loan. Such amounts are added to the balance of the mortgage loan. In the event that foreclosure proceedings have been instituted on any senior mortgage prior to the initiation of the Servicer's foreclosure action, the Servicer will either satisfy the senior mortgage loan at the time of the foreclosure sale or take other action to protect its interest in the related property.

DELINQUENCY AND LOSS EXPERIENCE

     Set forth below is the delinquency and loss experience on the mortgage loans serviced by the Servicer for the periods and dates indicated. The delinquency and loss experience set forth below represents the experience with respect to only a portion of Champion's loan production for the periods indicated and has not been adjusted to eliminate the effect of the significant growth in the size of Champion's portfolio of mortgage loans during the periods shown. Accordingly, loss and delinquency as a percentage of mortgage loans serviced for each period could be higher than those shown if a group of mortgage loans were artificially isolated at a point in time and the information showed the activity only in that isolated group.

                             DELINQUENCY EXPERIENCE
                             (DOLLARS IN THOUSANDS)

                                                                                               SIX MONTHS
                                                      YEAR ENDING SEPTEMBER 30,            ENDING MARCH 31,
                                                  ----------------------------------    ------------------------
                                                    1996        1997         1998          1998          1999
                                                  --------    --------    ----------    ----------    ----------
Number of loans................................      9,058      14,327        19,565        17,171        23,474
Dollar amount of loans.........................   $526,816    $866,673    $1,309,172    $1,097,046    $1,627,570
Delinquency Period
  30-59 days
     % of number of loans......................       1.30%       2.14%         1.43%         1.22%         1.09%
     % of dollar amount of loans...............       1.17%       2.16%         1.24%         1.10%         0.87%
  60-89 days
     % of number of loans......................       0.15%       0.34%         0.27%         0.21%         0.32%
     % of dollar amount of loans...............       0.14%       0.35%         0.25%         0.22%         0.28%
  90 days and over(1)
     % of number of loans......................       0.69%       1.20%         0.82%         0.78%         0.91%
     % of dollar amount of loans...............       0.81%       1.27%         0.72%         0.74%         0.83%
Loans in Foreclosure
  % of number of loans.........................       0.62%       0.51%         0.60%         0.57%         0.73%
  % of dollar amount of loans..................       0.76%       0.60%         0.56%         0.59%         0.77%
Total(1)
  % of number of loans.........................       2.14%       3.68%         3.32%         2.94%         3.20%
  % of dollar amount of loans..................       2.12%       3.78%         2.97%         2.79%         2.90%

------------------
(1) Includes loans in foreclosure and real estate owned.


                                LOSS EXPERIENCE
                             (DOLLARS IN THOUSANDS)

                                                                                                SIX MONTHS
                                                        YEAR ENDING SEPTEMBER 30,           ENDING MARCH 31,
                                                    ----------------------------------    ----------------------
                                                      1996        1997         1998         1998         1999
                                                    --------    --------    ----------    --------    ----------
Average dollar amount of loans
  outstanding during period......................   $367,584    $702,555    $1,103,510    $996,843    $1,491,618
Net Losses(1)....................................   $     39    $    488    $    1,142    $    384    $    1,118
Net Losses as a percentage of
  average amount outstanding.....................       0.01%       0.07%         0.11%       0.08%(2)       0.15%(2)

------------------
(1) "Net Losses" means Gross Losses minus Recoveries.
(2) Annualized.

                       DESCRIPTION OF THE MORTGAGE LOANS

GENERAL

     The Mortgage Loans were originated by the Seller in accordance with the policies set forth above under the heading "CHAMPION'S HOME EQUITY LOAN PROGRAM." All of the Mortgage Loans are home equity loans bearing fixed and adjustable interest rates (the "Loan Rates"), and are evidenced by promissory notes (the "Mortgage Notes") secured by deeds of trust or mortgages on Mortgaged Properties.

GROUP 1 MORTGAGE LOAN STATISTICS

     With respect to each Group 1 Mortgage Loan secured by a first lien, the original principal balance was no more than $240,000 for single-family properties, $307,100 for two-family properties, $371,200 for three-family properties and $461,350 for four-family properties. No Group 1 Mortgage Loan secured by a second lien on the related property had an original principal balance of more than $120,000. With respect to each Group 1 Mortgage Loan secured by a second lien, the sum of the principal balance of such second lien loan, at the time of origination, and the related senior lien loan amount is not more than $240,000 for single-family properties, $307,100 for two-family properties, $371,200 for three-family properties and $461,350 for four-family properties (unless the related senior lien loan, at the time of origination of the second lien loan, had a principal balance greater than $240,000 for single-family properties, $307,100 for two-family properties, $371,200 for three-family properties and $461,350 for four-family properties).

      The Group 1 Mortgage Loans have the characteristics stated in this paragraph and in the Group 1 tables below. All information is expressed as of the Cut-Off Date and percentages are based on the Group 1 Principal Balance unless otherwise specified. Approximately 90.35% of the Mortgage Loans are secured by first liens, and approximately 9.65% of the Mortgage Loans are secured by second liens. Approximately 68.58% of the Mortgage Loans require monthly payments of principal that will fully amortize such Mortgage Loans by their respective maturity dates (assuming all payments are received on the due date), and approximately 31.42% of the Mortgage Loans will have original terms to stated maturity of up to 15 years and amortization schedules of up to 30 years ("Balloon Loans"), leaving a substantial payment due at the stated maturity (each, a "Balloon Payment"). No Mortgage Loan was 30 or more days delinquent. Approximately 2.25% of the Mortgage Loans are subject to the Home Ownership and Equity Protection Act. See "Risk Factors--Certain Other Legal Considerations Regarding the Loans" in the Prospectus. Approximately 90.23% of the Mortgage Loans have fixed interest rates and approximately 9.77% of the Mortgage Loans have adjustable interest rates (each, an "ARM"). The Loan Rate borne by each ARM is subject to adjustment annually on the date set forth in the related Mortgage Note (each, a "Rate Adjustment Date") to equal the sum of
(i) the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year, as made available by the Federal Reserve Board as of the date 45 days before the applicable Rate Adjustment Date (the "Loan Index") and
(ii) the number of basis points set forth in such Mortgage Note (the "Margin"), subject to rounding to the nearest one-eighth of one percent and to the effects of the Periodic Cap, the applicable Maximum Rate and the applicable Minimum Rate. The "Periodic Cap" limits changes in the Loan Rate for each ARM on each Rate Adjustment Date to 200 basis points. The "Maximum Rate" is the maximum Loan Rate that may be borne by an ARM over its life and is equal to the sum of
(i) the initial Loan Rate for such ARM and (ii) 600 basis points. The "Minimum Rate" is the minimum Loan Rate that may be borne by an ARM over its life and is equal to the initial Loan Rate for such ARM. The ARMs do not provide for negative amortization.

                    GROUP 1 CUT-OFF DATE PRINCIPAL BALANCES

                                                                                                       % OF CUT-OFF
CUT-OFF DATE                                                                      CUT-OFF DATE          DATE GROUP
PRINCIPAL BALANCES                                            MORTGAGE LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------------------------------------   --------------    -----------------    -----------------
$      0.01 - $ 25,000.00..................................          583         $ 10,343,273.36             3.42%
  25,000.01 -   50,000.00..................................          734           26,888,501.98             8.88
  50,000.01 -   75,000.00..................................          536           33,517,372.01            11.07
  75,000.01 -  100,000.00..................................          568           49,890,838.14            16.48
 100,000.01 -  125,000.00..................................          474           53,277,380.66            17.60
 125,000.01 -  150,000.00..................................          316           43,248,521.66            14.29
 150,000.01 -  175,000.00..................................          204           32,866,384.55            10.86
 175,000.01 -  200,000.00..................................          129           24,137,060.83             7.97
 200,000.01 -  225,000.00..................................           65           13,902,783.52             4.59
 225,000.01 -  250,000.00..................................           47           11,032,628.45             3.64
 250,000.01 -  275,000.00..................................            7            1,816,783.84             0.60
 275,000.01 -  300,000.00..................................            5            1,437,835.42             0.47
 350,000.01 -  375,000.00..................................            1              368,464.76             0.12
                                                                  ------         ---------------          -------
          Total:...........................................        3,669         $302,727,829.18           100.00%
                                                                  ------         ---------------          -------
                                                                  ------         ---------------          -------

------------------

The maximum Principal Balance was $368,464.76, the minimum Principal Balance was $427.47 and the average Principal Balance was $82,509.63.

                  GROUP 1 GEOGRAPHIC DISTRIBUTION BY STATE(1)

                                                                                                        % OF CUT-OFF
                                                                                  CUT-OFF DATE           DATE GROUP
STATE                                                         MORTGAGE LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------------------------------------   --------------    -----------------    -----------------
New York...................................................          966         $ 92,575,851.65            30.58%
New Jersey.................................................        1,024           77,009,831.44            25.44
Massachusetts..............................................          451           43,890,171.84            14.50
Pennsylvania...............................................          501           29,603,433.66             9.78
Maryland...................................................          229           18,304,382.79             6.05
Illinois...................................................          151           13,241,941.53             4.37
Connecticut................................................          132           11,698,927.62             3.86
Rhode Island...............................................           88            6,449,358.21             2.13
Virginia...................................................           39            4,141,224.76             1.37
District of Columbia.......................................           23            1,874,925.35             0.62
Delaware...................................................           19            1,221,006.64             0.40
Michigan...................................................           21              972,767.12             0.32
Wisconsin..................................................           10              817,467.30             0.27
New Hampshire..............................................            6              406,329.38             0.13
Ohio.......................................................            7              311,677.34             0.10
Indiana....................................................            2              208,532.55             0.07
                                                                  ------         ---------------          -------
          Total:...........................................        3,669         $302,727,829.18           100.00%
                                                                  ------         ---------------          -------
                                                                  ------         ---------------          -------

------------------

(1) Determined by property address designated as such in the related Mortgage.

                    GROUP 1 COMBINED LOAN-TO-VALUE RATIOS(1)

                                                                                                        % OF CUT-OFF
                                                                                  CUT-OFF DATE           DATE GROUP
COMBINED LOAN-TO-VALUE RATIOS                                 MORTGAGE LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------------------------------------   --------------    -----------------    -----------------
 0.01% -  5.00%............................................            1         $     19,953.13             0.01%
 5.01  - 10.00  ...........................................           14              218,047.85             0.07
10.01  - 15.00  ...........................................           24              499,335.52             0.16
15.01  - 20.00  ...........................................           46            1,492,215.37             0.49
20.01  - 25.00  ...........................................           57            2,047,339.27             0.68
25.01  - 30.00  ...........................................           77            3,282,906.06             1.08
30.01  - 35.00  ...........................................           76            3,814,872.18             1.26
35.01  - 40.00  ...........................................           95            5,067,089.30             1.67
40.01  - 45.00  ...........................................           96            5,434,638.01             1.80
45.01  - 50.00  ...........................................           98            6,440,107.88             2.13
50.01  - 55.00  ...........................................          106            7,761,989.58             2.56
55.01  - 60.00  ...........................................          128            9,304,084.28             3.07
60.01  - 65.00  ...........................................          167           13,151,781.44             4.34
65.01  - 70.00  ...........................................          240           18,811,502.79             6.21
70.01  - 75.00  ...........................................          432           41,190,449.63            13.61
75.01  - 80.00  ...........................................        1,070          101,385,403.24            33.49
80.01  - 85.00  ...........................................          941           82,789,022.03            27.35
85.01  - 90.00  ...........................................            1               17,091.62             0.01
                                                                  ------         ---------------          -------
          Total:...........................................        3,669         $302,727,829.18           100.00%
                                                                  ------         ---------------          -------
                                                                  ------         ---------------          -------

------------------

(1) Each "Combined Loan-to-Value Ratio" shown above is equal, with respect to each Mortgage Loan, to (i) the sum of (a) the original principal balance of such Mortgage Loan at the date of origination plus (b) the remaining balance of the senior lien, if any, at the date of origination of such Mortgage Loan divided by (ii) (a) in the case of a purchase money Mortgage Loan, the lesser of the applicable sales price and the value of the related Mortgaged Property, based upon the appraisal made at the time of origination of such Mortgage Loan or (b) in the case of all other Mortgage Loans, the value of the related Mortgaged Property, based upon the appraisal made at the time of origination of such Mortgage Loan.

     The weighted average Combined Loan-to-Value Ratio was approximately 73.24%.

                               GROUP 1 LOAN RATES

                                                                                                        % OF CUT-OFF
                                                                                  CUT-OFF DATE           DATE GROUP
LOAN RATES                                                    MORTGAGE LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------------------------------------   --------------    -----------------    -----------------
 7.51% -  8.00%............................................          176         $ 20,368,300.52             6.73%
 8.01  -  8.50  ...........................................          345           39,832,449.94            13.16
 8.51  -  9.00  ...........................................          348           44,584,747.87            14.73
 9.01  -  9.50  ...........................................          418           42,657,341.82            14.09
 9.51  - 10.00  ...........................................          459           43,905,323.27            14.50
10.01  - 10.50  ...........................................          278           24,503,879.07             8.09
10.51  - 11.00  ...........................................          326           21,183,628.51             7.00
11.01  - 11.50  ...........................................          300           20,286,193.95             6.70
11.51  - 12.00  ...........................................          231           14,182,222.48             4.68
12.01  - 12.50  ...........................................          209            9,403,191.94             3.11
12.51  - 13.00  ...........................................          145            6,698,751.80             2.21
13.01  - 13.50  ...........................................          130            4,745,426.90             1.57
13.51  - 14.00  ...........................................           99            3,627,226.61             1.20
14.01  - 14.50  ...........................................          105            3,563,441.90             1.18
14.51  - 15.00  ...........................................           50            1,664,962.61             0.55
15.01  - 15.50  ...........................................           26              887,316.88             0.29
15.51  - 16.00  ...........................................           15              436,373.59             0.14
16.01  - 16.50  ...........................................            8              167,049.52             0.06
16.51  - 17.00  ...........................................            1               30,000.00             0.01
                                                                  ------         ---------------          -------
          Total:...........................................        3,669         $302,727,829.18           100.00%
                                                                  ------         ---------------          -------
                                                                  ------         ---------------          -------

------------------
The Loan Rates ranged from 7.88% to 16.63% and the weighted average Loan Rate was approximately 9.92%.

                    GROUP 1 ORIGINAL TERM TO STATED MATURITY

                                                                                                        % OF CUT-OFF
ORIGINAL TERM                                                                     CUT-OFF DATE          DATE GROUP
TO STATED MATURITY (MONTHS)                                   MORTGAGE LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------------------------------------   --------------    -----------------    -----------------
 60........................................................           43         $    965,366.02             0.32%
 84........................................................           37            1,110,930.42             0.37
120........................................................          362           12,251,647.25             4.05
180........................................................        1,848          149,048,636.65            49.24
240........................................................        1,060          104,257,209.96            34.44
360........................................................          319           35,094,038.88            11.59
                                                                  ------         ---------------          -------
          Total:...........................................        3,669         $302,727,829.18           100.00%
                                                                  ------         ---------------          -------
                                                                  ------         ---------------          -------

------------------
The original term to stated maturity ranged from 60 months to 360 months and the weighted average original term to scheduled maturity was approximately
218 months.

Each Group 1 Mortgage Loan was originated on or after March 31, 1997.

                   GROUP 1 REMAINING TERM TO STATED MATURITY

                                                                                                        % OF CUT-OFF
REMAINING TERM                                                                    CUT-OFF DATE           DATE GROUP
TO STATED MATURITY (MONTHS)                                   MORTGAGE LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------------------------------------   --------------    -----------------    -----------------
 25 -  48..................................................            6         $    117,259.28             0.04%
 49 -  72..................................................           43              994,123.31             0.33
 73 -  96..................................................           33            1,031,583.67             0.34
 97 - 120..................................................          360           12,184,977.43             4.03
145 - 168..................................................          280           21,538,913.13             7.11
169 - 192..................................................        1,568          127,509,723.52            42.12
193 - 216..................................................            1              105,817.93             0.03
217 - 240..................................................        1,059          104,151,392.03            34.40
313 - 336..................................................            2              160,279.60             0.05
337 - 360..................................................          317           34,933,759.28            11.54
                                                                  ------         ---------------          -------
          Total:...........................................        3,669         $302,727,829.18           100.00%
                                                                  ------         ---------------          -------
                                                                  ------         ---------------          -------

------------------
The remaining term to stated maturity ranged from 39 months to 360 months and the weighted average remaining term to stated maturity was approximately
212 months.

The last scheduled maturity date for a Group 1 Mortgage Loan is May 18, 2029.

                               GROUP 1 SEASONING

                                                                                                        % OF CUT-OFF
                                                                                  CUT-OFF DATE           DATE GROUP
SEASONING (MONTHS)                                            MORTGAGE LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------------------------------------   --------------    -----------------    -----------------
      0....................................................          203         $ 12,528,824.57             4.14%
 1 -  6....................................................        2,260          187,385,236.17            61.90
 7 - 12....................................................          658           60,514,663.75            19.99
13 - 18....................................................          135           13,481,040.27             4.45
19 - 24....................................................          406           28,371,833.52             9.37
25 - 30....................................................            7              446,230.90             0.15
                                                                  ------         ---------------          -------
          Total:...........................................        3,669         $302,727,829.18           100.00%
                                                                  ------         ---------------          -------
                                                                  ------         ---------------          -------

                             GROUP 1 PROPERTY TYPE

                                                                                                       % OF CUT-OFF
                                                                                  CUT-OFF DATE          DATE GROUP
PROPERTY TYPE                                                 MORTGAGE LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------------------------------------   --------------    -----------------    -----------------
Single Family Detached.....................................        2,861         $241,135,917.20            79.65%
Single Family Attached.....................................          358           19,081,826.76             6.30
Two- to Four-Family........................................          329           34,322,251.88            11.34
Condominium................................................          121            8,187,833.34             2.70
                                                                  ------         ---------------          -------
          Total:...........................................        3,669         $302,727,829.18           100.00%
                                                                  ------         ---------------          -------
                                                                  ------         ---------------          -------

                           GROUP 1 OCCUPANCY TYPE(1)

                                                                                                        % OF CUT-OFF
                                                                                  CUT-OFF DATE           DATE GROUP
OCCUPANCY TYPE                                                MORTGAGE LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------------------------------------   --------------    -----------------    -----------------
Owner Occupied.............................................        3,506         $292,216,941.90            96.53%
Investor Owned.............................................          163           10,510,887.28             3.47
                                                                  ------         ---------------          -------
          Total:...........................................        3,669         $302,727,829.18           100.00%
                                                                  ------         ---------------          -------
                                                                  ------         ---------------          -------

------------------
(1) Based upon representations made by the borrowers at the time of origination of such Mortgage Loans.

                               GROUP 1 MARGINS(1)

                                                                                                        % OF CUT-OFF
                                                                                  CUT-OFF DATE           DATE GROUP
MARGIN                                                        MORTGAGE LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------------------------------------   --------------    -----------------    -----------------
4.501% - 4.750%............................................           13         $  1,024,070.97             3.46%
4.751   - 5.000  ..........................................          117           13,387,829.08            45.25
5.001   - 5.250  ..........................................            1              142,979.13             0.48
5.251   - 5.500  ..........................................           21            1,655,767.85             5.60
5.501   - 5.750  ..........................................           60            5,639,426.24            19.06
6.001   - 6.250  ..........................................            5              122,740.57             0.41
6.251   - 6.500  ..........................................            3               73,929.81             0.25
6.501   - 6.750  ..........................................            6              381,879.01             1.29
6.751   - 7.000  ..........................................           48            5,457,932.51            18.45
7.001   - 7.250  ..........................................            1               91,463.27             0.31
7.251   - 7.500  ..........................................            9              326,976.46             1.11
7.501   - 7.750  ..........................................            4              216,053.59             0.73
7.751   - 8.000  ..........................................            4              125,550.75             0.42
8.001   - 8.250  ..........................................           11              891,863.95             3.01
8.751   - 9.000  ..........................................            1               44,748.78             0.15
                                                                  ------         ---------------          -------
          Total:...........................................          304         $ 29,583,211.97           100.00%
                                                                  ------         ---------------          -------
                                                                  ------         ---------------          -------

------------------

(1) Only with respect to the Group 1 Mortgage Loans that have adjustable interest rates.

The Margins ranged from 4.73% to 8.85% and the weighted average Margin was approximately 5.60%.

                      GROUP 1 NEXT RATE ADJUSTMENT DATE(1)

                                                                                                        % OF CUT-OFF
NEXT RATE                                                                         CUT-OFF DATE           DATE GROUP
ADJUSTMENT DATE                                               MORTGAGE LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------------------------------------   --------------    -----------------    -----------------
June 1999..................................................            5         $    323,779.81             1.09%
July 1999..................................................            1               64,687.23             0.22
August 1999................................................            8              475,850.62             1.61
September 1999.............................................           11              623,286.73             2.11
October 1999...............................................            8              484,563.98             1.64
November 1999..............................................           32            3,326,324.28            11.24
December 1999..............................................           32            3,069,799.27            10.38
January 2000...............................................           36            3,508,347.49            11.86
February 2000..............................................           54            5,826,150.17            19.69
March 2000.................................................           48            4,989,980.08            16.87
April 2000.................................................           44            4,778,991.37            16.15
May 2000...................................................           25            2,111,450.94             7.14
                                                                  ------         ---------------          -------
          Total:...........................................          304         $ 29,583,211.97           100.00%
                                                                  ------         ---------------          -------
                                                                  ------         ---------------          -------

------------------

(1) Only with respect to the Group 1 Mortgage Loans that have adjustable interest rates.

                            GROUP 1 MAXIMUM RATE(1)

                                                                                                       % OF CUT-OFF
                                                                                  CUT-OFF DATE          DATE GROUP
MAXIMUM RATE                                                  MORTGAGE LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------------------------------------   --------------    -----------------    -----------------
13.501% - 14.000%..........................................           18         $  2,374,876.28             8.03%
14.001   - 14.500  ........................................           72            7,744,101.35            26.18
14.501   - 15.000  ........................................           46            5,210,401.13            17.61
15.001   - 15.500  ........................................           55            5,120,701.70            17.31
15.501   - 16.000  ........................................           29            2,093,169.54             7.08
16.001   - 16.500  ........................................           33            3,516,945.46            11.89
16.501   - 17.000  ........................................           16            1,581,940.16             5.35
17.001   - 17.500  ........................................           12              859,265.55             2.90
17.501   - 18.000  ........................................           16              872,834.33             2.95
18.001   - 18.500  ........................................            5              151,151.48             0.51
18.501   - 19.000  ........................................            1               44,748.78             0.15
19.001   - 19.500  ........................................            1               13,076.21             0.04
                                                                  ------         ---------------          -------
          Total:...........................................          304         $ 29,583,211.97           100.00%
                                                                  ------         ---------------          -------
                                                                  ------         ---------------          -------

------------------
(1) Only with respect to the Group 1 Mortgage Loans that have adjustable interest rates.

The Maximum Rates ranged from 13.88% to 19.50% and the weighted average Maximum Rate was approximately 15.27%.

                            GROUP 1 MINIMUM RATE(1)

                                                                                                     % OF CUT-OFF
                                                                                  CUT-OFF DATE        DATE GROUP
MINIMUM RATE                                                  MORTGAGE LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------------------------------------   --------------    -----------------    -----------------
 7.501% -  8.000%..........................................           18         $  2,374,876.28             8.03%
 8.001   -  8.500  ........................................           72            7,744,101.35            26.18
 8.501   -  9.000  ........................................           46            5,210,401.13            17.61
 9.001   -  9.500  ........................................           55            5,120,701.70            17.31
 9.501   - 10.000  ........................................           29            2,093,169.54             7.08
10.001   - 10.500  ........................................           33            3,516,945.46            11.89
10.501   - 11.000  ........................................           16            1,581,940.16             5.35
11.001   - 11.500  ........................................           12              859,265.55             2.90
11.501   - 12.000  ........................................           16              872,834.33             2.95
12.001   - 12.500  ........................................            5              151,151.48             0.51
12.501   - 13.000  ........................................            1               44,748.78             0.15
13.001   - 13.500  ........................................            1               13,076.21             0.04
                                                                  ------         ---------------          -------
          Total:...........................................          304         $ 29,583,211.97           100.00%
                                                                  ------         ---------------          -------
                                                                  ------         ---------------          -------

------------------
(1) Only with respect to the Group 1 Mortgage Loans that have adjustable interest rates.

The Minimum Rates ranged from 7.88% to 13.50% and the weighted average Minimum Rate was approximately 9.27%.

GROUP 2 MORTGAGE LOAN STATISTICS

     The Group 2 Mortgage Loans have the characteristics stated in this paragraph and in the Group 2 tables below. All percentages are expressed as of the Cut-Off Date and are based on the Group 2 Principal Balance unless otherwise specified. Approximately 84.69% of the Mortgage Loans are secured by first liens, and approximately 15.31% of the Mortgage Loans are secured by second liens. Approximately 44.47% of the Mortgage Loans require monthly payments of principal that will fully amortize such Mortgage Loans by their respective maturity dates (assuming all payments are received on the due date), and approximately 55.53% of the Mortgage Loans are Balloon Loans. No Mortgage Loan was 30 or more days delinquent. Approximately 0.65% of the Mortgage Loans are subject to the Home Ownership and Equity Protection Act. See "Risk Factors-- Certain Other Legal Considerations Regarding the Loans" in the Prospectus. All of the Group 2 Mortgage Loans have fixed interest rates.

                    GROUP 2 CUT-OFF DATE PRINCIPAL BALANCES

                                                                                                     % OF CUT-OFF
CUT-OFF DATE                                                                      CUT-OFF DATE        DATE GROUP
PRINCIPAL BALANCES                                            MORTGAGE LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------------------------------------   --------------    -----------------    -----------------
$     0.01 - $  25,000.00..................................            8         $    153,668.03             0.16%
 25,000.01 -    50,000.00..................................           28            1,079,501.60             1.11
 50,000.01 -    75,000.00..................................           27            1,790,196.93             1.84
 75,000.01 -   100,000.00..................................           20            1,752,441.42             1.80
100,000.01 -   125,000.00..................................           14            1,619,575.09             1.66
125,000.01 -   150,000.00..................................           18            2,435,950.46             2.50
150,000.01 -   175,000.00..................................            6              955,396.58             0.98
175,000.01 -   200,000.00..................................            6            1,138,878.92             1.17
200,000.01 -   225,000.00..................................            6            1,257,981.37             1.29
225,000.01 -   250,000.00..................................           33            8,046,727.35             8.27
250,000.01 -   275,000.00..................................           72           18,823,182.58            19.35
275,000.01 -   300,000.00..................................           45           12,942,892.71            13.31
300,000.01 -   325,000.00..................................           29            9,042,820.23             9.30
325,000.01 -   350,000.00..................................           28            9,458,493.44             9.72
350,000.01 -   375,000.00..................................           18            6,537,738.95             6.72
375,000.01 -   400,000.00..................................           23            8,956,418.24             9.21
400,000.01 -   425,000.00..................................            6            2,465,080.71             2.53
425,000.01 -   450,000.00..................................            2              875,884.21             0.90
450,000.01 -   475,000.00..................................            4            1,878,756.84             1.93
475,000.01 -   500,000.00..................................            6            2,961,901.17             3.04
500,000.01 -   525,000.00..................................            2            1,016,015.79             1.04
525,000.01 -   550,000.00..................................            1              533,555.85             0.55
550,000.01 -   575,000.00..................................            1              559,363.61             0.58
975,000.01 - 1,000,000.00..................................            1              993,376.70             1.02
                                                                  ------         ---------------          -------
          Total:...........................................          404         $ 97,275,798.78           100.00%
                                                                  ------         ---------------          -------
                                                                  ------         ---------------          -------

------------------
The maximum Principal Balance was $993,376.70, the minimum Principal Balance was $11,824.63 and the average Principal Balance was $240,781.68.

                  GROUP 2 GEOGRAPHIC DISTRIBUTION BY STATE(1)

                                                                                                     % OF CUT-OFF
                                                                                  CUT-OFF DATE        DATE GROUP
STATE                                                         MORTGAGE LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------------------------------------   --------------    -----------------    -----------------
New York...................................................          152         $ 38,701,190.26            39.79%
New Jersey.................................................          126           29,319,248.88            30.14
Connecticut................................................           37            9,105,068.12             9.36
Massachusetts..............................................           27            5,393,718.31             5.54
Maryland...................................................           24            5,366,479.59             5.52
Pennsylvania...............................................           21            5,006,345.08             5.15
Virginia...................................................            9            2,447,655.85             2.52
Illinois...................................................            6            1,606,227.21             1.65
District of Columbia.......................................            1              258,365.48             0.27
Rhode Island...............................................            1               71,500.00             0.07
                                                                  ------         ---------------          -------
          Total:...........................................          404         $ 97,275,798.78           100.00%
                                                                  ------         ---------------          -------
                                                                  ------         ---------------          -------

------------------
(1) Determined by property address designated as such in the related Mortgage.

                     GROUP 2 COMBINED LOAN-TO-VALUE RATIOS

                                                                                                     % OF CUT-OFF
                                                                                  CUT-OFF DATE        DATE GROUP
COMBINED LOAN-TO-VALUE RATIOS                                 MORTGAGE LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------------------------------------   --------------    -----------------    -----------------
10.01% - 15.00%............................................            1         $     39,000.00             0.04%
15.01  - 20.00  ...........................................            1               70,678.66             0.07
20.01  - 25.00  ...........................................            2               81,577.98             0.08
25.01  - 30.00  ...........................................            2              151,424.36             0.16
35.01  - 40.00  ...........................................            4            1,205,043.77             1.24
40.01  - 45.00  ...........................................            1              251,871.79             0.26
45.01  - 50.00  ...........................................            9            2,257,962.05             2.32
50.01  - 55.00  ...........................................           10            3,092,737.69             3.18
55.01  - 60.00  ...........................................           14            4,789,681.79             4.92
60.01  - 65.00  ...........................................           25            5,402,275.05             5.55
65.01  - 70.00  ...........................................           31            6,235,649.43             6.41
70.01  - 75.00  ...........................................           41            9,052,552.67             9.31
75.01  - 80.00  ...........................................          174           43,429,848.66            44.65
80.01  - 85.00  ...........................................           89           21,215,494.88            21.81
                                                                  ------         ---------------          -------
          Total:...........................................          404         $ 97,275,798.78           100.00%
                                                                  ------         ---------------          -------
                                                                  ------         ---------------          -------

------------------
(1) Each "Combined Loan-to-Value Ratio" shown above is equal, with respect to each Mortgage Loan, to (i) the sum of (a) the original principal balance of such Mortgage Loan at the date of origination plus (b) the remaining balance of the senior lien, if any, at the date of origination of such Mortgage Loan divided by (ii) (a) in the case of a purchase money Mortgage Loan, the lesser of the applicable sales price and the value of the related Mortgaged Property, based upon the appraisal made at the time of origination of such Mortgage Loan or (b) in the case of all other Mortgage Loans, the value of the related Mortgaged Property, based upon the appraisal made at the time of origination of such Mortgage Loan.

The weighted average Combined Loan-to-Value Ratio was approximately 74.81%.

                               GROUP 2 LOAN RATES

                                                                                                      % OF CUT-OFF
                                                                                   CUT-OFF DATE        DATE GROUP
LOAN RATES                                                     MORTGAGE LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
------------------------------------------------------------   --------------    -----------------    -----------------
 7.51% -  8.00%.............................................           9          $  2,691,158.27             2.77%
 8.01  -  8.50  ............................................          62            19,700,116.49            20.25
 8.51  -  9.00  ............................................          76            23,376,096.18            24.03
 9.01  -  9.50  ............................................          53            16,177,185.79            16.63
 9.51  - 10.00  ............................................          44            12,691,534.73            13.05
10.01  - 10.50  ............................................          32             6,973,277.66             7.17
10.51  - 11.00  ............................................          30             3,621,332.14             3.72
11.01  - 11.50  ............................................          28             4,053,966.68             4.17
11.51  - 12.00  ............................................          22             2,060,609.99             2.12
12.01  - 12.50  ............................................          13             1,847,857.18             1.90
12.51  - 13.00  ............................................          11             1,318,011.51             1.35
13.01  - 13.50  ............................................           8             1,057,803.70             1.09
13.51  - 14.00  ............................................           6               720,056.39             0.74
14.01  - 14.50  ............................................           3                82,622.80             0.08
14.51  - 15.00  ............................................           5               614,807.11             0.63
15.51  - 16.00  ............................................           1               263,806.28             0.27
16.51  - 17.00  ............................................           1                25,555.88             0.03
                                                                    ----          ---------------          -------
          Total:............................................         404          $ 97,275,798.78           100.00%
                                                                    ----          ---------------          -------
                                                                    ----          ---------------          -------

------------------

The Loan Rates ranged from 7.88% to 16.99% and the weighted average Loan Rate was approximately 9.54%.

                    GROUP 2 ORIGINAL TERM TO STATED MATURITY

                                                                                                      % OF CUT-OFF
ORIGINAL TERM                                                                      CUT-OFF DATE        DATE GROUP
TO STATED MATURITY (MONTHS)                                    MORTGAGE LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
------------------------------------------------------------   --------------    -----------------    -----------------
 84.........................................................           3          $  1,050,326.81             1.08%
120.........................................................          13             1,706,648.09             1.75
180.........................................................         255            61,434,674.90            63.16
240.........................................................         124            30,041,568.55            30.88
360.........................................................           9             3,042,580.43             3.13
                                                                    ----          ---------------          -------
          Total:............................................         404          $ 97,275,798.78           100.00%
                                                                    ----          ---------------          -------
                                                                    ----          ---------------          -------

------------------

The original term to stated maturity ranged from 84 months to 360 months and the weighted average original term to scheduled maturity was approximately
202 months.

Each Group 2 Mortgage Loan was originated on or after April 30, 1997.

                   GROUP 2 REMAINING TERM TO STATED MATURITY

                                                                                                      % OF CUT-OFF
REMAINING TERM                                                                     CUT-OFF DATE        DATE GROUP
TO STATED MATURITY (MONTHS)                                    MORTGAGE LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
------------------------------------------------------------   --------------    -----------------    -----------------
 73 -  96...................................................           3          $  1,050,326.81             1.08%
 97 - 120...................................................          13             1,706,648.09             1.75
145 - 168...................................................          79            22,692,903.50            23.33
169 - 192...................................................         176            38,741,771.40            39.83
217 - 240...................................................         124            30,041,568.55            30.88
337 - 360...................................................           9             3,042,580.43             3.13
                                                                    ----          ---------------          -------
          Total:............................................         404          $ 97,275,798.78           100.00%
                                                                    ----          ---------------          -------
                                                                    ----          ---------------          -------

------------------
The remaining term to stated maturity ranged from 75 months to 357 months and the weighted average remaining term to stated maturity was approximately 193 months.

The last scheduled maturity date for a Group 2 Mortgage Loan is March 16, 2029.

                               GROUP 2 SEASONING

                                                                                                      % OF CUT-OFF
                                                                                   CUT-OFF DATE        DATE GROUP
SEASONING (MONTHS)                                             MORTGAGE LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
------------------------------------------------------------   --------------    -----------------    -----------------
      0.....................................................          14          $  1,567,300.00             1.61%
 1 -  6.....................................................         146            31,572,769.95            32.46
 7 - 12.....................................................         143            35,708,538.14            36.71
13 - 18.....................................................          74            21,620,720.34            22.23
19 - 24.....................................................          26             6,704,221.04             6.89
25 - 30.....................................................           1               102,249.31             0.11
                                                                    ----          ---------------          -------
          Total:............................................         404          $ 97,275,798.78           100.00%
                                                                    ----          ---------------          -------
                                                                    ----          ---------------          -------

                             GROUP 2 PROPERTY TYPE

                                                                                                      % OF CUT-OFF
                                                                                   CUT-OFF DATE        DATE GROUP
PROPERTY TYPE                                                  MORTGAGE LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
------------------------------------------------------------   --------------    -----------------    -----------------
Single Family Detached......................................         365          $ 90,033,299.77            92.55%
Single Family Attached......................................           7             2,000,821.02             2.06
Two- to Four-Family.........................................           9             1,892,210.17             1.95
Condominium.................................................           7             1,365,384.57             1.40
Five- to Eight-Family.......................................          16             1,984,083.25             2.04
                                                                    ----          ---------------          -------
          Total:............................................         404          $ 97,275,798.78           100.00%
                                                                    ----          ---------------          -------
                                                                    ----          ---------------          -------

                           GROUP 2 OCCUPANCY TYPE(1)

                                                                                                      % OF CUT-OFF
                                                                                   CUT-OFF DATE        DATE GROUP
OCCUPANCY TYPE                                                 MORTGAGE LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
------------------------------------------------------------   --------------    -----------------    -----------------
Owner Occupied..............................................         391          $ 94,394,694.48            97.04%
Investor Owned..............................................          13             2,881,104.30             2.96
                                                                    ----          ---------------          -------
          Total:............................................         404          $ 97,275,798.78           100.00%
                                                                    ----          ---------------          -------
                                                                    ----          ---------------          -------

------------------
(1) Based upon representations made by the borrowers at the time of origination of such Mortgage Loans.

                            DESCRIPTION OF THE NOTES

     The Trust will issue the Home Equity Loan Asset-Backed Notes Class I-A and Class II-A (the "Notes") pursuant to the indenture to be dated as of June 1, 1999 (the "Indenture"), between the Trust and Harris Trust and Savings Bank, as indenture trustee (the "Indenture Trustee"). Pursuant to the Indenture, each class of Notes will be secured primarily by the Mortgage Loans in the related Group. The Trust will also issue two interest-only senior interest participations (the "Senior Interest Participations") and a transferor interest (the "Transferor Interest") pursuant to the Trust Agreement. The Indenture, the Trust Agreement and the Sale and Servicing Agreement are collectively referred to as the "Agreements" herein. The forms of the Agreements have been filed as exhibits to the Registration Statement of which this Prospectus Supplement and the Prospectus are a part. The following summaries describe certain provisions of the Agreements. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreements. Wherever particular sections or defined terms of the Agreements are referred to, such sections or defined terms are hereby incorporated herein by reference.

GENERAL

     The Notes will be issued in minimum denominations of $25,000 and multiples of $1,000 in excess thereof and will represent non-recourse obligations of the Trust. The property of the Trust will include: (i) each of the Mortgage Loans that from time to time are subject to the Sale and Servicing Agreement and the Related Documents (as defined herein); (ii) collections on the Mortgage Loans received after the Cut-Off Date; (iii) Mortgaged Properties relating to the Mortgage Loans that are acquired by foreclosure or deed in lieu of foreclosure;
(iv) amounts on deposit in the Collection Account and the Distribution Account;
(v) rights under certain hazard insurance policies, if any, covering the Mortgaged Properties; (vi) certain other ancillary or incidental funds, rights and properties related to the foregoing; (vii) all proceeds of the foregoing; and (viii) the Policy issued pursuant to an insurance agreement (the "Insurance Agreement"), dated as of June 1, 1999, among the Indenture Trustee, the Seller, the Servicer, Key Bank USA, the Depositor and the Insurer.

     Definitive Notes (as defined below), if issued, will be transferable and exchangeable at the corporate trust office of the Indenture Trustee, which will initially act as Note Registrar. See "--Book-Entry Notes" below. No service charge will be made for any registration of exchange or transfer of Notes, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

     As of the Closing Date, each class of Notes will have the Original Note Principal Balance stated on page S-3. The principal amount of each class of Notes (the "Note Principal Balance") on any Payment Date (as defined below) is equal to the Original Note Principal Balance of such Notes minus the aggregate of amounts actually distributed as principal to the related Noteholders. As of the Closing Date, the notional principal balance of each Senior Interest Participation will equal the related Cut-Off Date Group Principal Balance. The "Notional Principal Balance" of a Senior Interest Participation on any Payment Date is equal to the related Group Principal Balance of the Mortgage Loans as of the end of the second preceding Due Period.

     Only the Notes are being offered hereby. The Senior Interest
Participations, together with the Transferor Interest, are not offered hereby and will be held by the Transferor. The "Transferor" is the person in whose name the Senior Interest Participations and the Transferor Interest is registered, which will initially be Champion or an affiliate thereof.

     The Person in whose name a Note is registered as such in the Note Register is referred to herein as a "Noteholder."

BOOK-ENTRY NOTES

     The Notes will be issued in book-entry form (the "Book-Entry Notes"). Persons acquiring beneficial ownership interests in the Notes ("Note Owners") may elect to hold their Notes through The Depository Trust Company ("DTC") in the United States, or Cedelbank ("Cedelbank") or the Euroclear System ("Euroclear") in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Notes will be issued in one or more notes which equal the aggregate principal balance of the Notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Cedelbank and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Cedelbank and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Notes in minimum denominations representing Note Principal Balances of $25,000 and in multiples of $1,000 in excess thereof. Except as described below, a Note Owner will not be entitled to receive a physical note representing such Note (a "Definitive Note"). Unless and until Definitive Notes are issued, it is anticipated that the only "Noteholder" of the Notes will be Cede & Co., as nominee of DTC. Note Owners will not be Noteholders as that term is used in the Indenture. Note Owners are only permitted to exercise their rights indirectly through Participants and DTC.

     A Note Owner's ownership of a Book-Entry Note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Note Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Note will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Note Owner's Financial Intermediary is not a DTC participant) and on the records of Cedelbank or Euroclear, as appropriate.

     Note Owners will receive all payments of principal of, and interest on, the Notes from the Indenture Trustee through DTC and DTC participants. While the Notes are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Notes and is required to receive and transmit payments of principal of, and interest on, the Notes. Participants and indirect participants with whom Note Owners have accounts with respect to Notes are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective Note Owners. Accordingly, although Note Owners will not possess physical notes, the Rules provide a mechanism by which Note Owners will receive payments and will be able to transfer their interest.

     Note Owners will not receive or be entitled to receive Definitive Notes representing their respective interests in the Notes, except under the limited circumstances described below. Unless and until Definitive Notes are issued, Note Owners who are not Participants may transfer ownership of Notes only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Notes, by book-entry transfer, through DTC for the account of the purchasers of such Notes, which account is maintained with their respective Participants. Under the Rules, transfers of ownership of Notes will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Note Owners.

     Because of time zone differences, credits of securities received in Cedelbank or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedelbank Participants on such business day. Cash received in Cedelbank or Euroclear as a result of sales of securities by or through a Cedelbank Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Notes, see "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--Foreign Investors" and "--Backup Withholding" herein and "GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedelbank Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedelbank Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant

European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities, in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedelbank Participants and Euroclear Participants may not deliver instructions, directly to the European Depositaries.

     DTC which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Notes, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Notes will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

     Cedelbank is incorporated under the laws of Luxembourg as a professional depository. Cedelbank holds securities for its participating organizations ("Cedelbank Participants") and facilitates the clearance and settlement of securities transactions between Cedelbank Participants through electronic book-entry changes in accounts of Cedelbank Participants, thereby eliminating the need for physical movement of notes. Transactions may be settled in Cedelbank in any of 28 currencies, including United States dollars. Cedelbank provides to its Cedelbank Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank interfaces with domestic markets in several countries. As a professional depository, Cedelbank is subject to regulation by the Luxembourg Monetary Institute. Cedelbank Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedelbank is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedelbank Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Payments on the Book-Entry Notes will be made on each Payment Date by the Indenture Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the Note Owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Note Owners that it represents.

     Under a book-entry format, Note Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Indenture Trustee to Cede. Payments with respect to Notes held through Cedelbank or Euroclear will be credited to the cash accounts of Cedelbank Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--Foreign Investors" and "--Backup Withholding" herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Note Owner to pledge Book-Entry Notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Book-Entry Notes, may be limited due to the lack of physical notes. In addition, issuance of the Notes in book-entry form may reduce the liquidity of such Notes in the secondary market since certain potential investors may be unwilling to purchase Notes for which they cannot obtain physical notes.

     Monthly and annual reports on the Trust provided by the Servicer or the Indenture Trustee to Cede, as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the Rules and to the Financial Intermediaries to whose DTC accounts the Book-Entry Notes of such Note Owners are credited.

     DTC has advised the Indenture Trustee that, unless and until Definitive Notes are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Notes under the Indenture only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Notes are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Notes. Cedelbank or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Indenture on behalf of a Cedelbank Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Notes which conflict with actions taken with respect to other Notes.

     Definitive Notes will be issued to Note Owners, or their nominees, rather than to DTC, only if (a) DTC or the Trust advises the Indenture Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Notes and the Trust or the Indenture Trustee is unable to locate a qualified successor, (b) the Transferor, at its sole option, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Servicing Termination (as defined herein), Note Owners having Percentage Interests aggregating not less than 51% of the Note Principal Balance of the Book-Entry Notes advise the Indenture Trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Note Owners. Upon the occurrence of any of the events described in the immediately preceding sentence, the Indenture Trustee will be required to notify all Note Owners of the occurrence of such event and the availability through DTC of Definitive Notes. Upon surrender by DTC of the global note or notes representing the Book-Entry Notes and instructions for re-registration, the Indenture Trustee will issue Definitive Notes, and thereafter the Indenture Trustee will recognize the holders of such Definitive Notes as Noteholders under the Indenture.

     Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     DTC management is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to:
(i) impress upon them the importance of such services being year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

     According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

ASSIGNMENT OF MORTGAGE LOANS

     On the Closing Date, the Depositor will transfer to the Trust all of its right, title and interest in and to each Mortgage Loan, the related Mortgage Notes, the Mortgages and other related documents (collectively, the "Related Documents"), including all collections received on or with respect to each such Mortgage Loan after the Cut-Off Date. The Trust, concurrently with such transfer, will deliver or cause to be delivered the Notes to the Depositor and, upon the Depositor's order, the Senior Interest Participations and the Transferor Interest to Champion or its designee. Each Mortgage Loan transferred to the Trust will be identified on a schedule (the "Mortgage Loan Schedule") which will be attached as an exhibit to the Indenture. Such schedule will include information as to the Cut-Off Date Principal Balance of each Mortgage Loan, as well as information with respect to the Loan Rate and other information.

     The Sale and Servicing Agreement will provide that, within the time period specified therein, the Seller will deliver or cause to be delivered to the Indenture Trustee (or, a custodian, as the Indenture Trustee's agent for such purpose) the Mortgage Notes endorsed in blank and the Related Documents. In lieu of delivery of original mortgages, if such original is not available, the Seller may deliver or cause to be delivered true and correct copies thereof which have been certified as to authenticity by the appropriate county recording office where such mortgage is recorded.

     Within 30 days of the Closing Date, the Indenture Trustee will review the Mortgage Loans and the Related Documents pursuant to the Sale and Servicing Agreement and if any Mortgage Loan or Related Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the Seller by the Indenture Trustee, the Trust or the Insurer, the Seller will be obligated to either (i) substitute for such Mortgage Loan an Eligible Substitute Mortgage Loan as provided in the Sale and Servicing Agreement or (ii) purchase such Mortgage Loan at a price (the "Purchase Price") equal to the outstanding Principal Balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the Loan Rate, plus the amount of any unreimbursed Servicing Advances made by the Servicer. The Purchase Price will be deposited in the Collection Account on or prior to the next succeeding Determination Date after such obligation arises. The obligation of the Seller to repurchase or substitute for a Defective Mortgage Loan is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the Owner Trustee, Indenture Trustee or the Noteholders.

     In connection with the substitution of an Eligible Substitute Mortgage Loan, the Seller will be required to deposit in the Collection Account on or prior to the next succeeding Determination Date after such obligation arises an amount (the "Substitution Adjustment") equal to the excess of the Principal Balance of the related Defective Mortgage Loan over the Principal Balance of such Eligible Substitute Mortgage Loan.

     An "Eligible Substitute Mortgage Loan" is a mortgage substituted by the Seller for a Defective Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Defective Mortgage Loan, an aggregate Principal Balance), not in excess of, and not more than 5% less than, the Principal Balance of the Defective Mortgage Loan; (ii) have a Loan Rate not less than the Loan Rate of the Defective Mortgage Loan and not more than 1% in excess of the Loan Rate of such Defective Mortgage Loan; (iii) have a mortgage of the same or higher level of priority as the mortgage relating to the Defective Mortgage Loan; (iv) have a remaining term to maturity not more than six months earlier and not later than the remaining term to maturity of the Defective Mortgage Loan; (v) comply with each representation and warranty as to the Mortgage Loans set forth in the Sale and Servicing Agreement (deemed to be made as of the date of substitution); (vi) have the same type of interest rate, i.e., fixed or adjustable; and (vii) satisfy certain other conditions specified in the Sale and Servicing Agreement.

     Champion will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Indenture Trustee with respect to each Mortgage Loan (e.g., Cut-Off Date Principal Balance and the Loan Rate). In addition, Champion will represent and warrant on the Closing Date that, among other things: (i) at the time of transfer to the Depositor, Champion has transferred or assigned all of its rights, title and interest in each Mortgage Loan and the Related Documents, free of any lien and (ii) each Mortgage Loan complied, at the time of origination, in all material respects with applicable state and federal laws. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the Noteholders or the Insurer in the related Mortgage Loan and Related Documents, Champion will have a period of 60 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 60-day period, Champion will be obligated to (i) substitute for such Defective Mortgage Loan an Eligible Substitute Mortgage Loan or
(ii) purchase such Defective Mortgage Loan from the Trust. The same procedure and limitations that are set forth in the two preceding paragraphs for the substitution or purchase of Defective Mortgage Loans in connection with deficient documentation related thereto will apply to the substitution or purchase of a Mortgage Loan in connection with a breach of a representation or warranty by Champion that materially and adversely affects the interests of the Noteholders or the Insurer.

     Mortgage Loans required to be transferred to Champion as described in the preceding paragraphs are referred to as "Defective Mortgage Loans."

     Pursuant to the Sale and Servicing Agreement, the Servicer will service and administer the Mortgage Loans as more fully set forth below.

OPTIONAL PURCHASE OF DELINQUENT MORTGAGE LOANS

     The Servicer has the option, but is not obligated, to purchase from the Trust any Mortgage Loan 90 days or more delinquent (a "Delinquent Mortgage Loan") at the Purchase Price.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO COLLECTION ACCOUNT AND DISTRIBUTION ACCOUNT

     The Servicer shall establish and maintain in the name of the Indenture Trustee a separate trust account (the "Collection Account") for the benefit of the Noteholders, the Transferor and the Insurer, as their interests may appear. The Collection Account will be an Eligible Account (as defined herein). Subject to the investment provisions described in the following paragraphs and subject to the procedures described in the immediately following paragraph, upon receipt by the Servicer of amounts in respect of the Mortgage Loans (excluding amounts representing the Servicing Fee, reimbursement for Monthly Advances and Servicing Advances and insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the Servicer will deposit such amounts in the Collection Account within two Business Days of receipt. Amounts deposited in the Collection Account may be invested in Eligible Investments (as described in the Sale and Servicing Agreement) maturing no later than one Business Day prior to the date on which amounts on deposit therein are required to be deposited in the Distribution Account or on such date if approved by the Rating Agencies and the Insurer.

     Notwithstanding the above paragraph, the Servicer may commingle collections held by it, may use such funds for its own purpose and may remit amounts required to be remitted for a Payment Date to the Collection Account no later than the third business day prior to such Payment Date, provided that the following conditions are satisfied: (i) Champion is the Servicer, (ii) Key Bank USA has a rating with respect to short-term deposit obligations of at least "A-1" by S&P and "P-1" by Moody's, (iii) no Event of Servicing Termination (as defined herein) under the Sale and Servicing Agreement has occurred and is continuing, and (iv) Key Bank USA has entered into a support agreement for the benefit of the Trust. If any of the conditions contained in this paragraph are not met, the Servicer will deposit all payments on Mortgage Loans (from whatever source) and all proceeds of Mortgage Loans collected during each Due Period into the Collection Account not later than two Business Days after receipt. It is anticipated that on the Closing Date, Key Bank USA will enter into a support agreement that will permit the Servicer to commingle funds. Pending deposit into the Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit, and will not be segregated from funds of the Servicer. See "Risk Factors--Commingling Risk."

     The Indenture Trustee will establish an account (the "Distribution Account") into which will be deposited amounts withdrawn from the Collection Account for payment to Noteholders and the Senior Interest Participations. The Distribution Account will be an Eligible Account. Amounts on deposit therein may be invested in Eligible Investments maturing on or before the Business Day prior to the related Payment Date.

     An "Eligible Account" is a segregated account that is (i) maintained with a depository institution whose debt obligations at the time of any deposit therein have the highest short-term debt rating by the Rating Agencies and whose accounts are fully insured by either the Savings Association Insurance Fund or the Bank Insurance Fund of the FDIC with a minimum long-term unsecured debt rating of "A1" by Moody's and "A" by S&P, and which is any of (a) a federal savings and loan association duly organized, validly existing and in good standing under the applicable banking laws of any state, (b) an institution or association duly organized, validly existing and in good standing under the applicable banking laws of any state, (c) a national banking association duly organized, validly existing and in good standing under the federal banking laws or (d) a principal subsidiary of a bank holding company, and in each case of
(a) - (d), approved in writing by the Insurer, (ii) a segregated trust account maintained with the corporate trust department of a federal or state chartered depository institution or trust company, having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity or (iii) otherwise acceptable to each Rating Agency and the Insurer as evidenced by a letter from each Rating Agency and the Insurer to the Indenture Trustee, without reduction or withdrawal of their then current ratings of the Notes without regard to the Policy.

     Eligible Investments are specified in the Sale and Servicing Agreement and are limited to investments which are acceptable to the Insurer and meet the criteria of each Rating Agency from time to time as being consistent with their then current ratings of the Notes.

MONTHLY ADVANCES; SERVICING ADVANCES

     Not later than two Business Days prior to each Payment Date, the Servicer will remit to the Indenture Trustee for deposit in the Distribution Account an amount, to be distributed on such Payment Date, equal to interest accrued on each Mortgage Loan through the related due date for such Mortgage Loan but not received by the Servicer as of the close of business on the related Determination Date (net of the Servicing Fee) (the "Monthly Advance"). Such obligation of the Servicer continues with respect to each Mortgage Loan until such Mortgage Loan becomes a Liquidated Mortgage Loan.

     In the course of performing its servicing obligations, the Servicer will pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Properties, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related Mortgage. Each such expenditure will constitute a "Servicing Advance."

     The Servicer's right to reimbursement for unreimbursed Servicing Advances is limited to late collections on the related Mortgage Loan, including Liquidation Proceeds, released mortgaged property proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the related Mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed. The Servicer's right to reimbursement for unreimbursed Monthly Advances shall be limited to late collections of interest on any Mortgage Loan and to Liquidation Proceeds and Insurance Proceeds on the related Mortgage Loan. The Servicer's right to such reimbursements is prior to the rights of Noteholders.

     Notwithstanding the foregoing, the Servicer is not required to make any Monthly Advance or Servicing Advance if in the good faith judgment and sole discretion of the Servicer, the Servicer determines that such advance will not be ultimately recoverable from collections received from the Mortgagor in respect of the related Mortgage Loan or other recoveries in respect of such Mortgage Loan (a "Nonrecoverable Advance"). However, if any Servicing Advance or Monthly Advance paid by the Servicer is determined by the Servicer to be nonrecoverable from such sources, the amount of such Nonrecoverable Advance may be reimbursed to the Servicer from other amounts on deposit in the Collection Account.

PAYMENTS ON THE NOTES

     Beginning with the first Payment Date (which will occur on July 26, 1999), payments on the Notes will be remitted by the Indenture Trustee or the Paying Agent to the persons in whose names such Notes are registered at the close of business on the day prior to each Payment Date or, if the Notes are no longer Book-Entry Notes, at the close of business on the last day of the month preceding such Payment Date (the "Record Date") based solely upon the information provided to the Indenture Trustee by the Servicer on each Payment Date. The term "Payment Date" means the 25th day of each month or, if such day is not a Business Day, then the next succeeding Business Day. Payments will be made by check or money order mailed (or upon the request of a Noteholder owning Notes having denominations aggregating at least $1,000,000, by wire transfer or otherwise) to the address of the person entitled thereto (which, in the case of Book-Entry Notes, will be DTC or its nominee) as it appears on the Note Register in amounts calculated as described herein. However, the final payment in respect of the Notes will be made only upon presentation and surrender thereof at the office or the agency of the Indenture Trustee specified in the notice to Noteholders of such final payment. For purposes of the Agreements, a "Business Day" is any day other than (i) a Saturday or Sunday or (ii) a day on which the Insurer or banking institutions in the States of New Jersey, New York or the state in which the corporate trust office of the Indenture Trustee is located are required or authorized by law to be closed.

DEPOSITS TO THE DISTRIBUTION ACCOUNT

     On each Payment Date, the following amounts in respect of the previous Due Period shall be withdrawn from the Collection Account and deposited into the Distribution Account: (i) payments of principal and interest on the Mortgage Loans (net of amounts representing the Servicing Fee with respect to each Mortgage Loan and reimbursement for related Monthly Advances and Servicing Advances); (ii) Net Liquidation Proceeds and Insurance Proceeds with respect to the Mortgage Loans (net of amounts applied to the restoration or repair of a Mortgaged Property); (iii) the Purchase Price for repurchased Defective Mortgage Loans with respect to the Mortgage Loans and any related Substitution Adjustments; and (iv) payments from the Servicer in connection with (a) Monthly Advances, (b) Prepayment Interest Shortfalls and (c) the termination of the Trust with respect to the Mortgage Loans as provided in the Sale and Servicing Agreement. In addition, on each Payment Date, amounts paid under the Policy in respect of the previous Due Period shall be deposited into the Distribution Account. The "Available Funds" for a Payment Date and a Group shall consist of the amounts with respect to such Group described in clauses (i) through (iv) of the second preceding sentence, together with the amounts with respect to such Group described in the immediately preceding sentence and any other amounts with respect to such Group on deposit in the Distribution Account that are available to be distributed in respect of monthly interest on such Payment Date, as described in the Sale and Servicing Agreement. The Class I-A Notes will be entitled to distributions only to the extent of amounts deposited in the Distribution Account in respect of the Group 1 Mortgage Loans and the Class II-A Notes will be entitled to distributions only to the extent of amounts deposited in the Distribution Account in respect of the Group 2 Mortgage Loans, in each case subject to the crosscollateralization provision described herein.

PRIORITY OF DISTRIBUTIONS

     On each Payment Date, the Indenture Trustee or the Paying Agent will withdraw from the Distribution Account the Available Funds for each Group, and make the following disbursements and transfers as described below with respect to such Group and to the extent of Available Funds for such Group (except that amounts paid under the Policy shall only be available for distribution to Noteholders and the Senior Interest Participations), in the following order of priority:

          (i) to the Indenture Trustee, the Indenture Trustee fee for such Payment Date, to the Owner Trustee, the Owner Trustee fee for such Payment Date, and to the Insurer, the amount owing to the Insurer under the Insurance Agreement for the premium, in each case with respect to the related Group;

          (ii) concurrently, to the holders of the related Notes and the Transferor in respect of the related Senior Interest Participation, an amount equal to the related Interest Distribution for such Notes and Senior Interest Participation for such Payment Date; provided, that any shortfall in the amount required to be distributed hereunder will be allocated between the related Notes and Senior Interest Participation, pro rata, as described under "--Interest" below.

          (iii) to the holders of the related Notes, the Principal Distribution for such Payment Date (other than the portion constituting Distributable Excess Spread);

          (iv) to the Insurer, the amount owing to the Insurer under the Insurance Agreement for reimbursement for prior draws made on the Policy for such Group including interest thereon;

          (v) to the holders of the related Notes, to the extent of Available Funds remaining, the Distributable Excess Spread for such Group for such Payment Date;

          (vi) to the Servicer, the amount of any accrued and unpaid Servicing Fee for such Group;

          (vii) to the Servicer, the amount of Nonrecoverable Advances not previously reimbursed for such Group;

          (viii) to the Insurer any other amounts owing to the Insurer for such Group under the Insurance Agreement; and

          (ix) to the Noteholders of the other Group to the extent of any Crosscollateralization Payment;

          (x) to the Transferor Interest, the balance.

     A "Crosscollateralization Payment" is made from one Group to the other when the Available Funds for the other Group applied in the order described above is not enough to pay the related class of Notes and the related Senior Interest Participation the Interest Distribution and amounts owing to the Insurer for reimbursement for draws on the Policy plus interest thereon and when net losses on liquidated Mortgage Loans incurred by the other Group during the related Due Period exceed the amount of Excess Spread and overcollateralization for the other Group.

CALCULATION OF THE NOTE RATE AND THE SENIOR INTEREST PARTICIPATION RATE

     The "Note Rate" for a Payment Date and each class of Notes, will equal the lesser of (a) the sum of (i) LIBOR, determined as specified herein, as of the second LIBOR Business Day prior to the immediately preceding Payment Date (or as of two LIBOR Business Days prior to the Closing Date, in the case of the first Payment Date) plus (ii) the related Note Margin, and (b) 13.00% per annum. The "Note Margin" with respect to (i) the Class I-A Notes is equal to 0.23% per annum for any Payment Date on or prior to the Optional Termination Date (as defined herein), or 0.46% per annum for any Payment Date after the Optional Termination Date and (ii) the Class II-A Notes is equal to 0.28% per annum for any Payment Date on or prior to the Optional Termination Date, or 0.56% per annum for any Payment Date after the Optional Termination Date.

     The "Senior Interest Participation Rate" will equal 1.50% per annum, for each Payment Date from and including the first Payment Date to and including the Payment Date in June 2000, 0.60% per annum, for each Payment Date from and including the Payment Date in July 2000 to and including the Payment Date in December 2000, and 0.40% per annum, for each Payment Date thereafter.

     The "Interest Period" means, with respect to each Payment Date and the Notes, the period from the Payment Date in the month preceding the month of such Payment Date (or, in the case of the first Payment Date, from the Closing Date) through the day before such Payment Date. Interest on the Notes in respect of any Payment Date will accrue during the related Interest Period on the basis of a 360-day year and the actual number of days elapsed.

     The "Interest Period" means, with respect to each Payment Date and the Senior Interest Participations, the period from the first day of the calendar month preceding the month of such Payment Date through the last day of such calendar month. Interest on the Senior Interest Participations in respect of any Payment Date will accrue during the related Interest Period on the basis of a 360-day year consisting of twelve 30-day months.

     Calculation of the LIBOR Rates. With respect to any Payment Date, LIBOR shall be established by the Indenture Trustee and as to any Interest Period, LIBOR will equal the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of the related Interest Period. "Telerate Screen Page 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Servicer after consultation with the Indenture Trustee), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Servicer after consultation with the Indenture Trustee) as of 11:00 A.M., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Payment Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the principal amount of the Notes then outstanding. The Indenture Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by two or more major banks in New York City, selected by the Servicer after consultation with the Indenture Trustee, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the principal amount of the Notes then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the prior Payment Date. "LIBOR Business Day" means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

INTEREST

     On each Payment Date, to the extent of funds available therefor in accordance with the priorities described above under "--Priority of Distributions," interest will be distributed to the Notes and the Senior Interest Participations in an amount equal to the related Interest Distribution. For each Payment Date and the Notes and the Senior Interest Participations, the "Interest Distribution" for each class of Notes is the sum of (a) interest at the related Note Rate that accrued during the related Interest Period on the related Note Principal Balance thereof, or interest at the Senior Interest Participation Rate that accrued during the related Interest Period on the Notional Principal Balance thereof, as applicable, immediately prior to such Payment Date (the "Monthly Interest Distributable Amount") and (b) any related Interest Carryover Shortfall. As to any Payment Date, the Notes and the Senior Interest Participations, the "Interest Carryover Shortfall" for each class of Notes and Senior Interest Participation is the sum of (a) the excess of the sum of (A) the related Monthly Interest Distributable Amount for the preceding Payment Date and (B) any outstanding Interest Carryover Shortfall with respect to such Notes or Senior Interest Participations, as applicable on such preceding Payment Date, over the amount in respect of interest that is actually distributed to such Notes or Senior Interest Participations, as applicable, on such preceding Payment Date plus (b) interest on such excess, to the extent permitted by law, at the related Note Rate or Senior Interest Participation Rate, as applicable, for the related Interest Period.

     On each Distribution Date, the Interest Distribution for the Notes and the Senior Interest Participations of the same Group will be distributed on an equal priority and any shortfall in the amount required to be distributed as interest thereon to such Notes and Senior Interest Participation will be allocated between such Notes and Senior Interest Participation, pro rata, based on the amount which would have been distributed to such Notes and Senior Interest Participation in the absence of such shortfall. See "--Crosscollateralization" below.

PRINCIPAL

     On each Payment Date, to the extent of funds available therefor, in accordance with the priorities described above under "--Priority of Distributions," principal will be distributed to the Noteholders of each class in an amount equal to the lesser of (A) the related Note Principal Balance and
(B) the related Principal Distribution for such Payment Date. "Principal Distribution" means, with respect to any Payment Date and each class of Notes, the related Monthly Principal Distributable Amount for such Payment Date minus the related Overcollateralization Reduction Amount for such Payment Date.

     "Monthly Principal Distributable Amount" means, with respect to any Payment Date and each class of Notes, to the extent of funds available therefor as described herein, the amount equal to the sum of the following amounts (without duplication) with respect to the immediately preceding Due Period (as defined below): (i) each payment of principal on a Mortgage Loan in the related Group received by the Servicer during such Due Period, including all full and partial principal prepayments, (ii) the Principal Balance as of the end of the related Due Period of each Mortgage Loan in the related Group that became a Liquidated Mortgage Loan for the first time during the related Due Period, (iii) the portion of the Purchase Price allocable to principal of all repurchased Defective Mortgage Loans in the related Group with respect to such Due Period,
(iv) any Substitution Adjustments received on or prior to the previous Determination Date in respect of such Group and not yet distributed, and
(v) the amount, if any, required to be distributed on such Payment Date to satisfy the required level of overcollateralization in respect of such Group for such Payment Date (the "Distributable Excess Spread").

     "Excess Overcollateralization Amount" means for any Payment Date and each class of Notes, the amount, if any, by which the related overcollateralization amount exceeds the related required overcollateralization amount for such Payment Date, assuming 100% of the related Monthly Principal Distributable Amount is distributed on such Payment Date.

     "Overcollateralization Reduction Amount" means, with respect to any Payment Date, the lesser of the Monthly Principal Distributable Amount and the Excess Overcollateralization Amount.

     If the required level of overcollateralization for a class of Notes is reduced below the then existing amount of overcollateralization (described below) or if the required level of overcollateralization is satisfied, the amount of the related Monthly Principal Distributable Amount will be correspondingly reduced by the amount of such reduction or by the amount necessary such that the overcollateralization will not exceed the required level of overcollateralization after giving effect to the related distribution in respect of principal to be made on such Payment Date.

     The application of Excess Spread in respect of a Group as described below is intended to create overcollateralization to provide a source of additional cashflow to cover losses on the Mortgage Loans in the related Group. A draw on the Policy in respect of principal will not be made until the Note Principal Balance for the related Class exceeds the related Group Principal Balance. See "--The Policy" herein. Accordingly, so long as the Note Principal Balance for a class of Notes is less than the related Group Principal Balance, there may be Payment Dates on which the related Noteholders receive little or no distributions in respect of principal.

     On each Distribution Date, net losses realized in respect of Liquidated Mortgage Loans for a Group (to the extent such amount is not covered by Excess Spread or crosscollateralization) will reduce the amount of overcollateralization, if any, for such Group.

     "Due Period" means, with respect to any Determination Date or Payment Date, the calendar month immediately preceding such Determination Date or Payment Date, as the case may be. "Determination Date" means the eighteenth day of a month or, if such day is not a Business Day, the immediately succeeding business Day.

     A "Liquidated Mortgage Loan" as to any Payment Date, is a Mortgage Loan with respect to which the Servicer has determined, in accordance with the servicing procedures specified in the Sale and Servicing

Agreement, as of the end of the preceding Due Period, that all Liquidation Proceeds which it expects to recover with respect to such Mortgage Loan have been recovered. "Liquidation Proceeds" with respect to a Mortgage Loan are the proceeds received in connection with the liquidation of any Mortgage Loan. With respect to a Mortgage Loan, "Net Liquidation Proceeds" are the excess of Liquidation Proceeds over the expenses associated with the related liquidation.

     "Excess Spread" means, with respect to any Payment Date and each class of Notes, the positive excess, if any, of (x) related Available Funds for such Payment Date over (y) the portion thereof required to be distributed pursuant to subclauses (i) through (iv) as set forth under the heading "--Priority of Distributions" on such Payment Date.

THE POLICY

     The following information has been supplied by the Insurer for inclusion in this Prospectus Supplement. Accordingly, no representation is made by the Depositor, the Underwriters, Champion, or any of their affiliates, as to the accuracy or completeness of such information.

     The Insurer, in consideration of the payment of the premium and subject to the terms of the Policy, unconditionally and irrevocably guarantees to any Owner that an amount equal to each full and complete Insured Payment will be received by the Indenture Trustee, or its successor, as trustee for the Owners, on behalf of the Owners from the Insurer, for distribution by the Indenture Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Insurer's obligations under the Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Indenture Trustee, whether or not such funds are properly applied by the Indenture Trustee. Insured Payments shall be made only at the time set forth in the Policy and no accelerated Insured Payments shall be made regardless of any acceleration of the Notes, unless such accelerated Insured Payments are made at the sole option of the Insurer.

     Notwithstanding the foregoing paragraph, the Policy does not cover shortfalls, if any, attributable to the liability of the Trust or the Indenture Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

     The Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to the Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Owner relating to or arising under the Notes against the debtor that made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of the Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Insurer, provided that if such documents are received after 12:00 noon, New York City time, on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Notes or the Senior Interest Participations to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

     The Insurer will pay any other amount payable under the Policy no later than 10:00 a.m., New York City time, on the later of the Business Day immediately preceding the Payment Date on which the related Deficiency Amount is due or the second Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A., as Fiscal Agent for the Insurer or any successor fiscal agent appointed by the Insurer (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 2:00 p.m., New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim under the Policy, it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended Notice.

     Insured Payments due under the Policy unless otherwise stated therein will be disbursed by the Fiscal Agent to the Indenture Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Indenture Trustee for the payment of such Insured Payment and legally available therefor.

     The Fiscal Agent is the agent of the Insurer only and the Fiscal Agent shall in no event be liable to the Owners for any acts of the Fiscal Agent or any failure of the Insurer to deposit or cause to be deposited, sufficient funds to make payments due under the Policy.

     Subject to the terms of the Agreement, the Insurer shall be subrogated to the rights of each Owner to receive payments under the Notes or the Senior Interest Participations to the extent of any payment by the Insurer under the Policy.

     As used herein, the following terms shall have the following meanings:

     "Agreement" means the Sale and Servicing Agreement dated as of June 1, 1999 among the Seller, the Servicer, the Trust, the Depositor and the Indenture Trustee without regard to any amendment or supplement thereto unless such amendment or modification has been approved in writing by the Insurer.

     "Business Day" means any day other than (i) a Saturday, a Sunday or (ii) a day on which the Insurer or banking institutions in New York City, Parsippany, New Jersey or the city in which the corporate trust office of the Indenture Trustee under the Agreements is authorized or obligated by law or executive order to be closed.

     "Deficiency Amount" means for any Payment Date the sum of (A) the excess, if any, of (i) accrued and unpaid interest due on the Notes and the Senior Interest Participations over (ii) the amount of Available Funds (excluding any payments under the Policy) available to be distributed therefor on such Payment Date and (B) the Guaranteed Principal Amount.

     "Final Payment Date" means the Payment Date in June 2029.

     "Guaranteed Principal Amount" means (a) for any Payment Date (other than the Final Payment Date) and each class of Notes the amount, if any, by which the related Note Principal Balance exceeds the related Group Principal Balance at the end of the related Due Period (after giving effect to all payments of principal on such Notes on such Payment Date, including the related Distributable Excess Spread and any Crosscollateralization Payment) and (b) on the Final Payment Date, the related outstanding Note Principal Balance (after giving effect to all other payments of principal on such Notes on such Payment Date, including the related Distributable Excess Spread and any Crosscollateralization Payment).

     "Insured Payment" means (i) as of any Payment Date, any Deficiency Amount and (ii) any Preference Amount.

     "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy, substantially in the form of Exhibit A attached to the Policy, the original of which is subsequently delivered by registered or certified mail, from the Indenture Trustee specifying the Insured Payment which shall be due and owing on the applicable Payment Date.

     "Owner" means each Holder (as defined in the Agreement) who, on the applicable Payment Date, is entitled under the terms of the Notes or the Senior Interest Participations to payment thereunder.

     "Preference Amount" means any amount previously distributed to an Owner on the Notes or the Senior Interest Participations that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy with respect to the Seller, the Depositor or the Trust pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time in accordance with a final nonappealable order of a court having competent jurisdiction.

     So long as no Insurer Default is continuing, the Insurer will be entitled to exercise the rights of the Noteholders. An "Insurer Default" will occur in the event the Insurer fails to make a payment required under the Policy or if certain events of bankruptcy or insolvency occur with respect to the Insurer.

     Capitalized terms used in the Policy and not otherwise defined in the Policy shall have the respective meanings set forth in the Agreement as of the date of execution of the Policy, without giving effect to any subsequent amendment or modification to the Agreement unless such amendment or modification has been approved in writing by the Insurer.

     Any notice under the Policy or service of process on the Fiscal Agent or the Insurer may be made at the address listed below for the Fiscal Agent or the Insurer or such other address as the Insurer shall specify in writing to the Indenture Trustee.

     The notice address of the Fiscal Agent is 61 Broadway, 15th Floor, New York, New York 10006, Attention: Municipal Registrar and Paying Agency, or such other address as the Fiscal Agent shall specify to the Indenture Trustee in writing.

     The Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

     The insurance provided by the Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

     The Policy is not cancelable for any reason. The premium on the Policy is not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the Notes.

OVERCOLLATERALIZATION PROVISIONS

     The Sale and Servicing Agreement requires that, on each Payment Date, the Distributable Excess Spread with respect to a Group will be applied on such Payment Date as an accelerated payment of principal on the related Notes. This has the effect of accelerating the amortization of the Notes relative to the amortization of the Mortgage Loans.

     The required level of overcollateralization with respect to a Group will be satisfied as of each Payment Date when the related Group Principal Balance at the end of the related Due Period exceeds the related Note Principal Balance by an amount specified in the Sale and Servicing Agreement. Thereafter, the level of overcollateralization necessary to satisfy the required level of overcollateralization may be increased or decreased from time to time based on the loss and delinquency experience of the Mortgage Loans in accordance with the provisions of the Sale and Servicing Agreement. In addition, the required level of overcollateralization may be decreased, in the sole discretion of the Insurer and with the prior consent of each Rating Agency, as low as zero, which would have the effect of reducing the amortization of the Notes below what it otherwise would have been.

CROSSCOLLATERALIZATION

     Excess Spread with respect to a Group will be available to cover certain shortfalls with respect to the Notes relating to the other Group as described above under the caption "--Priority of Distributions."

STATED MATURITY DATE

     The "Stated Maturity Date" (i) for the Class I-A Notes is the Payment Date in June 2029, and (ii) for the Class II-A Notes is the Payment Date in June 2029, which is the Payment Date in the month immediately following the last scheduled due date for the Mortgage Loan having the latest stated maturity date. It is expected that the actual last Payment Date for the Notes will occur significantly earlier than the Stated Maturity Dates specified above. See "PREPAYMENT AND YIELD CONSIDERATIONS" below.

                      PREPAYMENT AND YIELD CONSIDERATIONS

GENERAL

     The rate of principal payments on the Notes, the aggregate amount of distributions on the Notes and the yield to maturity of the Notes will be related to the rate and timing of payments of principal on the Mortgage Loans in the related Group. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the Seller or purchases by the Servicer). The Mortgage Loans may be prepaid by the Mortgagors at any time without penalty.

PREPAYMENTS

     Prepayments, liquidations and purchases of the Mortgage Loans (including any optional purchase by the Servicer of a Delinquent Mortgage Loan in a Group and any optional purchase of the remaining Mortgage Loans) will result in distributions on the related Notes of principal amounts which would otherwise be distributed over the remaining terms of such Mortgage Loans. Since the rate of payment of principal of the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a Note may vary from the anticipated yield will depend upon the degree to which a Note is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of such Mortgage Loans.

     The rate of prepayment on the Mortgage Loans cannot be predicted. Home equity loans such as the Mortgage Loans have been originated in significant volume only during the past few years. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional first mortgage loans. The prepayment experience of the Trust with respect to the Mortgage Loans may be affected by a wide variety of factors, including economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and changes affecting the deductibility for federal income tax purposes of interest payments on home equity loans. All of the Mortgage Loans contain "due-on-sale" provisions, and the Servicer is required by the Sale and Servicing Agreement to enforce such provisions, unless such enforcement is not permitted by applicable law. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related Mortgage Loan. See "CERTAIN LEGAL ASPECTS OF LOANS--Due-on-Sale Clauses in Mortgage Loans" in the Prospectus.

     As with fixed rate obligations generally, the rate of prepayment on a pool of mortgage loans with fixed rates such as the Mortgage Loans is affected by prevailing market rates for mortgage loans of a comparable term and risk level. When the market interest rate is below the mortgage coupon, mortgagors may have an increased incentive to refinance their mortgage loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments.

     Some of the Mortgage Loans in Group 1 are adjustable-rate mortgage loans. As is the case with conventional fixed-rate mortgage loans, adjustable-rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable-rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable-rate mortgage loans to "lock in" a lower fixed interest rate. However, no assurance can be given as to the level of prepayments that the Mortgage Loans will experience.

     In addition to the foregoing factors affecting the weighted average life of the Notes, the use of Excess Spread to pay principal of the Notes to the extent required by the Sale and Servicing Agreement will result in the acceleration of the Notes, relative to the amortization of the related Mortgage Loans in the early months of the transaction. This acceleration feature creates overcollateralization which results from the excess of the Group Principal Balance over the related Note Principal Balance. Once the required level of overcollateralization is reached, the acceleration feature will cease, unless necessary to maintain the required level of overcollateralization. See "DESCRIPTION OF THE NOTES--Overcollateralization Provisions."

     Excess Spread for the Mortgage Loans of a Group will be distributed in reduction of the Note Principal Balance of the related Notes on each Payment Date to the extent that the then required overcollateralization amount for such Group exceeds the actual overcollateralization amount. If purchased at a premium or a discount, the yield to maturity on a Note will be affected, in the same manner as described below under "--Weighted Average Lives," by the rate at which the Excess Spread is distributed in reduction of the Note Principal Balance. The amount of Excess Spread on any Payment Date will be affected by the actual amount of interest received, collected or recovered in respect of the Mortgage Loans during the related Due Period and such amount will be influenced by the number of days since receipt of the last payment of interest on a Mortgage Loan and by changes in the weighted average of the Loan Rates of such Mortgage Loans resulting from prepayments and liquidations. The amount of Excess Spread applied in reduction of the Note Principal Balance of a class of Notes on each Payment Date will be based on the then required overcollateralization amount for the related Group, which may increase or decrease during the period that the related Notes remain outstanding. Any increase in a required overcollateralization amount may result in an accelerated rate of amortization of the related Notes until such overcollateralization amount equals the required overcollateralization amount and any decrease in such required overcollateralization amount will result in a decelerated rate of amortization of the related Notes until the overcollateralization amount equals the required overcollateralization amount.

WEIGHTED AVERAGE LIVES

     Generally, greater than anticipated prepayments of principal will increase the yield on Notes purchased at a price less than par and will decrease the yield on Notes purchased at a price greater than par. The effect on an investor's yield due to principal prepayments on the Mortgage Loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the Notes will not be entirely offset by a subsequent like reduction (or increase) in the rate of principal payments. The weighted average life of the Notes will also be affected by the amount and timing of delinquencies and defaults on the Mortgage Loans and the recoveries, if any, on defaulted Mortgage Loans and foreclosed properties.

     The "weighted average life" of a Note refers to the average amount of time that will elapse from the date of issuance to the date each dollar in respect of principal of such Note is repaid. The weighted average life of the Notes will be influenced by, among other factors, the rate at which principal payments are made on the Mortgage Loans, including final payments made upon the maturity of Balloon Loans.

     All of the Group 2 Mortgage Loans and most of the Group 1 Mortgage Loans bear interest at a fixed rate, while all of the Notes bear interest at an adjustable rate based on LIBOR. Changes in the level of LIBOR may not correlate with prevailing interest rates for fixed rate mortgage loans. An investor considering the purchase of the Notes in the expectation that LIBOR will increase over time, thus increasing the Note Rates, should consider the risk that prevailing interest rates for fixed rate mortgage loans could decline concurrently with an increase in LIBOR, which decline would be expected to result in a faster rate of prepayments on the fixed rate Mortgage Loans, thereby reducing the weighted average life of the Notes.

     Prepayments on Mortgage Loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement for the fixed rate Mortgage Loans is the prepayment assumption (the "Prepayment Assumption"), which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the pool of mortgage loans for the life of such mortgage loans. A 100% Prepayment Assumption assumes a conditional prepayment rate ("CPR") of 4% per annum of the outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and approximately an additional 1.45% (precisely 16/11) (expressed as a percentage per annum) in each month thereafter until the twelfth month; beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, a conditional prepayment rate of 20% per annum each month is assumed. As used in the table below, 0% Prepayment Assumption assumes prepayment rates equal to 0% of the Prepayment Assumption, i.e., no prepayments. Correspondingly, 115% Prepayment Assumption assumes prepayment rates equal to 115% of the Prepayment Assumption, and so forth. The adjustable rate Mortgage Loans are assumed to prepay at the constant percentages of CPR set forth in the tables below. Neither the Prepayment Assumption nor CPR purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. The Depositor believes that no existing statistics of which it is aware provide a reliable basis for holders of Notes to predict the amount or the timing of receipt of prepayments on the Mortgage Loans.

     Because the following tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between characteristics of the actual Mortgage Loans and the characteristics of the Mortgage Loans assumed in preparing the table. Any such discrepancy may have an effect upon the percentages of the Principal Balances outstanding and weighted average lives of the Notes set forth in the tables. In addition, since the actual Mortgage Loans in the Trust have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Notes may be made earlier or later than as indicated in the tables.

     For the purpose of the tables below, it is assumed that: (i) the Mortgage Loans consist of pools of loans with the level-pay and balloon amortization characteristics set forth below, (ii) the Closing Date for the Notes is June 22, 1999, (iii) distributions on the Notes are made on the 25th day of each month regardless of the day on which the Payment Date actually occurs, commencing in July 1999 and are made in accordance with the priorities described herein, (iv) the scheduled monthly payments of principal and interest on the Mortgage Loans will be timely made on the first day of each month (with no defaults), (v) the Mortgage Loans' prepayment rates are a multiple of the Prepayment Assumption or constant percentages of CPR, as applicable, (vi) all prepayments are prepayments in full received on the last day of each month and include 30 days' interest thereon, (vii) no optional termination is exercised, except with respect to the weighted average lives pursuant to footnote (2) in the decrement tables below, (viii) each class of Notes has the Note Rate and Original Note Principal Balance as set forth herein, (ix) the overcollateralization levels are set initially as specified in the Sale and Servicing Agreement, and thereafter decrease in accordance with the provisions of the Sale and Servicing Agreement and (x) the level of LIBOR for each Interest Period will be 4.955% and the level of the Loan Index for each Interest Period will be 5.255%.

GROUP 1 MORTGAGE LOANS

                                                                 ORIGINAL         ORIGINAL     REMAINING
                                                                 AMORTIZATION     TERM TO      TERM TO       NEXT RATE
               AMORTIZATION       PRINCIPAL                        TERM           MATURITY     MATURITY      ADJUSTMENT
RATE TYPE      METHODOLOGY         BALANCE         LOAN RATE     (MONTHS)         (MONTHS)     (MONTHS)        DATE         INDEX
----------     ------------     --------------     ---------     ------------     --------     ---------     ----------     -----
Adjustable      Level Pay       $ 1,972,168.37       10.621%          329            329          312           9/1/99       CMT
Adjustable      Level Pay       $ 3,326,324.28        8.808%          348            348          340          12/1/99       CMT
Adjustable      Level Pay       $ 3,069,799.27        9.008%          333            333          326           1/1/00       CMT
Adjustable      Level Pay       $ 3,508,347.49        9.430%          326            326          320           2/1/00       CMT
Adjustable      Level Pay       $ 5,826,150.17        9.135%          333            333          327           3/1/00       CMT
Adjustable      Level Pay       $ 4,989,980.08        9.399%          337            337          333           4/1/00       CMT
Adjustable      Level Pay       $ 6,890,442.31        9.370%          347            347          344           5/1/00       CMT
Fixed           Balloon         $34,439,238.83        9.962%          360            180          168
Fixed           Balloon         $60,677,913.85       10.230%          360            180          177
Fixed           Level Pay       $14,238,418.71       10.772%          113            113          107
Fixed           Level Pay       $16,235,658.74       10.561%          180            180          167
Fixed           Level Pay       $36,961,284.18        9.624%          240            240          227
Fixed           Level Pay       $34,092,122.43       10.306%          180            180          177
Fixed           Level Pay       $67,295,925.78        9.531%          240            240          237
Fixed           Level Pay       $ 9,204,054.69        9.940%          360            360          354

                                    MAXIMUM     MINIMUM
            GROSS      PERIODIC     INTEREST    INTEREST
RATE TYPE   MARGIN     RATE CAP      RATE        RATE
----------  ------     --------     -------     -------
Adjustable  5.701%       2.000%     16.121%      10.121%
Adjustable  5.561%       2.000%     14.794%       8.794%
Adjustable  5.602%       2.000%     15.008%       9.008%
Adjustable  5.764%       2.000%     15.416%       9.416%
Adjustable  5.488%       2.000%     15.102%       9.102%
Adjustable  5.601%       2.000%     15.371%       9.371%
Adjustable  5.595%       2.000%     15.356%       9.356%
Fixed
Fixed
Fixed
Fixed
Fixed
Fixed
Fixed
Fixed

GROUP 2 MORTGAGE LOANS

                                                                 ORIGINAL         ORIGINAL     REMAINING
                                                                 AMORTIZATION     TERM TO      TERM TO
               AMORTIZATION       PRINCIPAL                        TERM           MATURITY     MATURITY
RATE TYPE      METHODOLOGY         BALANCE         LOAN RATE     (MONTHS)         (MONTHS)     (MONTHS)
----------     ------------     --------------     ---------     ------------     --------     ---------
Fixed          Balloon          $36,094,546.19        9.551%          360            177          165
Fixed          Balloon          $17,926,783.34        9.780%          360            180          176
Fixed          Level Pay        $ 6,815,588.82       10.008%          169            169          157
Fixed          Level Pay        $19,991,982.27        9.158%          240            240          227
Fixed          Level Pay        $ 3,354,731.45       11.039%          171            171          168
Fixed          Level Pay        $10,049,586.28        9.271%          240            240          236
Fixed          Level Pay        $ 3,042,580.43        8.806%          360            360          352

     Subject to the foregoing discussion and assumptions, the following table indicates the weighted average life of each class of Notes and the percentages of the Original Note Principal Balances that would be outstanding after each of the dates shown at various percentages of the Prepayment Assumption.

             PERCENT OF ORIGINAL NOTE PRINCIPAL BALANCE OUTSTANDING
        AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION OR CPR

                                                           CLASS I-A                                    CLASS II-A
                                          -------------------------------------------   -------------------------------------------
ADJUSTABLE RATE MORTGAGE LOANS (CPR)       0%      12%     24%     28%    36%    48%
                                          -----   -----   -----   -----   ----   ----
FIXED RATE MORTGAGE LOANS                  0%      50%    100%    115%    150%   200%    0%      50%    100%    115%    150%   200%
                                          -----   -----   -----   -----   ----   ----   -----   -----   -----   -----   ----   ----
DISTRIBUTION DATE
----------------------------------------
Initial Percentage......................    100     100    100     100    100    100      100     100    100     100    100     100
June 25, 2000...........................     96      87     78      75     69     61       96      87     78      75     69      60
June 25, 2001...........................     94      76     60      56     46     34       94      77     60      56     46      34
June 25, 2002...........................     91      66     46      41     31     20       93      67     47      42     32      20
June 25, 2003...........................     89      58     36      31     21     12       91      59     37      32     22      12
June 25, 2004...........................     86      50     28      23     14      7       89      52     29      24     15       7
June 25, 2005...........................     84      43     21      17     10      4       87      45     22      18     10       4
June 25, 2006...........................     80      37     16      13      6      2       84      40     17      13      7       2
June 25, 2007...........................     77      32     12       9      4      1       82      35     14      10      4       1
June 25, 2008...........................     73      27      9       7      3      0       79      30     10       7      3       0
June 25, 2009...........................     69      24      7       5      1      0       75      26      8       5      2       0
June 25, 2010...........................     66      20      5       3      1      0       72      22      6       4      1       0
June 25, 2011...........................     61      17      4       2      0      0       68      19      4       3      0       0
June 25, 2012...........................     57      14      3       1      0      0       63      16      3       2      0       0
June 25, 2013...........................     42       9      1       1      0      0       30       7      1       0      0       0
June 25, 2014...........................     23       4      0       0      0      0       13       2      0       0      0       0
June 25, 2015...........................     20       3      0       0      0      0       11       2      0       0      0       0
June 25, 2016...........................     17       2      0       0      0      0        8       1      0       0      0       0
June 25, 2017...........................     13       1      0       0      0      0        5       0      0       0      0       0
June 25, 2018...........................     10       1      0       0      0      0        2       0      0       0      0       0
June 25, 2019...........................      7       0      0       0      0      0        1       0      0       0      0       0
June 25, 2020...........................      7       0      0       0      0      0        1       0      0       0      0       0
June 25, 2021...........................      6       0      0       0      0      0        1       0      0       0      0       0
June 25, 2022...........................      5       0      0       0      0      0        1       0      0       0      0       0
June 25, 2023...........................      4       0      0       0      0      0        1       0      0       0      0       0
June 25, 2024...........................      3       0      0       0      0      0        1       0      0       0      0       0
June 25, 2025...........................      2       0      0       0      0      0        0       0      0       0      0       0
June 25, 2026...........................      1       0      0       0      0      0        0       0      0       0      0       0
June 25, 2027...........................      0       0      0       0      0      0        0       0      0       0      0       0
June 25, 2028...........................      0       0      0       0      0      0        0       0      0       0      0       0
Weighted Average
  Life (years)*(1)......................  12.45    6.29   3.82    3.37    2.60   1.91   12.12    6.43   3.91    3.44    2.63   1.91
Weighted Average
  Life (years)*(2)......................  12.28    6.18   3.74    3.28    2.52   1.85   12.09    6.38   3.82    3.34    2.54   1.84

------------------

* The weighted average life of a Note is determined by (i) multiplying the amount of each distribution in reduction of the related Note Principal Balance by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the related Original Note Principal Balance.

(1) To Maturity
(2) To Optional Termination

     This table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the Mortgage Loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

                         DESCRIPTION OF THE AGREEMENTS

     The following summary describes certain terms of the Sale and Servicing Agreement, the Trust Agreement and the Indenture. Such summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the respective provisions of the Sale and Servicing Agreement, the Trust Agreement and the Indenture. Whenever particular defined terms in the Indenture are referred to, such defined terms are thereby incorporated herein by reference. See "The Agreements" in the Prospectus.

REPORTS TO NOTEHOLDERS

     Concurrently with each payment to the Noteholders, the Servicer will forward to the Indenture Trustee for mailing to each Noteholder and the Insurer a statement setting forth among other items with respect to each Payment Date and each class of Notes:

          (i) the aggregate amount of the distribution to the Noteholders on such Payment Date;

          (ii) the amount of distribution set forth in paragraph (i) above in respect of interest and the amount thereof in respect of any related Interest Carryover Shortfall, and the amount of any related Interest Carryover Shortfall remaining;

          (iii) the aggregate amount of any distribution to the Senior Interest Participations, and the amount thereof in respect of any related Interest Carryover Shortfall, and the amount of any related Interest Carryover Shortfall remaining;

          (iv) the amount of the distribution set forth in paragraph (i) above in respect of principal and the amount thereof in respect of the Principal Shortfall Amount, and any remaining Principal Shortfall Amount;

          (v) the amount of Excess Spread for each Group and the amount applied as a distribution of Distributable Excess Spread on the Notes;

          (vi) the Guaranteed Principal Amount for each Group for such Payment Date;

          (vii) the amount paid under the Policy for such Payment Date in respect of the Interest Distribution to each class of Notes and the Senior Interest Participations;

          (viii) the Servicing Fee;

          (ix) the Pool Principal Balance and each Group Principal Balance as of the close of business on the last day of the preceding Due Period;

          (x) the Note Principal Balance for each class of Notes after giving effect to payments allocated to principal above;

          (xi) the amount of overcollateralization for each Group as of the close of business on the Payment Date, after giving effect to distributions of principal on such Payment Date;

          (xii) the number and aggregate Principal Balances of the Mortgage Loans in each Group as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the preceding Due Period;

          (xiii) the book value of any real estate which is acquired by the Trust through foreclosure or grant of deed in lieu of foreclosure;

          (xiv) the aggregate amount of prepayments received on the Mortgage Loans during the previous Due Period and specifying the amount for each Group;

          (xv) the weighted average Loan Rate on the Mortgage Loans as of the first day of the month prior to the Payment Date and specifying such rate for each Group;

          (xvi) the Note Rate for each class of Notes for such Payment Date; and

          (xvii) the required overcollateralization for each Group for such Payment Date.

     In the case of information furnished pursuant to clauses (ii) and (iv) above, the amounts shall be expressed as a dollar amount per Note with a $1,000 denomination.

     Within 60 days after the end of each calendar year, the Servicer will be required to forward to the Indenture Trustee a statement containing the information set forth in clauses (ii), (iii) and (iv) above aggregated for such calendar year.

COLLECTION AND OTHER SERVICING PROCEDURES ON MORTGAGE LOANS

     The Servicer will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the Sale and Servicing Agreement, follow such collection procedures as it follows from time to time with respect to the home equity loans in its servicing portfolio comparable to the Mortgage Loans. Consistent with the above, the Servicer may in its discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the Mortgage Loans.

     With respect to the Mortgage Loans, the Servicer may arrange with a borrower a schedule for the payment of interest due and unpaid for a period, provided that any such arrangement is consistent with the Servicer's policies with respect to the home equity mortgage loans it owns or services and the terms of the Sale and Servicing Agreement. In accordance with the terms of the Sale and Servicing Agreement, the Servicer may consent under certain circumstances to the placing of a subsequent senior lien in respect of a Mortgage Loan.

HAZARD INSURANCE

     The Servicer will cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located in an amount which is at least equal to the least of (i) the outstanding Principal Balance on the Mortgage Loan and any related first lien, (ii) the full insurable value of the premises securing the Mortgage Loan and (iii) the minimum amount required to compensate for damage or loss on a replacement cost basis in each case in an amount not less than such amount as is necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. Generally, if the Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as FLOOD ZONE "A," such flood insurance has been made available and the Servicer determines that such insurance is necessary in accordance with accepted mortgage servicing practices of prudent lending institutions, the Servicer will cause to be purchased a flood insurance policy with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (a) the outstanding Principal Balance of the Mortgage Loan and any related first lien,
(b) the full insurable value of the Mortgaged Property, or (c) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended. The Servicer will also maintain on REO Property, to the extent such insurance is available, fire and hazard insurance in the applicable amounts described above, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968, as amended, and the Servicer determines that such insurance is necessary in accordance with accepted mortgage servicing practices of prudent lending institutions, flood insurance in an amount equal to that required above. Any amounts collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property, or to be released to the borrower in accordance with customary mortgage servicing procedures) will be deposited in the related Collection Account, subject to retention by the Servicer to the extent such amounts constitute servicing compensation or to withdrawal pursuant to the Sale and Servicing Agreement.

     In the event that the Servicer obtains and maintains a blanket policy as provided in the Sale and Servicing Agreement insuring against fire and hazards of extended coverage on all of the Mortgage Loans then, to the extent such policy names the Servicer or its designee as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance of the Mortgage Loans without coinsurance, and otherwise complies with the requirements of the first paragraph of this subsection, the Servicer will be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     The Servicer will foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into default when, in accordance with applicable servicing procedures under the Sale and Servicing Agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer will follow such practices as it deems necessary or advisable and as are in keeping with its general mortgage servicing activities, provided the Servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage loan or restoration of any property unless, in its sole judgment, such foreclosure, correction or restoration will increase Net Liquidation Proceeds. The Servicer will be reimbursed out of Liquidation Proceeds for advances of its own funds as liquidation expenses before any Net Liquidation Proceeds are distributed to Noteholders or the Seller.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     With respect to each Due Period, the Servicer will receive from interest collections in respect of the Mortgage Loans a portion of such interest collections as a monthly Servicing Fee in the amount equal to 0.40% per annum (or, if Champion is no longer the Servicer, 0.50% per annum) (the "Servicing Fee Rate") on the Group Principal Balance of each Group as of the first day of the related Due Period (or as of the Cut-Off Date for the first Due Period). All assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers, will be retained by the Servicer as additional servicing compensation.

     Not later than two Business Days prior to each Distribution Date, the Servicer is required to remit to the Indenture Trustee, without any right of reimbursement, an amount equal to, with respect to each Mortgage Loan as to which a principal prepayment in full was received during the related Due Period, the lesser of (a) the excess, if any, of 30 days' interest on the Principal Balance of such Mortgage Loan at the Loan Rate (or at such lower

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rate as may be in effect for such Mortgage Loan because of application of the
Soldiers' and Sailors' Civil Relief Act of 1940, or as a result of any reduction of the monthly payment due on such Mortgage Loan as a result of a bankruptcy proceeding), minus the Servicing Fee for such Mortgage Loan, over the amount of interest actually paid by the related Mortgagor in connection with such principal prepayment (with respect to all such Mortgage Loans, the "Prepayment Interest Shortfall") and (b) the sum of the aggregate Servicing Fee received by the Servicer in the most recently ended Due Period. The Servicing Fee will not be reduced to cover shortfalls in interest collections resulting from partial prepayments on the Mortgage Loans.

EVIDENCE AS TO COMPLIANCE

     The Sale and Servicing Agreement provides for delivery on or before the last day of the fifth month following the end of the Servicer's fiscal year, beginning with the fiscal year ending 1999, to the Indenture Trustee, the Rating Agencies and the Insurer of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its material obligations under the Sale and Servicing Agreement throughout the preceding fiscal year, except as specified in such statement.

     On or before the last day of the fifth month following the end of the Servicer's fiscal year, beginning with the fiscal year ending in 1999, the Servicer will furnish a report prepared by a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Depositor) to the Trustee, the Depositor, the Insurer and the Rating Agencies to the effect that such firm has examined certain documents and the records relating to servicing of the Mortgage Loans under the Uniform Single Attestation Program for Mortgage Bankers and such firm's conclusion with respect thereto.

     The Servicer's fiscal year ends on September 30.

CERTAIN MATTERS REGARDING THE SERVICER

     The Sale and Servicing Agreement provides that the Servicer may not resign from its obligations and duties thereunder, except in connection with a permitted transfer of servicing, unless (i) such duties and obligations are no longer permissible under applicable law as evidenced by an opinion of counsel delivered to the Insurer or (ii) upon the satisfaction of the following conditions: (a) the Servicer has proposed a successor Servicer to the Indenture Trustee and the Insurer in writing and such proposed successor Servicer is reasonably acceptable to the Indenture Trustee; (b) the Rating Agencies have confirmed to the Indenture Trustee and the Insurer that the appointment of such proposed successor Servicer as the Servicer will not result in the reduction or withdrawal of the then current rating of the Notes; and (c) such proposed successor Servicer is acceptable to the Insurer. No such resignation will become effective until the Indenture Trustee or a successor Servicer has assumed the Servicer's obligations and duties under the Sale and Servicing Agreement.

     The Servicer may perform any of its duties and obligations under the Sale and Servicing Agreement through one or more subservicers or delegates, which may be affiliates of the Servicer. Notwithstanding any such arrangement, the Servicer will remain liable and obligated to the Indenture Trustee, the Owner Trustee, the Noteholders and the Insurer for the Servicer's duties and obligations under the Sale and Servicing Agreement, without any diminution of such duties and obligations and as if the Servicer itself were performing such duties and obligations.

     Any person into which, in accordance with the Sale and Servicing Agreement, the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the Servicer is a party, or any person succeeding to the business of the Servicer, will be the successor to the Servicer under the Sale and Servicing Agreement.

     The Sale and Servicing Agreement provides that the Servicer will indemnify the Trust, the Indenture Trustee, the Insurer and the Owner Trustee from and against any loss, liability, expense, damage or injury suffered or sustained as a result of the Servicer's actions or omissions in connection with the servicing and administration of the Mortgage Loans which are not in accordance with the provisions of the Sale and Servicing Agreement. The Sale and Servicing Agreement provides that neither the Seller nor the Servicer nor their directors, officers, employees or agents will be under any other liability to the Trust, the Indenture Trustee, the Owner Trustee, the Noteholders or any other person for any action taken or for refraining from taking any action pursuant to the Sale and Servicing Agreement. However, neither the Seller nor the Servicer will be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence of the Seller or the Servicer in the performance of its duties under the Sale and Servicing Agreement or by reason of reckless disregard of its obligations thereunder. In addition, the Sale and Servicing Agreement provides that the Servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Sale and Servicing Agreement and which in its opinion may expose it to any expense or liability. The Servicer and any director or officer or employee or agent of the Servicer shall be indemnified by the Trust against a loss, liability or expense incurred in connection with any legal action relating to the Sale and Servicing Agreement or the Notes or Senior Interest Participations, other than (i) any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense would otherwise be reimbursable pursuant to the Sale and Servicing Agreement) and (ii) any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties under the Sale and Servicing Agreement or by reason of its reckless disregard of obligations and duties under the Sale and Servicing Agreement. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable with respect to the Sale and Servicing Agreement and the rights and duties of the parties thereto and the interest of the Noteholders and the Insurer thereunder.

EVENTS OF SERVICING TERMINATION

     "Events of Servicing Termination" will consist of: (i)(A) any failure by the Servicer to make any required Monthly Advance, or (B) any other failure by the Servicer to deposit in the Collection Account or Distribution Account any deposit required to be made under the terms of the Sale and Servicing Agreement which continues unremedied for two Business Days after the giving of written notice of such failure to the Servicer by the Indenture Trustee or to the Servicer and the Indenture Trustee by the Insurer or by the Holders of Notes evidencing not less than 25% of the aggregate Note Principal Balance; (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Sale and Servicing Agreement which, in each case, materially and adversely affects the interests of the Noteholders or the Insurer and continues unremedied for 30 days after the giving of written notice of such failure to the Servicer by the Indenture Trustee, or to the Servicer and the Indenture Trustee by the Insurer or Noteholders evidencing not less than 25% of the aggregate Note Principal Balance; (iii) any failure by the Servicer to make any required Servicing Advance, which failure continues unremedied for a period of 30 days after the giving of written notice of such failure to the Servicer by the Indenture Trustee, or to the Servicer and the Indenture Trustee by the Insurer or any Noteholders holding Notes evidencing not less than 25% of the aggregate Note Principal Balance; (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Servicer and remaining undischarged, unbonded or unstayed for a period of 60 consecutive days and certain actions by the Servicer indicating insolvency, reorganization or inability to pay its obligations ("Insolvency Events"); (v) so long as the Seller is the Servicer, any failure of the Seller to repurchase or substitute Eligible Substitute Mortgage Loans for Defective Mortgage Loans as required pursuant to the Purchase Agreement or the Sale and Servicing Agreement; (vi) any breach by the Servicer of a representation or warranty made in the Sale and Servicing Agreement which materially and adversely affects the interests of the Noteholders or the Insurer and continues unremedied for a period of 60 days after the giving of written notice of such failure to the Servicer by the Indenture Trustee, or to the Servicer and the Indenture Trustee by the Insurer or Noteholders evidencing not less than 25% of the aggregate Note Principal Balance (or such longer period, with the consent of the Insurer (which consent shall not be unreasonably withheld)), as may be reasonably necessary to remedy such breach, provided that the Servicer has commenced and diligently pursues such remedy to completion and
(vi) any insufficiency in the Available Funds excluding any payment made under the Policy occurs on a Payment Date resulting in the need for a draw on the Policy.

     In addition the Insurer in its sole discretion may terminate the Servicer upon a Trigger Event. A "Trigger Event" will consist of, among other things,
(i) the failure by the Seller or the Servicer to pay any amount due the Insurer pursuant to the Insurance Agreement which continues unremedied for three Business Days after written notice of such failure by the Insurer; (ii) the Insurer determines that the performance of the Servicer is not in material compliance with the terms of the Sale and Servicing Agreement; or (iii) the Servicer is a party to a merger, consolidation or other corporate transaction in which the Servicer is not the surviving entity, the debt of such surviving entity is not investment grade or the Insurer determines that the servicing capabilities of the surviving entity could materially and adversely affect the servicing of the Mortgage Loans.

RIGHTS UPON AN EVENT OF SERVICING TERMINATION

     So long as an Event of Servicing Termination remains unremedied, either the Indenture Trustee shall at the direction of the Insurer, or shall at the direction of Noteholders representing at least 51% of the aggregate Note Principal Balance with the consent of the Insurer terminate all of the rights and obligations of the Servicer under the Sale and Servicing Agreement and in and to the Mortgage Loans, whereupon the Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Sale and Servicing Agreement and will be entitled to similar compensation arrangements. In the event that the Indenture Trustee would be obligated to succeed to the duties and obligations of the Servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution or other mortgage loan or home equity loan servicer with all licenses and permits required to perform its obligations under the Sale and Servicing Agreement and having a net worth of at least $50,000,000 and acceptable to the Insurer to act as successor to the Servicer under the Sale and Servicing Agreement. Pending such appointment, the Indenture Trustee will be obligated to act in such capacity unless prohibited by law. Such successor will be entitled to receive a servicing fee of 0.50% (or such lesser compensation as the Indenture Trustee and such successor may agree). A receiver or conservator for the Servicer may be empowered to prevent the termination and replacement of the Servicer where the only Event of Servicing Termination that has occurred is an Insolvency Event.

EVENTS OF DEFAULT UNDER THE INDENTURE

     "Events of Default" under the Indenture include:

          (i) a default in the payment of any interest when the same becomes due and payable and continuance of such default for a period of five days or a default in the payment in full of the Note Principal Balance at the Stated Maturity Date;

          (ii) failure on the part of the Trust to perform in any material respect any covenant or agreement under the Indenture (other than a covenant covered in clause (i) hereof) or the breach of a representation or warranty of the Trust, which continues for a period of thirty days after notice thereof is given; and

          (iii) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust.

REMEDIES ON EVENT OF DEFAULT UNDER THE INDENTURE

     If an Event of Default under the Indenture has occurred and is continuing, the Indenture Trustee may, with the consent of the Insurer, or shall, at the direction of the Insurer or upon the direction of Noteholders representing at least 51% of the aggregate Note Principal Balance, together with the prior written consent of the Insurer, declare the principal amount of the Notes due and payable immediately. Such a declaration may be rescinded by the Insurer or Noteholders representing at least 51% of the aggregate Note Principal Balance, together with the prior written consent of the Insurer.

     If the principal of the Notes has been declared due and payable as described in the preceding paragraph, the Indenture Trustee may, with the prior written consent of the Insurer, or shall, at the direction of the Insurer, elect not to liquidate the assets of the Trust provided that the assets are generating sufficient cash to pay interest and principal as it becomes due and payable to the Noteholders.

     However, the Indenture Trustee may not sell or otherwise liquidate the assets of the Trust following an Event of Default unless (a) the holders of 100% of the Notes and the Insurer consent to such sale, or (b) the proceeds of such sale or liquidation are sufficient to pay all amounts due and owing to the Noteholders, to the holders of the Senior Interest Participations and the Insurer, or (c) the Indenture Trustee determines that the assets of the Trust would not be sufficient on an ongoing basis to make all payments on the Notes as they become due and payable and the Indenture Trustee obtains the consent of the Insurer and the holders of 66 2/3% of the aggregate Note Principal Balance of the Notes.

CERTAIN MATTERS REGARDING THE INDENTURE TRUSTEE AND THE OWNER TRUSTEE

     Neither the Indenture Trustee nor any director, officer or employee of the Indenture Trustee will be under any liability to the Trust or the Noteholders for taking any action or for refraining from the taking of any action in good faith pursuant to the Indenture, or for errors in judgment; provided, that none of the Indenture Trustee or any director, officer or employee thereof will be protected against any liability that would otherwise be imposed on it by reason of willful malfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the Indenture. Subject to certain limitations set forth in the Indenture, the Indenture Trustee and any director, officer, employee or agent thereof will be indemnified by the Servicer and held harmless against any loss, liability or expense incurred in connection with any of its duties under the Agreements other than any loss, liability or expense incurred by reason of its own willful malfeasance, bad faith or negligence in the performance of its duties under the Indenture, or by reason of its reckless disregard of its obligations and duties under the Indenture. All persons into which the Indenture Trustee may be merged or with which it may be consolidated, or any person resulting from such merger or consolidation, will be the successor to the Indenture Trustee under the Indenture.

     The Owner Trustee, the Indenture Trustee and any of their respective affiliates may hold Notes in their own names or as pledgees. For the purpose of meeting the legal requirements of certain jurisdictions, the Owner Trustee and the Indenture Trustee acting jointly (or in some instances, the Owner Trustee or the Indenture Trustee acting alone), with the consent of the Insurer (which consent will not be unreasonably withheld), will have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of such an appointment, all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee by the Sale and Servicing Agreement and the Trust Agreement and the Indenture Trustee by the Indenture will be conferred or imposed upon the Owner Trustee and the Indenture Trustee, respectively, and in each such case such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Owner Trustee or Indenture Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the Owner Trustee or the Indenture Trustee, respectively.

     The Owner Trustee may resign at any time, in which event the Indenture Trustee will be obligated to appoint a successor thereto acceptable to the Insurer. The Indenture Trustee may also remove the Owner Trustee if it ceases to be eligible to continue as such under the Trust Agreement or becomes legally unable to act or becomes insolvent. Any resignation or removal of the Owner Trustee and appointment of a successor thereto will not become effective until acceptance of the appointment by such successor.

DUTIES OF THE OWNER TRUSTEE AND INDENTURE TRUSTEE

     The Owner Trustee will make no representations as to the validity or sufficiency of the Trust Agreement, the Notes, or of any Mortgage Loans or related documents, and will not be accountable for the use or application by Champion or the Servicer of any funds paid to Champion or the Servicer in respect of the Notes, or the Mortgage Loans, or the investment of any monies by the Servicer before such monies are deposited into the Collection Account or the Distribution Account. The Owner Trustee will be required to perform only those duties specifically required of it under the Trust Agreement. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Owner Trustee under the Trust Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Trust Agreement.

     The Indenture Trustee will make no representations as to the validity or sufficiency of the Indenture, the Notes (other than the execution and authentication thereof) or of any Mortgage Loans or related documents, and will not be accountable for the use or application by Champion or the Servicer of any funds paid to Champion or the Servicer in respect of the Notes or the Mortgage Loans, or the use or investment of any monies by the Servicer before such monies are deposited into the Collection Account or the Distribution Account. So long as no Event of Default or Event of Servicing Termination has occurred and is continuing, the Indenture Trustee will be required to perform only those duties specifically required of it under the Indenture. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Indenture Trustee under the Indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the Indenture. The Indenture Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Trust Agreement or Sale and Servicing Agreement which failure constitutes an Event of Servicing Termination unless the Indenture Trustee obtains actual knowledge of such failure as will be specified in the Indenture.

AMENDMENT

     The Sale and Servicing Agreement may be amended from time to time by the parties thereto and with the consent of the Insurer (which consent will not be unreasonably withheld), but without the consent of the Noteholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with any other provisions of such Agreement, to add to the duties of the Seller or the Servicer or to add or amend any provisions of such Agreement as required by the Rating Agencies in order to maintain or improve any rating of the Notes (it being understood that, after obtaining the ratings in effect on the Closing Date, none of the Seller, the Depositor, the Indenture Trustee, the Owner Trustee or the Servicer is obligated to obtain, maintain, or improve any such rating) or to add any other provisions with respect to matters or questions arising under such Agreement which shall not be inconsistent with the provisions of such Agreement, provided that such action will not, as evidenced by an opinion of counsel, materially and adversely affect the interests of any Noteholder or the Insurer; provided, that any such amendment will not be deemed to materially and adversely affect the Noteholders and no such opinion will be required to be delivered if the person requesting such amendment obtains a letter from the Rating Agencies stating that such amendment would not result in a downgrading of the then current rating of the Notes (without regard to the Policy). The Sale and Servicing Agreement may also be amended from time to time by the Seller, the Depositor, the Servicer, the Owner Trustee and the Indenture Trustee, with the consent of the affected Noteholders representing at least 51% of the related aggregate Note Principal Balance and the Insurer (which consent will not be unreasonably withheld) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Sale and Servicing Agreement or of modifying in any manner the rights of the Noteholders, provided that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, collections of payments on the Notes or payments under the Policy which are required to be made on any Note without the consent of the holder of such Note and the Insurer or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all Notes then outstanding.

     The Indenture provides that, without the consent of the Holders of any Notes, but with the consent of the Insurer and prior notice to the Rating Agencies, when authorized by a request of the Trust pursuant to the Indenture, at any time and from time to time, the Trust and the Indenture Trustee may enter into one or more supplemental indentures (which will conform to the provisions of the Trust Indenture Act of 1939, as amended (the "TIA"), as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes: (a) to correct or amplify the description of any property at any time subject to the lien of the Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of the Indenture, or to subject to the lien of the Indenture additional property; (b) to evidence the succession, in compliance with the applicable provisions of the Indenture, of another entity to the Trust, and the assumption by any such successor of the covenants of the Trust contained in the Notes or the Indenture; (c) to add to the covenants of the Trust for the benefit of the Holders of the Notes, or to surrender any right or power conferred upon the Trust in the Indenture; (d) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee; (e) to cure any ambiguity, to correct or supplement any provision in the Indenture or in any supplemental indenture that may be inconsistent with any other provision in the Indenture or in any supplemental indenture; (f) to evidence and provide for the acceptance of the appointment under the Indenture by a successor trustee with respect to the Notes and to add to or change any of the provisions of the Indenture as will be necessary to facilitate the administration of the trusts thereunder by more than one trustee, pursuant to the requirements of the Indenture; or (g) to modify, eliminate or add to the provisions of the Indenture to such extent as will be necessary to effect the qualification of the Indenture under the TIA or under any similar federal statute enacted after the date of the Indenture and to add to the Indenture such other provisions as may be expressly required by the TIA; provided, however, that no such supplemental indentures will be entered into unless the Indenture Trustee shall have received an opinion of counsel to the effect that entering into such supplemental indenture will not have any material adverse tax consequences to the Trust or the Noteholders. In addition, the Indenture provides that, without the consent of the Holders of any Notes, but with the consent of the Rating Agencies and the Insurer, when authorized by a request of the Trust pursuant to the Indenture, at any time and from time to time, the Trust and Indenture Trustee may enter into one or more Supplemental Indentures (which will conform to the TIA, as in force at the date of execution thereof), in the form satisfactory to the Indenture Trustee, for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of the Indenture, or of modifying in any manner the rights of the Noteholders, provided that such action will not, as evidenced by an opinion of counsel, have a material adverse tax consequence to the Trust or the Noteholders; and provided further, that such action will not, as evidenced by an opinion of counsel, materially and adversely affect the interests of the Noteholders or the Insurer, provided that no such opinion of counsel regarding material adverse affect to the Noteholders and Insurer will be required to be delivered if the person requesting such amendment obtains a letter from the Rating Agencies stating that such amendment would not result in a downgrading of the then current rating of the Notes (without regard to the Policy).

     The Indenture also provides that the Trust and the Indenture Trustee, when authorized by a written request of the Trust, also may, with prior notice to the Insurer and each Rating Agency and with the consent of the Insurer and the Holders of Notes affected thereby representing not less than a majority of the related aggregate Note Principal Balance thereof, enter into a supplemental indenture for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or of modifying in any manner the rights of such Noteholders thereunder; provided, that no such supplemental indenture may, without the consent of the Holder of each Note affected thereby: (a) change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof or the interest rate thereon, change the provisions of the Indenture relating to the application of collections on, or the proceeds of the sale of, the corpus of the Trust to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of the Indenture requiring the application of funds available therefor to the payment of any such amount due on the Notes on or after the respective dates such amounts become due; (b) reduce the percentage of the Note Principal Balances of the Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences provided for in the Indenture; (c) modify or alter the provisions of the proviso to the definition of the term "Outstanding" in the Indenture or modify or alter the exception in the definition of the term "Holder" therein; (d) reduce the percentage of the Note Principal Balance of the Notes required to direct the Indenture Trustee to direct the Trust to sell or liquidate the corpus of the Trust pursuant to the Indenture; (e) modify any provision of the amendment provisions of the Indenture except to increase any percentage specified in the Indenture or to provide that certain additional provisions of the Indenture or the other Agreements cannot be modified or waived without the consent of the Holder of each Note affected thereby; (f) modify any of the provisions of the Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation); or (g) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any property at any time subject thereto or deprive the Holder of any Note of the security provided by the lien of the Indenture; and provided, further, that such action will not, as evidenced by an opinion of counsel, cause the Trust to be subject to an entity level tax.

TERMINATION; RETIREMENT OF THE NOTES

     The Trust will terminate on the Payment Date following the later of (A) payment in full of all amounts owing to the Insurer, unless the Insurer shall otherwise consent and (B) the earliest of (i) the final payment (or other liquidation) of the last Mortgage Loan in the Trust or the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan, (ii) the optional transfer to the Servicer of all of the Mortgage Loans, as described below and (iii) the Payment Date in June 2029.

     The Mortgage Loans will be subject to an optional transfer to the Servicer on any Payment Date on or after the Pool Principal Balance is reduced to an amount less than or equal to 5% of the Cut-Off Date Pool Principal Balance (the "Optional Termination Date") and all amounts due and owing to the Insurer, including unreimbursed draws on the Policy, together with interest thereon, as provided under the Insurance Agreement, have been paid. The transfer price will be equal to the sum of the Pool Principal Balance and accrued and unpaid interest thereon at the weighted average of the Loan Rates through the end of the Due Period preceding the final Payment Date together with all amounts due and owing the Insurer.

     In no event will the Trust created by the Trust Agreement continue for more than 21 years after the death of certain individuals named in the Sale and Servicing Agreement. Written notice of termination of the Trust will be

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given to each Noteholder, and the final payment will be made only upon surrender and cancellation of the Notes at an office or agency appointed by the Indenture Trustee which will be specified in the notice of termination.

NO PETITION

     In the Indenture, the Indenture Trustee and the Noteholders (by their acceptance of a Note) will covenant that they will not institute, or join in any institution, against the Trust, the Seller, the Servicer or the Depositor, any bankruptcy, reorganization, insolvency, liquidation or similar proceeding in connection with any obligations regarding the Notes, the Indenture or the transactions contemplated by the Agreements.

THE INDENTURE TRUSTEE

     Harris Trust and Savings Bank, a banking corporation organized under the laws of the State of Illinois, has been named Indenture Trustee pursuant to the Sale and Servicing Agreement and the Indenture.

     The Indenture Trustee may own Notes and have normal banking relationships with the Servicer, the Seller and the Insurer and/or their affiliates.

     The Indenture Trustee may resign at any time, in which event the Trust will be obligated to appoint a successor Indenture Trustee, with the consent of the Insurer. The Insurer may also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes insolvent. Upon becoming aware of such circumstances, the Trust will be obligated to appoint a successor Indenture Trustee, as approved by the Insurer. Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by the successor Indenture Trustee.

     No holder of a Note will have any right under the Indenture to institute any proceeding with respect to the Indenture unless the Insurer has consented in writing to the institution of such proceeding and such holder previously has given to the Indenture Trustee written notice of default and unless Noteholders representing at least 51% of the aggregate Note Principal Balance have made written requests upon the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee thereunder and have offered to the Indenture Trustee reasonable indemnity and the Indenture Trustee for 60 days has neglected or refused to institute any such proceeding. The Indenture Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Indenture or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Noteholders, unless such Noteholders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby and the Insurer has consented to such action, which consent shall not be unreasonably withheld.

THE PAYING AGENT

     The Paying Agent shall initially be the Indenture Trustee, together with any successor thereto in such capacity (the "Paying Agent"). The Paying Agent shall have the revocable power to withdraw funds from the Distribution Account for the purpose of making payments to the holders of the Notes and the Senior Interest Participations.

                     DESCRIPTION OF THE PURCHASE AGREEMENT

     The Mortgage Loans will be purchased by the Depositor from Champion pursuant to the Purchase Agreement. Pursuant to the Sale and Servicing Agreement, the Mortgage Loans will be immediately transferred by the Depositor to the Trust, and the Depositor will assign its rights in, to and under the Purchase Agreement to the Trust.

     In the Purchase Agreement, Champion will make representations and warranties similar to those made by it in the Sale and Servicing Agreement. In the event of a breach of any such representations and warranties which has a material adverse effect on the interests of the Noteholders or the Insurer, Champion will be required to repurchase or substitute for the Mortgage Loans as described herein under "DESCRIPTION OF THE NOTES--Assignment of Mortgage Loans."

     Champion has also agreed to indemnify the Depositor and the Trust from and against certain losses, liabilities and expenses (including reasonable attorneys' fees) suffered or sustained pursuant to the Purchase Agreement.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the Notes will be applied by the Depositor towards the purchase of the Mortgage Loans from Champion.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following discussion, which summarizes certain U.S. federal income tax aspects of the purchase, ownership and disposition of the Notes, is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively. This discussion does not address every aspect of the U.S. federal income tax laws which may be relevant to Note Owners in light of their personal investment circumstances or to certain types of Note Owners subject to special treatment under the U.S. federal income tax laws (for example, banks and life insurance companies). Accordingly, investors should consult their tax advisors regarding U.S. federal, state, local, foreign and any other tax consequences to them of investing in the Notes.

CHARACTERIZATION OF THE NOTES AS INDEBTEDNESS

     Based on the application of existing law to the facts as set forth in the Agreements and other relevant documents and assuming compliance with the terms of the Agreements as in effect on the date of issuance of the Notes, Brown & Wood LLP, special tax counsel to the Trust ("Tax Counsel") and counsel to the Underwriters, is of the opinion that (i) the Notes will be treated as debt instruments for federal income tax purposes as of such date and (ii) the Trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool within the meaning of
Section 7701(i) of the Code. Accordingly, upon issuance, the Notes will be treated as "Debt Securities" as described in the Prospectus. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" in the Prospectus.

     The Trust and the Noteholders express in the Indenture their intent that, for applicable tax purposes, the Notes will be indebtedness secured by the Mortgage Loans. The Trust and the Noteholders, by accepting the Notes, and each Note Owner by its acquisition of a beneficial interest in a Note, have agreed to treat the Notes as indebtedness for U.S. federal income tax purposes. In general, whether for U.S. federal income tax purposes a transaction constitutes a sale of property or loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the Internal Revenue Service (the "IRS") and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Tax Counsel has analyzed and relied on several factors in reaching its opinion that the owner of the Transferor Interest will have the weight of the benefits and burdens of ownership of the Mortgage Loans and not the Note Owners.

     In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel has advised that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions, of the documents either accords with the characterization of the Notes as debt or otherwise makes the rationale of those cases inapplicable to this situation.

TAXATION OF INTEREST INCOME OF NOTE OWNERS

     Assuming that the Note Owners are holders of debt obligations for U.S. federal income tax purposes, the Notes generally will be taxable as Debt Securities. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" in the Prospectus.

     While it is not anticipated that the Notes will be issued at a greater than de minimis discount, under Treasury regulations (the "OID Regulations") it is possible that the Notes could nevertheless be deemed to have been issued with original issue discount ("OID") if the interest were not treated as unconditionally payable under the OID Regulations. If such regulations were to apply, all of the taxable income to be recognized with respect to the Notes would be includible in income of Note Owners as OID, but would not be includible again when the interest is actually received. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS--Taxation of Debt Securities; Interest and Acquisition Discount" in the Prospectus for a discussion of the application of the OID rules if the Notes are in fact issued at a greater than de minimis discount or are treated as having been issued with OID under the OID Regulations. For purposes of calculating OID, it is likely that the Notes will be treated as Pay-Through Securities.

POSSIBLE CLASSIFICATION OF THE TRUST AS A PARTNERSHIP OR ASSOCIATION TAXABLE AS A CORPORATION

     The opinion of Tax Counsel is not binding on the courts or the IRS. It is possible that the IRS could assert that for purposes of the Code, the transaction contemplated by this Prospectus Supplement with respect to the Notes constitutes a sale of the Mortgage Loans (or an interest therein) to the Note Owners and that the proper classification of the legal relationship between the Transferor and the Note Owners resulting from this transaction is that of a partnership (including a publicly traded partnership), a publicly traded partnership treated as a corporation, or an association or taxable mortgage pool taxable as a corporation. Since Tax Counsel has advised that the Notes will be treated as indebtedness in the hands of the Noteholders for U.S. federal income tax purposes, the Transferor will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships or corporations as such requirements would apply if the Notes were treated as indebtedness.

     If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership or taxable mortgage pool taxable as a corporation), the Trust would be subject to U.S. federal income tax at corporate income tax rates on the income it derives from the Mortgage Loans, which would reduce the amounts available for payment to the Note Owners. Cash payments to the Note Owners generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits. If the transaction were treated as creating a partnership between the Note Owners and the Transferor, the partnership itself would not be subject to U.S. federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the Transferor and each Note Owner would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of the Note Owner could differ if the Notes were held to constitute partnership interests rather than indebtedness.

FOREIGN INVESTORS

     In general, subject to certain exceptions, interest (including OID) paid on a Note to a nonresident alien individual, foreign corporation or other non-United States person is not subject to U.S. federal income tax, provided that such interest is not effectively connected with a trade or business of the recipient in the United States and the Note Owner provides the required foreign person information certification. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS--Tax Treatment of Foreign Investors" in the Prospectus.

     If the interests of the Note Owners were deemed to be partnership interests, the partnership, if it were considered to be engaged in a U.S. trade or business, would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. In addition, such foreign partner would be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. income tax liability.

     If the Trust were taxable as a corporation, payments to foreign persons, to the extent treated as dividends (or if the Trust were characterized as a partnership that was not engaged in a trade or business, all interest payments), would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

     If, contrary to the opinion of Tax Counsel, the Notes are recharacterized as equity interests in a partnership, or in an association or publicly traded partnership taxable as a corporation, any taxes required to be so withheld will be treated for all purposes of the Notes and the Policy as having been paid to the related Noteholder.

BACKUP WITHHOLDING

     Certain Note Owners may be subject to backup withholding at the rate of 31% with respect to interest paid on the Notes if the Note Owners, upon issuance, fail to supply the Indenture Trustee with his taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments" (as defined in the Code) property, or, under certain circumstances, fail to provide the Indenture Trustee with a certified statement, under penalty of perjury, that he is not subject to backup withholding.

     The Indenture Trustee will be required to report annually to the IRS, and to each Noteholder of record, the amount of interest paid (and OID accrued, if any) on the Notes (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Noteholder" of record is Cede, as nominee for DTC, Note Owners and the IRS will receive tax and other information including the amount of interest paid on the Notes from Participants and Indirect Participants rather than from the Indenture Trustee. (The Indenture Trustee, however, will respond to requests for necessary information to enable Participants, Indirect Participants and certain other persons to complete their reports.) Each non-exempt Note Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt Note Owner fail to provide the required certification, the Participants or Indirect Participants (or the Paying Agent) will be required to withhold 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's Federal income tax liability.

     Final regulations dealing with backup withholding and information reporting on income paid to a foreign person and related matters (the "New Withholding Regulations") were published in the Federal Register on October 14, 1997. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but do unify current certification procedures and forms and clarify reliance standards. The New Withholding Regulations generally will be effective for payments made after December 31, 2000, subject to certain transition rules. The discussion set forth above does not take the New Withholding Regulations into account. Prospective Note Owners are strongly urged to consult their own tax advisor with respect to the New Withholding Regulations.

TAX-EXEMPT ENTITIES

     A tax-exempt Note Owner may be subject to less favorable tax treatment because an interest in a partnership may generate "unrelated business taxable income" and thereby subject the Note Owner to the "unrelated business, taxable income" provisions of the Code.

                                  STATE TAXES

     Champion and the Depositor make no representations regarding the tax consequences of purchase, ownership or disposition of the Notes under the tax laws of any state. Investors considering an investment in the Notes should consult their own tax advisors regarding such tax consequences.

     All investors should consult their own tax advisors regarding the Federal, state, local, foreign or any other income tax consequences of the purchase, ownership and disposition of the Notes.

                              ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code impose certain restrictions on employee benefit plans subject to ERISA or plans or arrangements subject to Section 4975 of the Code ("Plans") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Notes without regard to the ERISA considerations described below, subject to other applicable Federal and state law. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Notes should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of the Notes. See "ERISA Considerations" in the Prospectus. Investments by Plans subject to ERISA are also subject to general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

PROHIBITED TRANSACTIONS

GENERAL

     Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions (including loans) involving a Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to section 502(i) of ERISA) on parties in interest which engage in non-exempt prohibited transactions.

PLAN ASSET REGULATION

     The United States Department of Labor ("Labor") has issued final regulations concerning the definition of what constitutes the assets of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code (the "Plan Asset Regulation"). The Plan Asset Regulation describes the circumstances under which the assets of an entity in which a Plan invests will be considered to be "plan assets" such that any person who exercises control over such assets would be subject to ERISA's fiduciary standards. Under the Plan Asset Regulation, generally when a Plan invests in another entity, the Plan's assets do not include, solely by reason of such investment, any of the underlying assets of the entity. However, the Plan Asset Regulation provides that, if a Plan acquires an "equity interest" in an entity that is neither a "publicly-offered security" (as defined therein) nor a security issued by an investment company registered under the Investment Company Act of 1940, the assets of the entity will be treated as assets of the Plan investor unless certain exceptions apply. If the Notes were deemed to be equity interests and no statutory, regulatory or administrative exemption applies, the Trust could be considered to hold plan assets by reason of a Plan's investment in the Notes. Such plan assets would include an undivided interest in any assets held by the Trust. In such an event, the Servicer and other persons, in providing services with respect to the Trust's assets, may be parties in interest with respect to such Plans, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of
Section 406 of ERISA, and Section 4975 of the Code with respect to transactions involving the Trust's assets. Under the Plan Asset Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." Although the Plan Asset Regulation is silent with respect to the question of which law constitutes "applicable local law" for this purpose, Labor has stated that these determinations should be made under the state law governing interpretation of the instrument in question. In the preamble to the Plan Asset Regulation, Labor declined to provide a precise definition of what features are equity features or the circumstances under which such features would be considered "substantial," noting that the question of whether a plan's interest has substantial equity features is an inherently factual one, but that in making a determination it would be appropriate to take into account whether the equity features are such that a Plan's investment would be a practical vehicle for the indirect provision of investment management services. Brown & Wood LLP has rendered its opinion that the Notes will be classified as indebtedness for tax purposes and the Depositor believes that the Notes will be classified as indebtedness without substantial equity features for ERISA purposes. However, if the Notes are deemed to be equity interests in the Trust and no statutory, regulatory or administrative exemption applies, the Trust could be considered to hold plan assets by reason of a Plan's investment in the Notes.

PROHIBITED TRANSACTION EXEMPTIONS

     Regardless of whether the Notes are treated as indebtedness or equity for purposes of ERISA, the acquisition or holding of Notes by or on behalf of a Plan could still be considered to give rise to a prohibited transaction if the Trust, the Trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan or in the event that a subsequent transfer of a Note is between a Plan and a party in interest or disqualified person with respect to such Plan. One or more exemptions may be available with respect to certain prohibited transaction rules of ERISA that might apply in connection with the initial purchase, holding and resale of the Notes, depending in part upon the type of Plan fiduciary making the decision to acquire Notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, (i) PTCE 96-23, regarding investments determined by in-house asset managers, (ii) PTCE 95-60, regarding investments by insurance company general accounts; (iii) PTCE 91-38, regarding investments by bank collective investment funds; (iv) PTCE 90-1, regarding investments by insurance company pooled separate accounts; and (v) PTCE 84-14, regarding transactions negotiated by qualified professional asset managers. Before purchasing Notes, a Plan Investor should consult with its counsel to determine whether the conditions of any exemption would be met. A purchaser of a Note should be aware, however, that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by an exemption might not cover all acts that might be construed as prohibited transactions. The purchase of a Note will be deemed a representation by the acquirer that either
(i) it is not, and is not purchasing such Note directly or indirectly for, or on behalf of, a "benefit plan investor" as defined in the Plan Asset Regulation with respect to a Plan which is subject to Title I of ERISA or Section 4975 of the Code or (ii) the acquisition or holding of such Class A Note by the acquirer qualifies for prohibited transaction exemptive relief under PTCE 96-23, PTCE 95-60, PTCE 91-38, PTCE 90-1, PTCE 84-14 or some other applicable exemption.

REVIEW BY PLAN FIDUCIARIES

     Any Plan fiduciary considering whether to purchase any Notes on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Notes, a fiduciary of a Plan should make its own determination as to whether the Trust, as obligor on the Notes, is a party in interest with respect to the Plan, the availability of the exemptive relief provided in the Plan Asset Regulations and the availability of any other prohibited transaction exemptions.

                        LEGAL INVESTMENT CONSIDERATIONS

     Although, as a condition to their issuance, the Notes will be rated in the highest rating category of the Rating Agencies, the Notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), because not all of the Mortgages securing the Mortgage Loans are first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans may not be legally authorized to invest in the Notes, which because they evidence interests in a pool that includes second mortgage loans are not "mortgage related securities" under SMMEA. See "LEGAL INVESTMENT" in the Prospectus.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement"), among the Depositor and the Underwriters named below (the "Underwriters"), the Depositor has agreed to sell to the Underwriters, and each of the Underwriters has severally agreed to purchase from the Depositor the principal amount of Notes set forth below opposite their respective names.

UNDERWRITER                                                                        CLASS I-A NOTES    CLASS II-A NOTES
--------------------------------------------------------------------------------   ---------------    ----------------
Lehman Brothers Inc.............................................................    $ 172,553,000       $ 55,447,000
McDonald Investments Inc........................................................    $ 130,172,000       $ 41,828,000
                                                                                    -------------       ------------
     Total......................................................................    $ 302,725,000       $ 97,275,000
                                                                                    -------------       ------------
                                                                                    -------------       ------------

     In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase the Notes offered hereby if any of the Notes are purchased.

     The Depositor has been advised by the Underwriters that they propose initially to offer the Notes to the public in Europe and the United States at the offering price set forth herein and to certain dealers at such price, less a selling concession, not in excess of 0.18% of the Note denominations. The Underwriters may allow and such dealers may reallow a reallowance discount not in excess of 0.09% of the Note denominations to certain other dealers. After the initial public offering, the public offering price, such concessions and such discounts may be changed.

     The Depositor has been advised by Lehman Brothers Inc. that it presently intends to, and by McDonald Investments Inc. that it may, make a market in the Notes offered hereby; however, the Underwriters are not obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for the Notes will develop.

     Until the payment of the Notes is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Notes. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Notes.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

     Neither the Depositor nor either of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Notes. In addition, neither the Depositor nor either of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     The Underwriting Agreement provides that the Depositor will indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

     The Depositor is an affiliate of Lehman Brothers Inc.

     After the initial distribution of the Notes by the Underwriters, the Prospectus and Prospectus Supplement may be used by McDonald Investments Inc., A KeyCorp Company ("McDonald Investments"), an affiliate of the Seller and Servicer, or its successors, and a member of the New York Stock Exchange, Inc., in connection with market making transactions in the Notes. McDonald Investments may act as principal or agent in such transactions. Such transactions will be at prices related to prevailing market prices at the time of sale.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Notes will be passed upon for the Depositor by Brown & Wood LLP, New York, New York and for the Underwriters by Brown & Wood LLP, New York, New York. Certain legal matters will be passed upon for Champion by Stroock & Stroock & Lavan LLP, New York, New York. Certain legal matters will be passed upon for the Insurer by Shaw Pittman, New York, New York.

                                    EXPERTS

     The consolidated balance sheets of MBIA Insurance Corporation and Subsidiaries as of December 31, 1998 and December 31, 1997 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1998, incorporated by reference in this Prospectus Supplement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                    RATINGS

     It is a condition to issuance that the Notes be rated "AAA" by Standard & Poor's and "Aaa" by Moody's.

     A securities rating addresses the likelihood of the receipt by Noteholders of payments on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Notes. The ratings on the Notes do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans or the possibility that Noteholders might realize a lower than anticipated yield.

     The ratings assigned to the Notes will depend primarily upon the creditworthiness of the Insurer. Any reduction in a rating assigned to the financial strength of the Insurer below the ratings initially assigned to the Notes may result in a reduction of one or more of the ratings assigned to the Notes.

     A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                             INDEX OF DEFINED TERMS

TERM                                                                                                       PAGE
-----------------------------------------------------------------------------------------------------   ----------
Agreement............................................................................................         S-45
Agreements...........................................................................................   S-15, S-33
ARM..................................................................................................         S-22
Available Funds......................................................................................         S-40
Balloon Loans........................................................................................         S-22
Balloon Payment......................................................................................         S-22
Book-Entry Notes.....................................................................................         S-33
Business Day.........................................................................................   S-40, S-45
Cedelbank............................................................................................         S-33
Cedelbank Participants...............................................................................         S-34
Champion.............................................................................................         S-16
Code.................................................................................................         S-60
Collection Account...................................................................................         S-38
Company..............................................................................................         S-13
Combined Loan-to-Value Ratio.........................................................................   S-24, S-30
Cooperative..........................................................................................         S-34
CPR..................................................................................................         S-48
Crosscollateralization Payment.......................................................................         S-41
Cut-Off Date.........................................................................................         S-15
Cut-Off Date Pool Principal Balance..................................................................         S-15
Cut-Off Date Principal Balance.......................................................................         S-15
debt-to-gross income ratio...........................................................................         S-19
Defective Mortgage Loans.............................................................................         S-38
Deficiency Amount....................................................................................         S-45
Definitive Note......................................................................................         S-34
Delinquent Mortgage Loan.............................................................................         S-38
Depositor............................................................................................         S-15
Determination Date...................................................................................         S-43
Distributable Excess Spread..........................................................................         S-43
Distribution Account.................................................................................         S-39
DTC..................................................................................................         S-33
DTC Services.........................................................................................         S-37
Due Period...........................................................................................         S-43
Eligible Account.....................................................................................         S-39
Eligible Substitute Mortgage Loan....................................................................         S-37
equity interest......................................................................................         S-64
ERISA................................................................................................         S-63
Euroclear............................................................................................         S-33
Euroclear Operator...................................................................................         S-34
Euroclear Participants...............................................................................         S-34
European Depositaries................................................................................         S-34
Events of Default....................................................................................         S-55
Events of Servicing Termination......................................................................         S-54
Excess Overcollateralization Amount..................................................................         S-43
Excess Spread........................................................................................         S-44
Final Payment Date...................................................................................         S-45
Financial Intermediary...............................................................................         S-34
Fiscal Agent.........................................................................................         S-44
Friendly Reminder Letter.............................................................................         S-20
GAAP.................................................................................................         S-14
Global Securities....................................................................................          I-1

TERM                                                                                                       PAGE
-----------------------------------------------------------------------------------------------------   ----------
Group................................................................................................         S-15
Group 1 Mortgage Loans...............................................................................         S-15
Group 2 Mortgage Loans...............................................................................         S-15
Group Principal Balance..............................................................................         S-15
Guaranteed Principal Amount..........................................................................         S-45
Indenture............................................................................................         S-33
Indenture Trustee....................................................................................         S-33
Industry.............................................................................................         S-36
Insolvency Events....................................................................................         S-54
Insurance Agreement..................................................................................         S-33
Insured Payment......................................................................................         S-45
Insurer..............................................................................................         S-13
Insurer Default......................................................................................         S-45
Interest Carryover Shortfall.........................................................................         S-42
Interest Distribution................................................................................         S-42
Interest Period......................................................................................         S-42
IRS..................................................................................................         S-60
KeyCorp..............................................................................................         S-16
Key Bank USA.........................................................................................         S-16
Labor................................................................................................         S-63
LIBOR Business Day...................................................................................         S-42
Liquidated Mortgage Loan.............................................................................         S-43
Liquidation Proceeds.................................................................................         S-44
Loan Index...........................................................................................         S-22
Loan Rates...........................................................................................         S-22
Margin...............................................................................................         S-22
MBIA.................................................................................................         S-13
McDonald Investments.................................................................................         S-65
Maximum Rate.........................................................................................         S-22
Minimum Rate.........................................................................................         S-22
Monthly Advance......................................................................................         S-39
Monthly Interest Distributed Amount..................................................................         S-42
Monthly Principal Distributable Amount...............................................................         S-43
Mortgage Loan Schedule...............................................................................         S-37
Mortgage Loans.......................................................................................         S-15
Mortgage Notes.......................................................................................         S-22
Mortgage Pool........................................................................................         S-15
Mortgaged Properties.................................................................................         S-15
Mortgages............................................................................................         S-15
Net Liquidation Proceeds.............................................................................         S-44
Net Losses...........................................................................................         S-21
New Withholding Regulations..........................................................................         S-62
Nonrecoverable Advance...............................................................................         S-40
Noteholder...........................................................................................         S-33
Note Margin..........................................................................................         S-41
Note Rate............................................................................................         S-41
Notes................................................................................................         S-33
Notice...............................................................................................         S-45
Notional Principal Balance...........................................................................         S-33
Note Owners..........................................................................................         S-33
Note Principal Balance...............................................................................         S-33
OID..................................................................................................         S-61
OID Regulations......................................................................................         S-61

TERM                                                                                                       PAGE
-----------------------------------------------------------------------------------------------------   ----------
Optional Termination Date............................................................................         S-58
Overcollateralization Reduction Amount...............................................................         S-43
Owner................................................................................................         S-45
Owner Trustee........................................................................................         S-15
parties in interest..................................................................................         S-63
Paying Agent.........................................................................................         S-59
Payment Date.........................................................................................         S-40
Periodic Cap.........................................................................................         S-22
Plan Asset Regulation................................................................................         S-63
plan assets..........................................................................................         S-63
Plans................................................................................................         S-63
Policy...............................................................................................         S-15
Pool Principal Balance...............................................................................         S-15
Preference Amount....................................................................................         S-45
Pre-foreclosure Letter...............................................................................         S-20
Prepayment Assumption................................................................................         S-48
Prepayment Interest Shortfall........................................................................         S-53
Purchase Price.......................................................................................         S-37
Reference Bank Rate..................................................................................         S-42
Rate Adjustment Date.................................................................................         S-22
Record Date..........................................................................................         S-40
Related Documents....................................................................................         S-37
Relevant Depositary..................................................................................         S-34
Rules................................................................................................         S-34
SAP..................................................................................................         S-14
Sale and Servicing Agreement.........................................................................         S-15
Seller...............................................................................................         S-16
Senior Interest Participations.......................................................................         S-33
Senior Interest Participation Rate...................................................................         S-41
Servicer.............................................................................................         S-16
Servicing Advance....................................................................................         S-39
Servicing Fee Rate...................................................................................         S-52
Simple Interest Loans................................................................................         S-17
SMMEA................................................................................................         S-65
Stated Maturity Date.................................................................................         S-46
Substitution Adjustment..............................................................................         S-37
Systems..............................................................................................         S-36
Tax Counsel..........................................................................................         S-60
Telerate Screen Page 3750............................................................................         S-42
Terms and Conditions.................................................................................         S-34
TIA..................................................................................................         S-57
Transferor...........................................................................................         S-33
Transferor Interest..................................................................................         S-33
Trigger Event........................................................................................         S-55
Trust................................................................................................         S-15
Trust Agreement......................................................................................         S-15
U.S. Person..........................................................................................          I-3
Underwriting Agreement...............................................................................         S-65
Underwriters.........................................................................................         S-65
weighted average life................................................................................         S-48
Y2K..................................................................................................         S-14
Year 2000 Problems...................................................................................         S-36

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
                                                                         ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Home Equity Loan Asset-Backed Notes, Series 1999-2 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Cedelbank or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Cedelbank and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Home Equity Loan Asset-Backed Notes issues.

     Secondary cross-market trading between Cedelbank or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositaries of Cedelbank and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedelbank and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Home Equity Loan Asset-Backed Notes issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedelbank or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior Home Equity Loan Asset-Backed Notes issues in same-day funds.

     Trading between Cedelbank and/or Euroclear Participants. Secondary market trading between Cedelbank Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Cedelbank or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedelbank Participant or a Euroclear Participant, the purchaser will send instructions to Cedelbank or Euroclear through a Cedelbank Participant or Euroclear Participant at least one business day prior to settlement. Cedelbank or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions selling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedelbank Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedelbank or Euroclear cash debt will be valued instead as of the actual settlement date.

     Cedelbank Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedelbank or Euroclear. Under this approach, they may take on credit exposure to Cedelbank or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Cedelbank or Euroclear has extended a line of credit to them, Cedelbank Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under their procedure, Cedelbank Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedelbank Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Cedelbank Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Cedelbank or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedelbank Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedelbank or Euroclear through a Cedelbank Participant or Euroclear Participant at least one business day prior to settlement. In these cases Cedelbank or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedelbank Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedelbank Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedelbank Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedelbank Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedelbank or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedelbank Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Cedelbank or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedelbank or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedelbank or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedelbank Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Cedelbank or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Note Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Note). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer altenatively files Form W-8. Form 1001 may be filed by the Note Owners or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Note Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States trustees have authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                      [This page intentionally left blank]

PROSPECTUS

                             LEHMAN ABS CORPORATION
                           ASSET-BACKED CERTIFICATES
                               ASSET-BACKED NOTES
                              (ISSUABLE IN SERIES)

    Lehman ABS Corporation (the "Depositor") may offer from time to time under this Prospectus and related Prospectus Supplements the Asset-Backed Notes (the "Notes") and the Asset-Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") which may be sold from time to time in one or more series (each, a "Series").

    As specified in the related Prospectus Supplement, the Certificates of a Series will evidence undivided interests in certain assets deposited into a trust (each, a "Trust Fund") by the Depositor pursuant to a Pooling and Servicing Agreement or a Trust Agreement, as described herein. As specified in the related Prospectus Supplement, the Notes of a Series will be issued and secured pursuant to an Indenture and will represent indebtedness of the related Trust Fund. The Trust Fund for a Series of Securities will include assets purchased from the seller or sellers specified in the related Prospectus Supplement (the "Seller") composed of (a) Primary Assets, which may include one or more pools of (i) closed-end and/or revolving home equity loans or certain balances thereof and/or loans of which the proceeds have been applied to the purchase of the related Mortgaged Property (collectively, the "Mortgage Loans"), secured by mortgages primarily on one- to four-family residential properties, unless otherwise specified in the related Prospectus Supplement, (ii) home improvement installment sales contracts and installment loan agreements (the "Home Improvement Contracts") which are either unsecured or secured by mortgages primarily on one-to-four family residential properties, unless otherwise specified in the related Prospectus Supplement, or by purchase money security interests in the home improvements financed thereby (the "Home Improvements") and (iii) Private Securities (as defined herein), (b) all monies due thereunder net, if and as provided in the related Prospectus Supplement, of certain amounts payable to the servicer of the Mortgage Loans and/or Home Improvement Contracts (collectively, the "Loans"), which servicer may also be the Seller, specified in the related Prospectus Supplement (the "Servicer"), and (c) certain funds, Enhancement (as defined herein) and other assets as described herein and in the related Prospectus Supplement.

    Purchases of Private Securities for a Series by the Seller or the Depositor will be made in secondary market transactions, not from the issuer of such Private Securities or any affiliate thereof. See "The Trust Funds--Private Securities" herein.

    Each Series of Securities will be issued in one or more classes (each, a "Class"). Interest on and principal of the Securities of a Series will be payable on each Distribution Date specified in the related Prospectus Supplement, at the times, at the rates, in the amounts and in the order of priority set forth in the related Prospectus Supplement.

    If a Series includes multiple Classes, such Classes may vary with respect to the amount, percentage and timing of distributions of principal, interest or both and one or more Classes may be subordinated to other Classes with respect to distributions of principal, interest or both as described herein and in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Primary Assets and other assets comprising the Trust Fund may be divided into one or more Asset Groups and each Class of the related Series will evidence beneficial ownership of the corresponding Asset Group, as applicable.

    The rate of reduction of the aggregate principal balance of each Class of a Series may depend principally upon the rate of payment (including prepayments) with respect to the Loans or Underlying Loans relating to the Private Securities, as applicable. A rate of prepayment lower or higher than anticipated will affect the yield on the Securities of a Series in the manner described herein and in the related Prospectus Supplement. Under certain limited circumstances described herein and in the related Prospectus Supplement, a Series of Securities may be subject to termination or redemption under the circumstances described herein and in the related Prospectus Supplement.

    If specified in the related Prospectus Supplement, an election may be made to treat certain assets comprising the Trust Fund for a Series as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" herein.

    FOR A DISCUSSION OF CERTAIN RISKS ASSOCIATED WITH AN INVESTMENT IN THE
                          CERTIFICATES, SEE PAGE 11.

 NOTES OF A GIVEN SERIES REPRESENT OBLIGATIONS OF, AND CERTIFICATES OF A SERIES EVIDENCE BENEFICIAL INTERESTS IN THE RELATED TRUST FUND ONLY AND ARE NOT
   GUARANTEED BY ANY GOVERNMENTAL AGENCY OR BY THE DEPOSITOR, THE SELLER,
     THE TRUSTEE, THE SERVICER OR BY ANY OF THEIR RESPECTIVE AFFILIATES
       OR, UNLESS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS
        SUPPLEMENT, BY ANY OTHER PERSON OR ENTITY. THE DEPOSITOR'S
          ONLY OBLIGATIONS WITH RESPECT TO ANY SERIES OF SECURITIES
            WILL BE PURSUANT TO CERTAIN REPRESENTATIONS AND
              WARRANTIES SET FORTH IN THE RELATED AGREEMENT AS
                DESCRIBED HEREIN OR IN THE RELATED PROSPECTUS
                  SUPPLEMENT. SEE "SPECIAL CONSIDERATIONS"
                     FOR CERTAIN FACTORS TO BE
                        CONSIDERED IN PURCHASING THE
                                  SECURITIES.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
     PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE
       PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

    The Securities offered by this Prospectus and by the related Prospectus Supplement are offered by Lehman Brothers and the other underwriters set forth in the related Prospectus Supplement, if any, subject to prior sale, to withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by Lehman Brothers and the other underwriters, if any, and certain further conditions. Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Securities offered hereby unless accompanied by a Prospectus Supplement.

                            ------------------------

                                LEHMAN BROTHERS

December 15, 1997

                             PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to a Series of Securities to be offered hereunder will, among other things, set forth with respect to such Series of
Securities: (i) the aggregate principal amount, interest rate, and authorized denominations of each Class of such Securities; (ii) certain information concerning the Primary Assets, the Seller and any Servicer; (iii) the terms of any Enhancement with respect to such Series; (iv) the terms of any insurance related to the Primary Assets; (v) information concerning any other assets in the related Trust Fund, including any Reserve Fund; (vi) the Final Scheduled Distribution Date of each Class of such Securities; (vii) the method to be used to calculate the amount of principal required to be applied to the Securities of each Class of such Series on each Distribution Date, the timing of the application of principal and the order of priority of the application of such principal to the respective Classes and the allocation of principal to be so applied; (viii) the Distribution Dates and any Assumed Reinvestment Rate (as defined herein); (ix) additional information with respect to the plan of distribution of such Securities; and (x) whether a REMIC election will be made with respect to some or all of the Trust Fund for such Series. To the extent that the terms of this Prospectus conflict or are otherwise inconsistent with the terms of any Prospectus Supplement, the terms of such Prospectus Supplement shall govern.

                             AVAILABLE INFORMATION

     The Depositor is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission (the 'Commission'). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Securities and Exchange Commission (the "Commission") maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Depositor, that file electonically with the Commission.

                               REPORTS TO HOLDERS

     Periodic and annual reports concerning the related Trust Fund for a Series of Securities are required under the related Agreement to be forwarded to Holders. Unless otherwise specified in the related Prospectus Supplement, such reports will not be examined and reported on by an independent public accountant. See "THE AGREEMENTS--Reports to Holders" herein.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed with respect to each Trust pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of any Prospectus Supplement and prior to the termination of any offering of Securities shall be deemed to be incorporated by reference into such Prospectus Supplement and this Prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in any Prospectus Supplement or in this Prospectus shall be deemed to be modified or superseded for purposes of such Prospectus Supplement and this Prospectus to the extent that a statement contained in any Prospectus Supplement or in this Prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of any Prospectus Supplement.

     The Depositor on behalf of any Trust Fund will provide, without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to Corporate Secretary, Lehman ABS Corporation, Three World Financial Center, New York, New York 10285 (telephone: 212-526-7000).

                                SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Securities contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Securities of such Series. Capitalized terms used and not otherwise defined herein or in the related Prospectus Supplement shall have the meanings set forth in the "GLOSSARY OF TERMS" herein.

SECURITIES OFFERED................. Asset-Backed Certificates (the "Certificates") and Asset-Backed Notes
                                      (the "Notes"). Certificates are issuable from time to time in Series pursuant to a Pooling and Servicing Agreement or Trust Agreement.
                                      Each Certificate of a Series will evidence an interest in the Trust
                                      Fund for such Series, or in an Asset Group specified in the related
                                      Prospectus Supplement. Notes are issuable from time to time in
                                      Series pursuant to an Indenture. Each Series of Securities will consist of one or more Classes, one or more of which may be Classes of Compound Interest Securities, Planned Amortization Class ("PAC")
                                      Securities, Variable Interest Securities, Zero Coupon Securities,
                                      Principal Only Securities, Interest Only Securities, Participating
                                      Securities, Senior Securities or Subordinate Securities. Each Class
                                      may differ in, among other things, the amounts allocated to and the priority of principal and interest payments, Final Scheduled
                                      Distribution Dates, Distribution Dates and interest rates. The
                                      Securities of each Class will be issued in fully registered form in the denominations specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Securities or certain Classes of such Securities offered thereby may be available in book-entry form only.
DEPOSITOR.......................... Lehman ABS Corporation (the "Depositor") was incorporated in the State of Delaware on January 29, 1988, and is a wholly-owned, special purpose subsidiary of Lehman Commercial Paper Inc. ("LCPI"), which itself is a wholly-owned subsidiary of Lehman Brothers Inc. ("Lehman
                                      Brothers"), which is a wholly-owned subsidiary of Lehman Brothers
                                      Holdings Inc. ("Holdings"). None of Lehman Brothers, LCPI, Holdings
                                      nor any other affiliate of the Depositor, the Servicer, the Trustee or the Seller has guaranteed or is otherwise obligated with respect to the Securities of any Series. See "THE DEPOSITOR."
INTEREST PAYMENTS.................. Interest payments on the Securities of a Series entitled by their terms to receive interest will be made on each Distribution Date, to the extent set forth in, and at the applicable rate specified in (or determined in the manner set forth in), the related Prospectus
                                      Supplement. The interest rate on Securities of a Series may be variable or change with changes in the rates of interest on the related Loans or Underlying Loans relating to the Private
                                      Securities, as applicable and/or as prepayments occur with respect to such Loans or Underlying Loans, as applicable. Interest Only
                                      Securities may be assigned a "Notional Amount" set forth in the related Prospectus Supplement which is used solely for convenience in expressing the calculation of interest and for certain other purposes and does not represent the right to receive any
                                      distributions allocable to principal. Principal Only Securities may not be entitled to receive any interest payments or may be entitled to receive only nominal interest payments. Interest payable on the
                                      Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related
                                      Prospectus Supplement. See "DESCRIPTION OF THE SECURITIES-- Payments
                                      of Interest."
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PRINCIPAL PAYMENTS................. All payments of principal of a Series of Securities will be made in an aggregate amount determined as set forth in the related Prospectus
                                      Supplement and will be paid at the times and will be allocated among the Classes of such Series in the order and amounts, and will be applied either on a pro rata or a random lot basis among all
                                      Securities of any such Class, all as specified in the related
                                      Prospectus Supplement.
FINAL SCHEDULED DISTRIBUTION DATE
  OF THE SECURITIES................ The Final Scheduled Distribution Date with respect to each Class of
                                      Notes is the date no later than which principal thereof will be fully paid and with respect to each Class of Certificates is the date after which no Certificates of such Class are expected to remain outstanding, in each case calculated on the basis of the assumptions applicable to such Series described in the related
                                      Prospectus Supplement. The Final Scheduled Distribution Date of a
                                      Class may equal the maturity date of the Primary Asset in the related Trust Fund which has the latest stated maturity or will be determined as described herein and in the related Prospectus
                                      Supplement.
                                    The actual final Distribution Date of the Securities of a Series will depend primarily upon the rate of payment (including prepayments, liquidations due to default, the receipt of proceeds from casualty insurance policies and repurchases) of the Loans or Underlying Loans relating to the Private Securities, as applicable, in the related
                                      Trust Fund. Unless otherwise specified in the related Prospectus
                                      Supplement, the actual final Distribution Date of any Security is likely to occur earlier and may occur substantially earlier or may occur later than its Final Scheduled Distribution Date as a result of the application of prepayments to the reduction of the principal balances of the Securities and as a result of defaults on the
                                      Primary Assets. The rate of payments on the Loans or Underlying
                                      Loans relating to the Private Securities, as applicable, in the
                                      Trust Fund for a Series will depend on a variety of factors, including certain characteristics of such Loans or Underlying Loans, as applicable, and the prevailing level of interest rates from time to time, as well as on a variety of economic, demographic, tax, legal, social and other factors. No assurance can be given as to the actual prepayment experience with respect to a Series. See "RISK
                                      FACTORS--Prepayment and Yield Considerations" and "DESCRIPTION OF
                                      THE SECURITIES--Weighted Average Life of the Securities" herein.
OPTIONAL TERMINATION............... One or more Classes of Securities of any Series may be redeemed or repurchased in whole or in part, at the Depositor's or the
                                      Servicer's option, at such time and under the circumstances specified in the related Prospectus Supplement, at the price set forth therein. If so specified in the related Prospectus Supplement for a Series of Securities, the Depositor, the Servicer, or such other entity that is specified in the related Prospectus Supplement, may, at its option, cause an early termination of the related Trust
                                      Fund by repurchasing all of the Primary Assets remaining in the
                                      Trust Fund on or after a specified date, or on or after such time as the aggregate principal balance of the Securities of the Series or the Primary Assets relating to such Series, as specified in the related Prospectus Supplement, is less than the amount or percentage specified in the related Prospectus Supplement. See "DESCRIPTION OF
                                      THE SECURITIES--Optional Purchase or Termination."
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                                    In addition, the Prospectus Supplement may provide other circumstances under which Holders of Securities of a Series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related
                                      Primary Assets.
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THE TRUST FUND..................... The Trust Fund for a Series of Securities will consist of one or more of the assets described below, as described in the related Prospectus
                                      Supplement.
     A. PRIMARY ASSETS............. The Primary Assets for a Series may consist of any combination of the following assets, to the extent and as specified in the related
                                      Prospectus Supplement. The Primary Assets will be purchased from the
                                      Seller or may be purchased by the Depositor in secondary market transactions, not from the issuer of such Private Securities or an affiliate thereof, or, in the case of Loans, in privately negotiated transactions, including transactions with entities affiliated with the Depositor.
          (1) LOANS................ Primary Assets for a Series will consist, in whole or in part, of
                                      Loans. Some Loans may be delinquent or non-performing as specified in the related Prospectus Supplement. Loans may be originated by or acquired from an affiliate of the Depositor and an affiliate of the
                                      Depositor may be an obligor with respect to any such Loan. To the extent provided in the related Prospectus Supplement, additional
                                      Loans may be periodically added to the Trust Fund, or may be removed from time to time if certain asset value tests are met, as described in the related Prospectus Supplement.
                                    The "Loans" for a Series will consist of (i) closed-end and/or revolving home equity loans or certain balances thereof and/or loans of which the proceeds have been applied to the purchase of the related Mortgaged Property (collectively, "Mortgage Loans") and
                                      (ii) home improvement installment sales contracts and installment loan agreements (the "Home Improvement Contracts"). The Mortgage
                                      Loans and the Home Improvement Contracts are collectively referred to herein as the "Loans." Loans may, as specified in the related
                                      Prospectus Supplement, have various payment characteristics, including balloon or other irregular payment features, and may accrue interest at a fixed rate or an adjustable rate.
                                    As specified in the related Prospectus Supplement, the Loans will and the Home Improvement Contracts may be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a
                                      Mortgaged Property, which may be subordinated to one or more senior liens on the Mortgaged Property, as described in the related
                                      Prospectus Supplement. As specified in the related Prospectus
                                      Supplement, Home Improvement Contracts may be unsecured or secured by purchase money security interests in the Home Improvements financed thereby. The Mortgaged Properties and the Home Improvements are collectively referred to herein as the "Properties."
                                    The related Prospectus Supplement will describe certain
                                      characteristics of the Loans for a Series, including, without limitation, and to the extent relevant: (a) the aggregate unpaid principal balance of the Loans (or the aggregate unpaid principal balance included in the Trust Fund for the related Series) and the average outstanding principal balance of the Loans; (b) the weighted average Loan Rate on the Loans as of the Cut-off Date; (c) the
                                      Combined Loan-to-Value Ratios or Loan-to-Value Ratios, as
                                      applicable, of the Loans, computed in the manner described in the related Prospectus Supplement; (d) the percentage (by principal balance as of the Cut-off Date) of Loans that accrue interest at adjustable
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                                      or fixed interest rates; (e) any enhancement relating to the Loans;
                                      (f) the percentage (by principal balance as of the Cut-off Date) of
                                      Loans that are secured by Mortgaged Properties, Home Improvement
                                      Loans or are unsecured; (g) the geographic distribution of any
                                      Mortgaged Properties securing the Loans; (h) the use and type of each Mortgaged Property securing a Loan; (i) the lien priority of the Loans; (j) the credit limit utilization rates of any Revolving
                                      Credit Line Loans; and (k) the delinquency status and year of origination of the Loans.
          (2) PRIVATE SECURITIES... Primary Assets for a Series may consist, in whole or in part, of
                                      Private Securities which include (a) pass-through certificates representing beneficial interests in loans of the type that would otherwise be eligible to be Loans (the "Underlying Loans") or
                                      (b) collateralized obligations secured by Underlying Loans. Such pass-through certificates or collateralized obligations will have previously been (a) offered and distributed to the public pursuant to an effective registration statement or (b) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of such securities at the time of sale (nor an affiliate thereof at any time during the three preceding months); provided a period of three years has elapsed since the later of the date the securities were acquired from the issuer or an affiliate thereof. Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and the Private
                                      Securities themselves will not be so insured or guaranteed. See "THE
                                      TRUST FUNDS--Private Securities." Unless otherwise specified in the
                                      Prospectus Supplement relating to a Series of Securities, payments on the Private Securities will be distributed directly to the
                                      Trustee as registered owner of such Private Securities.
                                    The related Prospectus Supplement for a Series will specify (such disclosure may be on an approximate basis, as described above and will be as of the date specified in the related Prospectus
                                      Supplement) to the extent relevant and to the extent such
                                      information is reasonably available to the Depositor and the
                                      Depositor reasonably believes such information to be reliable:
                                      (i) the aggregate approximate principal amount and type of any
                                      Private Securities to be included in the Trust Fund for such Series;
                                      (ii) certain characteristics of the Underlying Loans including
                                      (A) the payment features of such Underlying Loans (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments, negative amortization or other payment features), (B) the approximate aggregate principal amount of such
                                      Underlying Loans which are insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to such Underlying Loans, (D) the minimum and maximum stated
                                      maturities of such Underlying Loans at origination, (E) the lien priority and the credit utilization rates, if any, of such
                                      Underlying Loans, and (F) the delinquency status and year of origination of such Underlying Loans; (iii) the maximum original term-to-stated maturity of the Private Securities; (iv) the weighted average term-to-stated maturity of the Private Securities; (v) the pass-through or certificate rate or ranges thereof for the Private
                                      Securities; (vi) the sponsor or depositor of the Private Securities
                                      (the "PS Sponsor"), the servicer of the Private Securities (the "PS
                                      Servicer") and the trustee of the Private Securities (the "PS
                                      Trustee"); (vii) certain characteristics of enhancement, if any, such as reserve funds, insurance policies, letters of credit or guarantees, relating to the
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                                      Loans underlying the Private Securities, or to such Private
                                      Securities themselves; (viii) the terms on which the Underlying
                                      Loans may, or are required to, be repurchased prior to stated
                                      maturity; and (ix) the terms on which substitute Underlying Loans may be delivered to replace those initially deposited with the PS
                                      Trustee. See "THE TRUST FUNDS--Additional Information" herein.
     B. COLLECTION AND
          DISTRIBUTION ACCOUNTS.... Unless otherwise provided in the related Prospectus Supplement, all payments on or with respect to the Primary Assets for a Series will be remitted directly to an account (the "Collection Account") to be established for such Series with the Trustee or the Servicer, in the name of the Trustee. Unless otherwise provided in the related
                                      Prospectus Supplement, the Trustee shall be required to apply a portion of the amount in the Collection Account, together with reinvestment earnings from eligible investments specified in the related Prospectus Supplement, to the payment of certain amounts payable to the Servicer under the related Agreement and any other person specified in the Prospectus Supplement, and to deposit a portion of the amount in the Collection Account into a separate account (the "Distribution Account") to be established for such
                                      Series, each in the manner and at the times established in the related Prospectus Supplement. All amounts deposited in such
                                      Distribution Account will be available, unless otherwise specified in the related Prospectus Supplement, for (i) application to the payment of principal of and interest on such Series of Securities on the next Distribution Date, (ii) the making of adequate provision for future payments on certain Classes of Securities and (iii) any other purpose specified in the related Prospectus Supplement. After applying the funds in the Collection Account as described above, any funds remaining in the Collection Account may be paid over to the
                                      Servicer, the Depositor, any provider of Enhancement with respect to such Series (an "Enhancer") or any other person entitled thereto in the manner and at the times established in the related Prospectus
                                      Supplement.
ENHANCEMENT........................ If stated in the Prospectus Supplement relating to a Series, the
                                      Depositor will obtain an irrevocable letter of credit, surety bond, certificate insurance policy, insurance policy or other form of credit support (collectively, "Enhancement") in favor of the Trustee on behalf of the Holders of such Series and any other person specified in such Prospectus Supplement from an institution acceptable to the rating agency or agencies identified in the related Prospectus Supplement as rating such Series of Securities
                                      (collectively, the "Rating Agency") for the purposes specified in such Prospectus Supplement. The Enhancement will support the payments on the Securities and may be used for other purposes, to the extent and under the conditions specified in such Prospectus
                                      Supplement. See "ENHANCEMENT."
                                    Enhancement for a Series may include one or more of the following types of Enhancement, or such other type of Enhancement specified in the related Prospectus Supplement.
     A. SUBORDINATE SECURITIES..... If stated in the related Prospectus Supplement, Enhancement for a
                                      Series may consist of one or more Classes of Subordinate Securities.
                                      The rights of Holders of such Subordinate Securities to receive distributions on any Distribution Date will be subordinate in right and priority to the rights of holders of Senior Securities of the
                                      Series, but only to the extent described in the related Prospectus
                                      Supplement.
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     B. INSURANCE.................. If stated in the related Prospectus Supplement, Enhancement for a
                                      Series may consist of special hazard insurance policies, bankruptcy bonds and other types of insurance supporting payments on the
                                      Securities.
     C. RESERVE FUNDS.............. If stated in the Prospectus Supplement, the Depositor may deposit cash, a letter or letters of credit, short-term investments, or other instruments acceptable to the Rating Agency in one or more reserve funds to be established in the name of the Trustee (each, a "Reserve
                                      Fund"), which will be used, as specified in such Prospectus
                                      Supplement, by the Trustee to make required payments of principal of or interest on the Securities of such Series, to make adequate provision for future payments on such Securities or for any other purpose specified in the Agreement, with respect to such Series, to the extent that funds are not otherwise available. In the
                                      alternative or in addition to such deposit, a Reserve Fund for a
                                      Series may be funded through application of all or a portion of the excess cash flow from the Primary Assets for such Series, to the extent described in the related Prospectus Supplement.
     D. MINIMUM PRINCIPAL
          PAYMENT AGREEMENT........ If stated in the Prospectus Supplement relating to a Series of
                                      Securities, the Depositor will enter into a minimum principal payment agreement (the "Minimum Principal Payment Agreement") with an entity meeting the criteria of the Rating Agency, pursuant to which such entity will provide funds in the event that aggregate principal payments on the Primary Assets for such Series are not sufficient to make certain payments, as provided in the related Prospectus
                                      Supplement. See "ENHANCEMENT--Minimum Principal Payment Agreement."
     E. DEPOSIT AGREEMENT.......... If stated in the Prospectus Supplement, the Depositor and the Trustee
                                      will enter into a guaranteed investment contract or an investment agreement (the "Deposit Agreement") pursuant to which all or a portion of amounts held in the Collection Account, the Distribution
                                      Account or in any Reserve Fund will be invested with the entity specified in such Prospectus Supplement. The Trustee will be entitled to withdraw amounts so invested, plus interest at a rate equal to the Assumed Reinvestment Rate, in the manner specified in the Prospectus Supplement. See "ENHANCEMENT--Deposit Agreement."
SERVICING.......................... The Servicer will be responsible for servicing, managing and making collections on the Loans for a Series. In addition, the Servicer, if so specified in the related Prospectus Supplement, will act as custodian and will be responsible for maintaining custody of the
                                      Loans and related documentation on behalf of the Trustee. Advances with respect to delinquent payments of principal or interest on a
                                      Loan will be made by the Servicer only to the extent described in the related Prospectus Supplement. Such advances will be intended to provide liquidity only and, unless otherwise specified in the related Prospectus Supplement, reimbursable to the Servicer from scheduled payments of principal and interest, late collections, or from the proceeds of liquidation of the related Loans or from other recoveries relating to such Loans (including any insurance proceeds or payments from other credit support). In performing these functions, the Servicer will exercise the same degree of skill and care that it customarily exercises with respect to similar receivables or Loans owned or serviced by it. Under certain limited circumstances, the Servicer may resign or be removed, in which event either the Trustee or a third-party servicer will be appointed as successor servicer. The Servicer will receive a periodic fee as servicing compensation (the "Servicing Fee") and may, as specified herein and in the related Prospectus Supplement, receive
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                                      certain additional compensation. See "SERVICING OF LOANS--Servicing
                                      Compensation and Payment of Expenses" herein.
FEDERAL INCOME
  TAX CONSIDERATIONS
     A. DEBT SECURITIES
          AND REMIC
          RESIDUAL SECURITIES ..... If (i) an election is made to treat all or a portion of a Trust Fund for a Series as a "real estate mortgage investment conduit" (a
                                      "REMIC") or (ii) so provided in the related Prospectus Supplement, a
                                      Series of Securities will include one or more Classes of taxable debt obligations under the Internal Revenue Code of 1986, as amended
                                      (the "Code"). Stated interest with respect to such Classes of
                                      Securities will be reported by a Holder in accordance with the
                                      Holder's method of accounting except that, in the case of Securities constituting "regular interests" in a REMIC ("Regular Interests"), such interest will be required to be reported on the accrual method regardless of a Holder's usual method of accounting. Securities that are Compound Interest Securities, Zero Coupon Securities or Interest
                                      Only Securities will, and certain other Classes of Securities may, be issued with original issue discount that is not de minimis. In such cases, the Holder will be required to include original issue discount in gross income as it accrues, which may be prior to the receipt of cash attributable to such income. If a Security is issued at a premium, the holder may be entitled to make an election to amortize such premium on a constant yield method.
                                    In the case of a REMIC election, a Class of Securities may be treated as REMIC "residual interests" ("Residual Interests"). A holder of a
                                      Residual Interest will be required to include in its income its pro rata share of the taxable income of the REMIC. In certain
                                      circumstances, the holder of a Residual Interest may have REMIC taxable income or tax liability attributable to REMIC taxable income for a particular period in excess of cash distributions for such period or have an after-tax return that is less than the after-tax return on comparable debt instruments. In addition, a portion (or, in some cases, all) of the income from a Residual Interest (i)
                                      except in certain circumstances with respect to a Holder classified as a thrift institution under the Code, may not be subject to offset by losses from other activities, (ii) for a Holder that is subject to tax under the Code on unrelated business taxable income, may be treated as unrelated business taxable income and (iii) for a foreign holder, may not qualify for exemption from or reduction of withholding. In addition, (i) Residual Interests are subject to transfer restrictions and (ii) certain transfers of Residual
                                      Interests will not be recognized for federal income tax purposes.
                                      Further, individual holders are subject to limitations on the deductibility of expenses of the REMIC. See "CERTAIN FEDERAL INCOME
                                      TAX CONSIDERATIONS."
     B. NON-REMIC
          PASS-THROUGH
          SECURITIES............... If so specified in the related Prospectus Supplement, the Trust Fund for a Series will be treated as a grantor trust and will not be classified as an association taxable as a corporation for federal income tax purposes and Holders of Securities of such Series
                                      ("Pass-Through Securities") will be treated as owning directly rights to receive certain payments of interest or principal, or both, on the Primary Assets held in the Trust Fund for such Series.
                                      All income with respect to a Stripped Security (as defined herein)
                                      will be accounted for as original issue discount and,
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                                      unless otherwise specified in the related Prospectus Supplement, will be reported by the Trustee on an accrual basis, which may be prior to the receipt of cash associated with such income. The holder of a Pass-Through Security must include in income its share of all income of the Trust Fund to the extent such income is allocable to it and may, subject to certain limitations for individual Holders, deduct its share of all expenses of the Trust Fund. See "CERTAIN
                                      FEDERAL INCOME TAX CONSIDERATIONS."
     C. OWNER TRUST
          SECURITIES............... If so specified in the Prospectus Supplement, the Trust Fund will be treated as a partnership for purposes of federal and state income tax.
                                      Each Noteholder, by the acceptance of a Note of a given series, will agree to treat such Note as indebtedness, and each
                                      Certificateholder, by the acceptance of a Certificate of a given series, will agree to treat the related Trust as a partnership in which such Certificateholder is a partner for federal income and state tax purposes. Alternative characterizations of such Trust and such Certificates are possible, but would not result in materially adverse tax consequences to Certificateholders. See "CERTAIN FEDERAL
                                      INCOME TAX CONSIDERATIONS."
ERISA CONSIDERATIONS............... A fiduciary of any employee benefit plan subject to the Employee
                                      Retirement Income Security Act of 1974, as amended ("ERISA"), or the
                                      Code should carefully review with its own legal advisors whether the purchase or holding of Securities could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code. See
                                      "ERISA CONSIDERATIONS."
LEGAL INVESTMENT................... Unless otherwise specified in the related Prospectus Supplement,
                                      Securities of each Series offered by this Prospectus and the related
                                      Prospectus Supplement will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of
                                      1984 ("SMMEA"). Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Securities constitute legal investments for them. See "LEGAL INVESTMENT."
USE OF PROCEEDS.................... The Depositor will use the net proceeds from the sale of each Series for one or more of the following purposes: (i) to purchase the related
                                      Primary Assets, (ii) to repay indebtedness which has been incurred to obtain funds to acquire such Primary Assets, (iii) to establish any Reserve Funds described in the related Prospectus Supplement and
                                      (iv) to pay costs of structuring and issuing such Securities, including the costs of obtaining Enhancement, if any. If so specified in the related Prospectus Supplement, the purchase of the
                                      Primary Assets for a Series may be effected by an exchange of
                                      Securities with the Seller of such Primary Assets. See "USE OF
                                      PROCEEDS."
RATINGS............................ It will be a requirement for issuance of any Series that the
                                      Securities offered by this Prospectus and the related Prospectus
                                      Supplement be rated by at least one Rating Agency in one of its four highest applicable rating categories. The rating or ratings applicable to Securities of each Series offered hereby and by the related Prospectus Supplement will be as set forth in the related
                                      Prospectus Supplement. A securities rating should be evaluated independently of similar ratings on different types of securities. A securities rating does not address the effect that the rate of prepayments on Loans or Underlying Loans relating to Private
                                      Securities, as applicable, for a Series may have on the yield to investors in the Securities of such Series. See "RISK
                                      FACTORS--Rating of Securities."
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                                  RISK FACTORS

     Investors should consider, among other things, the following factors in connection with the purchase of the Securities.

     Limited Liquidity. There will be no market for the Securities of any Series prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide
Holders with liquidity of investment or will continue for the life of the Securities of such Series. Lehman Brothers, through one or more of its affiliates, and the other underwriters, if any, specified in the related
Prospectus Supplement, presently expect to make a secondary market in the Securities, but have no obligation to do so.

     Limited Assets. The Depositor does not have, nor is it expected to have, any significant assets. The Securities of a Series will be payable solely from the assets of the Trust Fund for such Securities. There will be no recourse to the Depositor or any other person for any default on the Notes or any failure to receive distributions on the Certificates. Further, unless otherwise stated in the related Prospectus Supplement, at the times set forth in the related
Prospectus Supplement, certain Primary Assets and/or any balance remaining in the Collection Account or Distribution Account immediately after making all payments due on the Securities of such Series and other payments specified in the related Prospectus Supplement, may be promptly released or remitted to the Depositor, the Servicer, the Enhancer or any other person entitled thereto and will no longer be available for making payments to Holders. Consequently, holders of Securities of each Series must rely solely upon payments with respect to the Primary Assets and the other assets constituting the Trust Fund for a Series of Securities, including, if applicable, any amounts available pursuant to any Enhancement for such Series, for the payment of principal of and interest on the Securities of such Series.

     Holders of Notes will be required under the Indenture to proceed only against the Primary Assets and other assets constituting the related Trust Fund in the case of a default with respect to such Notes and may not proceed against any assets of the Depositor. If payments with respect to the Primary Assets and such other assets securing a Series of Notes, including any Enhancement, were to become insufficient to make payments on such Notes, no other assets would be available for payment of the deficiency.

     The only obligations, if any, of the Depositor with respect to the Securities of any Series will be pursuant to certain representations and warranties. See "THE AGREEMENTS--Assignment of Primary Assets" herein. The
Depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase Primary
Assets with respect to which there has been a breach of any representation or warranty. If, for example, the Depositor were required to repurchase a Primary
Asset, its only sources of funds to make such repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator of the Primary Assets, the Servicer or the Seller, as the case may be, or from a Reserve Fund established to provide funds for such repurchases.

     Enhancement. Although such Enhancement is intended to reduce the risk of delinquent payments or losses to holders of Securities entitled to the benefit thereof, the amount of such Enhancement will be limited, as set forth in the related Prospectus Supplement, and will decline and could be depleted under certain circumstances prior to the payment in full of the related Series of Securities, and as a result Holders may suffer losses. See "ENHANCEMENT."

     Prepayment and Yield Considerations. The yield to maturity experienced by a holder of Securities may be affected by the rate of payment of principal of the Loans or Underlying Loans relating to the Private Securities, as applicable.
The timing of principal payments of the Securities of a Series will be affected by a number of factors, including the following: (i) the extent of prepayments of the Loans or Underlying Loans relating to the Private Securities, as applicable, which prepayments may be influenced by a variety of factors, (ii) the manner of allocating principal payments among the Classes of Securities of a Series as specified in the related Prospectus Supplement and (iii) the exercise by the party entitled thereto of any right of optional termination. See
"DESCRIPTION OF THE SECURITIES--Weighted Average Life of Securities."
Prepayments may also result from repurchases of Loans or Underlying Loans, as applicable, due to material breaches of the Seller's or the Depositor's warranties.

                                       11

     Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month prior to a Distribution Date, the effective yield to Holders will be reduced from the yield that would otherwise be obtainable if interest payable on the Security were to accrue through the day immediately preceding each Distribution Date, and the effective yield (at par) to Holders will be less than the indicated coupon rate. See "DESCRIPTION OF THE SECURITIES--Payments of Interest."

     Nature of Mortgages; Properties. Since the Mortgages are primarily junior liens subordinate to the rights of the mortgagee under the related senior mortgage or mortgages, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such junior mortgage only to the extent that the claims of such senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the Property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. The Trust Fund will not have any source of funds to satisfy the senior mortgages or make payments due to the senior mortgagees.

     There are several factors that could adversely affect the value of Properties such that the outstanding balance of the related Loan, together with any senior financing on the Properties, would equal or exceed the value of the Properties. Among the factors that could adversely affect the value of the Properties are an overall decline in the residential real estate market in the areas in which the Properties are located or a decline in the general condition of the Properties as a result of failure of borrowers to maintain adequately the Properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. Any such decline could extinguish the value of a junior interest in Property before having any effect on the related senior interest therein. If such a decline occurs, the actual rates of delinquencies, foreclosure and losses on the junior Loans could be higher than those currently experienced in the mortgage lending industry in general.

     Environmental Risks. Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage or owner's interest against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the Mortgaged Property.

     Certain Other Legal Considerations Regarding the Loans. Applicable state laws generally regulate interest rates and other charges and require certain disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Servicer to collect all or part of the principal of or interest on the Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the owner of the Loan to damages and administrative enforcement.

     The Loans are also subject to Federal laws, including:

          (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Loans;

          (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

          (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

     Violations of certain provisions of these Federal laws may limit the ability of the Servicer to collect all or part of the principal of or interest on the Loans and in addition could subject the Trust Fund to damages and administrative enforcement. The Loans may be subject to the Home Ownership and Equity Protection Act of 1994 (the "Act") which amended the Truth in Lending Act as it applies to mortgages subject to the Act. The Act requires certain additional disclosures, specifies the timing of such disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Act. The Act also provides that any purchaser or assignee of a mortgage covered by the Act is subject to all of the claims and defenses which the borrower could assert against the original lender. The maximum damages that may be recovered under the Act from an assignee is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the Loan. If the Trust Fund includes Loans subject to the Act, it will be subject to all of the claims and defenses which the borrower could assert against the Seller. Any violation of the Act which would result in such liability would be a breach of the Seller's representations and warranties, and the Seller would be obligated to cure, repurchase or, if permitted by the Agreement, substitute for the Loan in question. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS" herein.

     The Home Improvement Contracts are also subject to the Preservation of Consumers' Claims and Defenses regulations of the Federal Trade Commission and other similar federal and state statutes and regulations (collectively, the "Holder in Due Course Rules"), which protect the homeowner from defective craftsmanship or incomplete work by a contractor. These laws permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. The Holder in Due Course Rules have the effect of subjecting any assignee of the seller in a consumer credit transaction to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods.

     Rating of the Securities. It will be a condition to the issuance of a Series of Securities that they be rated in one of the four highest rating categories by the Rating Agency identified in the related Prospectus Supplement. Any such rating would be based on, among other things, the adequacy of the value of the Primary Assets and any Enhancement with respect to such Series. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. There is also no assurance that any such rating will remain in effect for any given period of time or may not be lowered or withdrawn entirely by the Rating Agency if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Primary Assets, such rating might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of an Enhancer or a change in the rating of such Enhancer's long term debt.

     Other Considerations. There is no assurance that the market value of the Primary Assets or any other assets for a Series will at any time be equal to or greater than the aggregate principal amount of the Securities of such Series then outstanding, plus accrued interest thereon. Moreover, upon an event of default under the Indenture for a Series of Notes and a sale of the assets in the Trust Fund or upon a sale of the assets of a Trust Fund for a Series of Certificates, the Trustee, the Servicer, if any, the Enhancer and any other service provider specified in the related Prospectus Supplement generally will be entitled to receive the proceeds of any such sale to the extent of unpaid fees and other amounts owing to such persons under the related Agreement prior to distributions to holders of Securities. Upon any such sale, the proceeds thereof may be insufficient to pay in full the principal of and interest on the Securities of such Series.

     Liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a larger principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the smaller loan than would be the case with a larger loan. Because the average outstanding principal balances of the Loans are small relative to the size of the loans in a typical pool of first mortgages, realizations net of liquidation expenses on defaulted Loans may also be smaller as a percentage of the principal amount of the Loans than would such net realizations in the case of a typical pool of first mortgage loans.

                         DESCRIPTION OF THE SECURITIES

GENERAL

     Each Series of Notes will be issued pursuant to an indenture (the "Indenture") between the related Trust Fund and the entity named in the related Prospectus Supplement as trustee (the "Trustee") with respect to such Series. A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Certificates will also be issued in Series pursuant to separate agreements (each, a "Pooling and Servicing Agreement" or a "Trust Agreement") among the Depositor, the Servicer, if the Series relates to Loans, and the Trustee. A form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. A Series may consist of both Notes and Certificates.

     The Seller may agree to reimburse the Depositor for certain fees and expenses of the Depositor incurred in connection with the offering of the Securities.

     The following summaries describe certain provisions in the Agreements common to each Series of Securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreements and the Prospectus Supplement relating to each Series of Securities. Where particular provisions or terms used in the Agreements are referred to, the actual provisions (including definitions of terms) are incorporated herein by reference as part of such summaries.

     Each Series of Securities will consist of one or more Classes of Securities, one or more of which may be Compound Interest Securities, Variable Interest Securities, PAC Securities, Zero Coupon Securities, Principal Only Securities, Interest Only Securities or Participating Securities. A Series may also include one or more Classes of Subordinate Securities. The Securities of each Series will be issued only in fully registered form, without coupons, in the authorized denominations for each Class specified in the related Prospectus Supplement. Upon satisfaction of the conditions, if any, applicable to a Class of a Series, as described in the related Prospectus Supplement, the transfer of the Securities may be registered and the Securities may be exchanged at the office of the Trustee specified in the Prospectus Supplement without the payment of any service charge other than any tax or governmental charge payable in connection with such registration of transfer or exchange. If specified in the related Prospectus Supplement, one or more Classes of a Series may be available in book-entry form only.

     Unless otherwise provided in the related Prospectus Supplement, payments of principal of and interest on a Series of Securities will be made on the Distribution Dates specified in the Prospectus Supplement relating to such Series by check mailed to Holders of such Series, registered as such at the close of business on the record date specified in the related Prospectus Supplement applicable to such Distribution Dates at their addresses appearing on the security register, except that (a) payments may be made by wire transfer (at the expense of the Holder requesting payment by wire transfer) in certain circumstances described in the related Prospectus Supplement and (b) final payments of principal in retirement of each Security will be made only upon presentation and surrender of such Security at the office of the Trustee specified in the Prospectus Supplement. Notice of the final payment on a Security will be mailed to the holder of such Security before the Distribution Date on which the final principal payment on any Security is expected to be made to the holder of such Security.

     Payments of principal of and interest on the Securities will be made by the Trustee, or a paying agent on behalf of the Trustee, as specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, all payments with respect to the Primary Assets for a Series, together with reinvestment income thereon, amounts withdrawn from any Reserve Fund, and amounts available pursuant to any other Enhancement will be deposited directly into the Collection Account and, net, if and as provided in the related Prospectus Supplement, of certain amounts payable to the related Servicer and any other person specified in the Prospectus Supplement, will thereafter be deposited into the Distribution Account and will be available to make payments on Securities of such Series on the next Distribution Date, as the case may be. See "THE TRUST FUNDS--Collection and Distribution Accounts."

VALUATION OF THE PRIMARY ASSETS

     If specified in the related Prospectus Supplement for a Series of Notes, each Primary Asset included in the related Trust Fund for a Series will be assigned an initial "Asset Value." Unless otherwise specified in the related Prospectus Supplement, at any time the Asset Value of the Primary Assets will be equal to the product of the Asset Value Percentage as set forth in the Indenture and the lesser of (a) the stream of remaining regularly scheduled payments on the Primary Assets, net, unless otherwise provided in the related Prospectus Supplement, of certain amounts payable as expenses, together with income earned on each such scheduled payment received through the day preceding the next Distribution Date at the Assumed Reinvestment Rate, if any, discounted to present value at the highest interest rate on the Notes of such Series over periods equal to the interval between payments on the Notes, and (b) the then principal balance of the Primary Assets. Unless otherwise specified in the related Prospectus Supplement, the initial Asset Value of the Primary Assets will be at least equal to the principal amount of the Notes of the related Series at the date of issuance thereof.

     The "Assumed Reinvestment Rate", if any, for a Series will be the highest rate permitted by the Rating Agency or a rate insured by means of a surety bond, guaranteed investment contract, Deposit Agreement or other arrangement satisfactory to the Rating Agency. If the Assumed Reinvestment Rate is so insured, the related Prospectus Supplement will set forth the terms of such arrangement.

PAYMENTS OF INTEREST

     The Securities of each Class by their terms entitled to receive interest will bear interest (calculated, unless otherwise specified in the related Prospectus Supplement, on the basis of a 360-day year of twelve 30-day months) from the date and at the rate per annum specified, or calculated in the method described, in the related Prospectus Supplement. Interest on such Securities of a Series will be payable on the Distribution Date specified in the related Prospectus Supplement. The rate of interest on Securities of a Series may be variable or may change with changes in the annual percentage rates of the Loans or Underlying Loans relating to the Private Securities, as applicable included in the related Trust Fund and/or as prepayments occur with respect to such Loans or Underlying Loans, as applicable. Principal Only Securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on Zero Coupon Securities that is not paid on the related Distribution Date will accrue and be added to the principal thereof on such Distribution Date.

     Interest payable on the Securities on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month preceding a Distribution Date, the effective yield to Holders will be reduced from the yield that would otherwise be obtainable if interest payable on the Securities were to accrue through the day immediately preceding such Distribution Date.

PAYMENTS OF PRINCIPAL

     On each Distribution Date for a Series, principal payments will be made to the holders of the Securities of such Series on which principal is then payable, to the extent set forth in the related Prospectus Supplement. Such payments will be made in an aggregate amount determined as specified in the related Prospectus Supplement and will be allocated among the respective Classes of a Series in the manner, at the times and in the priority (which may, in certain cases, include allocation by random lot) set forth in the related Prospectus Supplement.

FINAL SCHEDULED DISTRIBUTION DATE

     The Final Scheduled Distribution Date with respect to each Class of Notes is the date no later than which principal thereof will be fully paid and with respect to each Class of a Series of Certificates will be the date on which the entire aggregate principal balance of such Class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to such Series described in the related Prospectus Supplement. The Final Scheduled Distribution Date for each Class of a Series will be specified in the related Prospectus Supplement. Since payments on the Primary Assets will be used to make distributions in reduction of the outstanding principal amount of the Securities, it is likely that the actual final Distribution Date of any such Class will occur earlier, and may occur substantially earlier, than its Final Scheduled Distribution Date.

Furthermore, with respect to a Series of Certificates, unless otherwise specified in the related Prospectus Supplement, as a result of delinquencies, defaults and liquidations of the Primary Assets in the Trust Fund, the actual final Distribution Date of any Certificate may occur later than its Final Scheduled Distribution Date. No assurance can be given as to the actual prepayment experience with respect to a Series. See "Weighted Average Life of the Securities" below.

SPECIAL REDEMPTION

     If so specified in the Prospectus Supplement relating to a Series of Securities having other than monthly Distribution Dates, one or more Classes of Securities of such Series may be subject to special redemption, in whole or in part, on the day specified in the related Prospectus Supplement (a "Special Redemption Date") if, as a consequence of prepayments on the Loans or Underlying Loans, as applicable, relating to such Securities or low yields then available for reinvestment, the entity specified in the related Prospectus Supplement determines, based on assumptions specified in the applicable Agreement, that the amount available for the payment of interest that will have accrued on such Securities (the "Available Interest Amount") through the designated interest accrual date specified in the related Prospectus Supplement is less than the amount of interest that will have accrued on such Securities to such date. In such event and as further described in the related Prospectus Supplement, the Trustee will redeem a principal amount of outstanding Securities of such Series as will cause the Available Interest Amount to equal the amount of interest that will have accrued through such designated interest accrual date for such Series of Securities outstanding immediately after such redemption.

OPTIONAL REDEMPTION, PURCHASE OR TERMINATION

     The Depositor or the Servicer may, at its option, redeem, in whole or in part, one or more Classes of Notes or purchase one or more Classes of Certificates of any Series, on any Distribution Date under the circumstances, if any, specified in the Prospectus Supplement relating to such Series. Alternatively, if so specified in the related Prospectus Supplement for a Series of Certificates, the Depositor, the Servicer, or another entity designated in the related Prospectus Supplement may, at its option, cause an early termination of a Trust Fund by repurchasing all of the Primary Assets from such Trust Fund on or after a date specified in the related Prospectus Supplement, or on or after such time as the aggregate outstanding principal amount of the Certificates or Primary Assets, as specified in the related Prospectus Supplement, is less than the amount or percentage specified in the related Prospectus Supplement. Notice of such redemption, purchase or termination must be given by the Depositor or the Trustee prior to the related date. The redemption, purchase or repurchase price will be set forth in the related Prospectus Supplement. If specified in the related Prospectus Supplement, in the event that a REMIC election has been made, the Trustee shall receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Code.

     In addition, the Prospectus Supplement may provide other circumstances under which Holders of Securities of a Series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related Primary Assets.

WEIGHTED AVERAGE LIFE OF THE SECURITIES

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. Unless otherwise specified in the related Prospectus Supplement, the weighted average life of the Securities of a Class will be influenced by the rate at which the amount financed under the Loans or Underlying Loans relating to the Private Securities, as applicable, included in the Trust Fund for a Series is paid, which may be in the form of scheduled amortization or prepayments.

     Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The Prospectus Supplement for a Series of Securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each Class of Securities of such Series and the percentage of the original principal amount of each Class of Securities of such Series that would be outstanding on specified Distribution Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Loans or Underlying Loans relating to the Private

Securities, as applicable, included in the related Trust Fund are made at rates corresponding to various percentages of the prepayment standard or model specified in such Prospectus Supplement.

     There is, however, no assurance that prepayment of the Loans or Underlying Loans relating to the Private Securities, as applicable, included in the related Trust Fund will conform to any level of any prepayment standard or model specified in the related Prospectus Supplement. The rate of principal prepayments on pools of loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors.

     The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the Loans or Underlying Loans relating to the Private Securities, as applicable, for a Series, such loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by such loans. In this regard, it should be noted that the Loans or Underlying Loans, as applicable, for a Series may have different interest rates. In addition, the weighted average life of the Securities may be affected by the varying maturities of the Loans or Underlying Loans relating to the Private Securities, as applicable. If any Loans or Underlying Loans relating to the Private Securities, as applicable, for a Series have actual terms-to-stated maturity of less than those assumed in calculating the Final Scheduled Distribution Date of the related Securities, one or more Classes of the Series may be fully paid prior to their respective Final Scheduled Distribution Dates, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate.

                                THE TRUST FUNDS

GENERAL

     The Notes of each Series will be secured by the pledge of the assets of the related Trust Fund, and the Certificates of each Series will represent interests in the assets of the related Trust Fund. The Trust Fund of each Series will include assets purchased from the Seller composed of (i) the Primary Assets,
(ii) amounts available from the reinvestment of payments on such Primary Assets at the Assumed Reinvestment Rate, if any, specified in the related Prospectus Supplement, (iii) any Enhancement, (iv) any Property that secured a Loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession and (v) the amount, if any, initially deposited in the Collection Account or Distribution Account for a Series as specified in the related Prospectus Supplement.

     The Securities will be non-recourse obligations of the related Trust Fund. The assets of the Trust Fund specified in the related Prospectus Supplement for a Series of Securities, unless otherwise specified in the related Prospectus Supplement will serve as collateral only for that Series of Securities. Holders of a Series of Notes may only proceed against such collateral securing such Series of Notes in the case of a default with respect to such Series of Notes and may not proceed against any assets of the Depositor or the related Trust Fund not pledged to secure such Notes.

     The Primary Assets for a Series will be sold by the Seller to the Depositor or purchased by the Depositor in secondary market transactions, not from the issuer of such Private Securities or an affiliate thereof, or, in the case of the Loans, in privately negotiated transactions, which may include transactions with affiliates and will be transferred by the Depositor to the Trust Fund. Loans relating to a Series will be serviced by the Servicer, which may be the Seller, specified in the related Prospectus Supplement, pursuant to a Pooling and Servicing Agreement, with respect to a Series of Certificates or a servicing agreement (each, a "Servicing Agreement") between the Trust Fund and Servicer, with respect to a Series of Notes.

     As used herein, "Agreement" means, with respect to a Series of Certificates, the Pooling and Servicing Agreement or Trust Agreement, and with respect to a Series of Notes, the Indenture and the Servicing Agreement, as the context requires.

     If so specified in the related Prospectus Supplement, a Trust Fund relating to a Series of Securities may be a business trust formed under the laws of the state specified in the related Prospectus Supplement pursuant to a trust agreement (each, a "Trust Agreement") between the Depositor and the trustee of such Trust Fund specified in the related Prospectus Supplement.

     With respect to each Trust Fund, prior to the initial offering of the related Series of Securities, the Trust Fund will have no assets or liabilities. No Trust Fund is expected to engage in any activities other than acquiring, managing and holding the related Primary Assets and other assets contemplated herein and in the related Prospectus Supplement and the proceeds thereof, issuing Securities and making payments and distributions thereon and certain related activities. No Trust Fund is expected to have any source of capital other than its assets and any related Enhancement.

     Primary Assets included in the Trust Fund for a Series may consist of any combination of Loans and Private Securities, to the extent and as specified in the related Prospectus Supplement.

THE LOANS

     Mortgage Loans. The Primary Assets for a Series may consist, in whole or in part, of closed-end and/or revolving home equity loans or certain balances thereof (the "Closed-End Loans" and "Revolving Credit Line Loans" and collectively, the "Mortgage Loans") secured by mortgages primarily on Single Family Properties which may be subordinated to other mortgages on the same Mortgaged Property. The Mortgage Loans may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement.

     As more fully described in the related Prospectus Supplement, interest on each Revolving Credit Line Loan, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of such loan. Principal amounts on the Revolving Credit Line Loans may be drawn down (up to a maximum amount as set forth in the related Prospectus Supplement) or repaid under each Revolving Credit Line Loan from time to time. If specified in the related Prospectus Supplement, new draws by borrowers under the Revolving Credit Line Loans will automatically become part of the Trust Fund for a Series. As a result, the aggregate balance of the Revolving Credit Line Loans will fluctuate from day to day as new draws by borrowers are added to the Trust Fund and principal payments are applied to such balances and such amounts will usually differ each day, as more specifically described in the related Prospectus Supplement. Unless otherwise described in the related Prospectus Supplement, the full principal amount of a Closed-End Loan is advanced at origination of the loan and generally is repayable in equal (or substantially equal) installments of an amount sufficient to fully amortize such loan at its stated maturity. As more fully described in the related Prospectus Supplement, interest on each Closed-End Loan is calculated on the basis of the outstanding principal balance of such loan multiplied by the Loan Rate thereon and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator is the number of days in the annual period for which interest accrues on such loan. Unless otherwise described in the related Prospectus Supplement, the original terms to stated maturity of Closed-End Loans will not exceed 360 months. Under certain circumstances, under either a Revolving Credit Line Loan or a Closed-End Loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

     The Mortgaged Properties will include primarily Single Family Property (i.e., one- to four-family residential housing, including Condominium Units and Cooperative Dwellings). The Mortgaged Properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. Each Single Family Property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least ten years (unless otherwise provided in the related Prospectus Supplement) greater than the term of the related Loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building.

     Unless otherwise specified in the related Prospectus Supplement, Mortgages on Cooperative Dwellings consist of a lien on the shares issued by such Cooperative Dwelling and the proprietary lease or occupancy agreement relating to such Cooperative Dwelling.

     The aggregate principal balance of Loans secured by Mortgaged Properties that are owner-occupied will be disclosed in the related Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, the sole basis for a representation that a given percentage of the Loans are secured by Single Family Property that is owner-occupied will be either (i) the making of a representation by the Mortgagor at origination of the Loan either that the underlying Mortgaged Property will be used by the Mortgagor for a period of at least six months every year or that the Mortgagor intends to use the Mortgaged Property as a primary residence, or (ii) a finding that the address of the underlying Mortgaged Property is the Mortgagor's mailing address as reflected in the Servicer's records. To the extent specified in the related Prospectus Supplement, the Mortgaged Properties may include non-owner occupied investment properties and vacation and second homes.

     Unless otherwise specified in the related Prospectus Supplement, the initial Combined Loan-to-Value Ratio of a Loan is computed in the manner described in the related Prospectus Supplement, taking into account the amounts of any related senior mortgage loans.

     Home Improvement Contracts. The Primary Assets for a Series may consist, in whole or part, of home improvement installment sales contracts and installment loan agreements (the "Home Improvement Contracts") originated by a home improvement contractor in the ordinary course of business. As specified in the related Prospectus Supplement, the Home Improvement Contracts will either be unsecured or secured by the Mortgages primarily on Single Family Properties which are generally subordinate to other mortgages on the same Mortgaged Property or by purchase money security interest in the Home Improvements financed thereby. Unless otherwise specified in the applicable Prospectus Supplement, the Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, the home improvements (the "Home Improvements") securing the Home Improvement Contracts include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

     Unless otherwise specified in the related Prospectus Supplement, the initial Loan-to-Value Ratio of a Home Improvement Contract is computed in the manner described in the related Prospectus Supplement.

     Additional Information. The selection criteria which shall apply with respect to the Loans, including, but not limited to, the Combined Loan-to-Value Ratios or Loan-to-Value Ratios, as applicable, original terms to maturity and delinquency information, will be specified in the related Prospectus Supplement.

     The Loans for a Series may include Loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms and require a balloon payment of the remaining principal balance at maturity, as specified in the related Prospectus Supplement. As further described in the related Prospectus Supplement, the Loans for a Series may include Loans that do not have a specified stated maturity.

     The related Prospectus Supplement for each Series will provide information with respect to the Loans that are Primary Assets as of the Cut-off Date, including, among other things, and to the extent relevant (a) the aggregate unpaid principal balance of the Loans (or the aggregate unpaid principal balance included in the Trust Fund for the related Series); (b) the range and weighted average Loan Rate on the Loans, and, in the case of adjustable rate Loans, the range and weighted average of the current Loan Rates and the Lifetime Rate Caps, if any; (c) the range and average outstanding principal balance of the Loans;
(d) the weighted average original and remaining term-to-stated maturity of the Loans and the range of original and remaining terms-to-stated maturity, if applicable; (e) the range and weighted average of Combined Loan-to-Value Ratios or Loan-to-Value Ratios for the Loans, as applicable; (f) the percentage (by outstanding principal balance as of the Cut-off Date) of Loans that accrue interest at adjustable or fixed interest rates; (g) any special hazard insurance policy or bankruptcy bond or other enhancement relating to the Loans; (h) the percentage (by principal balance as of the Cut-off Date) of Loans that are secured by Mortgaged Properties, Home Improvements or are unsecured; (i) the geographic distribution of any Mortgaged Properties securing the Loans; (j) the percentage of Loans (by principal balance as of the Cut-off Date) that are secured by Single Family Properties, shares relating to Cooperative Dwellings, Condominium Units, investment property and vacation or second homes; (k) the lien priority of the Loans; (l) the credit limit utilization rate of any Revolving Credit Line Loans; and (m) the delinquency status and year of origination of the Loans. The related Prospectus Supplement will also specify any other limitations on the types or characteristics of Loans for a Series.

     If information of the nature described above respecting the Loans is not known to the Depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the Prospectus Supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days after the initial issuance of such Securities.

PRIVATE SECURITIES

     General. Primary Assets for a Series may consist, in whole or in part, of Private Securities which include pass-through certificates representing beneficial interests in loans of the type that would otherwise be eligible to be Loans (the "Underlying Loans") or (b) collateralized obligations secured by Underlying Loans. Such pass-through certificates or collateralized obligations will have previously been (a) offered and distributed to the public pursuant to an effective registration statement or (b) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of such securities at the time of sale (nor an affiliate thereof at any time during the three preceding months); provided a period of three years has elapsed since the later of the date the securities were acquired from the issuer or an affiliate thereof. Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and Private Securities themselves will not be so insured or guaranteed.

     All purchases of Private Securities for a Series by the Seller or the Depositor will be made in secondary market transactions, not from the issuer of such Private Securities or any affiliate thereof. As a result, no such purchases of Private Securities offered and distributed to the public pursuant to an effective registration statement will be made by the Seller or Depositor for at least ninety days after the initial issuance of such Private Securities.

     Private Securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement (a "PS Agreement"). The seller/servicer of the Underlying Loans will have entered into the PS Agreement with the trustee under such PS Agreement (the "PS Trustee"). The PS Trustee or its agent, or a custodian, will possess the Underlying Loans. Underlying Loans will be serviced by a servicer (the "PS Servicer") directly or by one or more sub-servicers who may be subject to the supervision of the PS Servicer.

     The sponsor of the Private Securities (the "PS Sponsor") will be a financial institution or other entity engaged generally in the business of lending; a public agency or instrumentality of a state, local or federal government; or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to such trusts, and selling beneficial interests in such trusts. If so specified in the Prospectus Supplement, the PS Sponsor may be an affiliate of the Depositor. The obligations of the PS Sponsor will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PS Sponsor will not have guaranteed any of the assets conveyed to the related trust or any of the Private Securities issued under the PS Agreement. Additionally, although the Underlying Loans may be guaranteed by an agency or instrumentality of the United States, the Private Securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the Private Securities on the dates specified in the related Prospectus Supplement. The Private Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Securities by the PS Trustee or the PS Servicer. The PS Sponsor or the PS Servicer may have the right to repurchase the Underlying Loans after a certain date or under other circumstances specified in the related Prospectus Supplement.

     The Underlying Loans may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features. Such Underlying Loans will be secured by mortgages on Mortgaged Properties.

     Credit Support Relating to Private Securities. Credit support in the form of Reserve Funds, subordination of other private securities issued under the PS Agreement, guarantees, letters of credit, cash collateral accounts, insurance policies or other types of credit support may be provided with respect to the Underlying Loans or with respect to the Private Securities themselves. The type, characteristics and amount of credit support will be a function of certain characteristics of the Underlying Loans and other factors and will have been established for the Private Securities on the basis of requirements of the nationally recognized statistical rating organization that rated the Private Securities.

     Additional Information. The Prospectus Supplement for a Series for which the Primary Assets includes Private Securities will specify (such disclosure may be on an approximate basis and will be as of the date specified in the related Prospectus Supplement), to the extent relevant and to the extent such information is reasonably available to the Depositor and the Depositor reasonably believes such information to be reliable, (i) the aggregate approximate principal amount and type of the Private Securities to be included in the Trust Fund for such Series; (ii) certain characteristics of the Underlying Loans including (A) the payment features of such Underlying Loans (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features), (B) the approximate aggregate principal balance, if known, of such Underlying Loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Underlying Loans, and (D) the minimum and maximum stated maturities of such Underlying Loans at origination; (iii) the maximum original term-to-stated maturity of the Private Securities; (iv) the weighted average term-to-stated maturity of the Private Securities; (v) the pass-through or certificate rate or ranges thereof for the Private Securities; (vi) the PS Sponsor, the PS Servicer (if other than the PS Sponsor) and the PS Trustee for such Private Securities; (vii) certain characteristics of credit support, if any, such as Reserve Funds, insurance policies, letters of credit or guarantees relating to such Loans underlying the Private Securities or to such Private Securities themselves; (viii) the terms on which Underlying Loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Securities and (ix) the terms on which Underlying Loans may be substituted for those originally underlying the Private Securities.

     If information of the nature described above representing the Private Securities is not known to the Depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the Prospectus Supplement and the additional information, if available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days the initial issuance of such Securities.

COLLECTION AND DISTRIBUTION ACCOUNTS

     A separate Collection Account will be established by the Trustee or the Servicer, in the name of the Trustee, for each Series of Securities for receipt of the amount of cash, if any, specified in the related Prospectus Supplement to be initially deposited therein by the Depositor, all amounts received on or with respect to the Primary Assets and, unless otherwise specified in the related Prospectus Supplement, income earned thereon. Certain amounts on deposit in such Collection Account and certain amounts available pursuant to any Enhancement, as provided in the related Prospectus Supplement, will be deposited in a related Distribution Account, which will also be established by the Trustee for each such Series of Securities, for distribution to the related Holders. Unless otherwise specified in the related Prospectus Supplement, the Trustee will invest the funds in the Collection and Distribution Accounts in Eligible Investments maturing, with certain exceptions, not later, in the case of funds in the Collection Account, than the day preceding the date such funds are due to be deposited in the Distribution Account or otherwise distributed and, in the case of funds in the Distribution Account, than the day preceding the next Distribution Date for the related Series of Securities. Eligible Investments include, among other investments, obligations of the United States and certain agencies thereof, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, certain repurchase agreements of United States government securities and certain guaranteed investment contracts, in each case, acceptable to the Rating Agency.

     Notwithstanding any of the foregoing, amounts may be deposited and withdrawn pursuant to any Deposit Agreement or Minimum Principal Payment Agreement as specified in the related Prospectus Supplement.

                                  ENHANCEMENT

     If stated in the Prospectus Supplement relating to a Series of Securities, simultaneously with the Depositor's assignment of the Primary Assets to the Trustee, the Depositor will obtain an irrevocable letter of credit, surety bond or insurance policy, issue Subordinate Securities or obtain any other form of enhancement or combination thereof (collectively, "Enhancement") in favor of the Trustee on behalf of the holders of the related Series or designated Classes of such Series from an institution or by other means acceptable to the Rating Agency. The Enhancement will support the payment of principal and interest on the Securities, and may be applied for certain other purposes to the extent and under the conditions set forth in such Prospectus Supplement. Enhancement for a Series may include one or more of the following forms, or such other form as may be specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, any of such Enhancement may be structured so as to protect against losses relating to more than one Trust Fund, in the manner described therein.

SUBORDINATE SECURITIES

     If specified in the related Prospectus Supplement, Enhancement for a Series may consist of one or more Classes of Subordinate Securities. The rights of holders of such Subordinate Securities to receive distributions on any Distribution Date will be subordinate in right and priority to the rights of holders of Senior Securities of the Series, but only to the extent described in the related Prospectus Supplement.

INSURANCE

     If stated in the related Prospectus Supplement, Enhancement for a Series may consist of special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the Primary Assets, as described below and in the related Prospectus Supplement.

     Pool Insurance Policy. If so specified in the Prospectus Supplement relating to a Series of Securities, the Depositor will obtain a pool insurance policy for the Loans in the related Trust Fund. The pool insurance policy will cover any loss (subject to the limitations described in a related Prospectus Supplement) by reason of default, but will not cover the portion of the principal balance of any Loan that is required to be covered by any primary mortgage insurance policy. The amount and terms of any such coverage will be set forth in the related Prospectus Supplement.

     Special Hazard Insurance Policy. Although the terms of such policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to Property securing a defaulted or foreclosed Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to such Property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of (i) the cost of repair or replacement of such Property or (ii) upon transfer of such Property to the special hazard insurer, the unpaid principal balance of such Loan at the time of acquisition of such Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Servicer with respect to such Property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of such Property. Any amount paid as the cost of repair of such Property will reduce coverage by such amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

     Restoration of the Property with the proceeds described under (i) above is expected to satisfy the condition under any pool insurance policy that such Property be restored before a claim under such pool insurance policy may be validly presented with respect to the defaulted Loan secured by such Property. The payment described under (ii) above will render unnecessary presentation of a claim in respect of such Loan under any pool insurance policy. Therefore, so long as such pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to holders of the Securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

     Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the Property securing the related Loan at an amount less than the then outstanding principal balance of such Loan. The amount of the secured debt could be reduced to such value, and the holder of such Loan thus would become an unsecured creditor to the extent the outstanding principal balance of such Loan exceeds the value so assigned to the Property by the bankruptcy court. In addition, certain other modifications of the terms of a Loan can result from a bankruptcy proceeding. See "CERTAIN LEGAL ASPECTS OF LOANS." If so provided in the related Prospectus Supplement, the Depositor or other entity specified in the related Prospectus Supplement will obtain a bankruptcy bond or similar insurance contract (the "bankruptcy bond") covering losses resulting from proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Loan or a reduction by such court of the principal amount of a Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition.

     The bankruptcy bond will provide coverage in the aggregate amount specified in the related Prospectus Supplement for all Loans in the Trust Fund for such Series. Such amount will be reduced by payments made under such bankruptcy bond in respect of such Loans, unless otherwise specified in the related Prospectus Supplement, and will not be restored.

RESERVE FUNDS

     If so specified in the Prospectus Supplement relating to a Series of Securities, the Depositor will deposit into one or more funds to be established with the Trustee as part of the Trust Fund for such Series or for the benefit of any Enhancer with respect to such Series (the "Reserve Funds") cash, a letter or letters of credit, cash collateral accounts, Eligible Investments, or other instruments meeting the criteria of the Rating Agency rating any Series of the Securities in the amount specified in such Prospectus Supplement. In the alternative or in addition to such deposit, a Reserve Fund for a Series may be funded over time through application of all or a portion of the excess cash flow from the Primary Assets for such Series, to the extent described in the related Prospectus Supplement. If applicable, the initial amount of the Reserve Fund and the Reserve Fund maintenance requirements for a Series of Securities will be described in the related Prospectus Supplement.

     Amounts withdrawn from any Reserve Fund will be applied by the Trustee to make payments on the Securities of a Series, to pay expenses, to reimburse any Enhancer or for any other purpose, in the manner and to the extent specified in the related Prospectus Supplement.

     Amounts deposited in a Reserve Fund will be invested by the Trustee, in Eligible Investments maturing no later than the day specified in the related Prospectus Supplement.

MINIMUM PRINCIPAL PAYMENT AGREEMENT

     If stated in the Prospectus Supplement relating to a Series of Securities, the Depositor will enter into a Minimum Principal Payment Agreement with an entity meeting the criteria of the Rating Agency pursuant to which such entity will provide certain payments on the Securities of such Series in the event that aggregate scheduled principal payments and/or prepayments on the Primary Assets for such Series are not sufficient to make certain payments on the Securities of such Series, as provided in the Prospectus Supplement.

DEPOSIT AGREEMENT

     If specified in a Prospectus Supplement, the Depositor and the Trustee for such Series of Securities will enter into a Deposit Agreement with the entity specified in such Prospectus Supplement on or before the sale of such Series of Securities. The purpose of a Deposit Agreement would be to accumulate available cash for investment so that such cash, together with income thereon, can be applied to future distributions on one or more Classes of Securities. The Prospectus Supplement for a Series of Securities pursuant to which a Deposit Agreement is used will contain a description of the terms of such Deposit Agreement.

                               SERVICING OF LOANS

GENERAL

     Customary servicing functions with respect to Loans comprising the Primary Assets in the Trust Fund will be provided by the Servicer directly pursuant to the related Servicing Agreement or Pooling and Servicing Agreement, as the case may be, with respect to a Series of Securities.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

     The Servicer will make reasonable efforts to collect all payments required to be made under the Loans and will, consistent with the terms of the related Agreement for a Series and any applicable Enhancement, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the Servicer may, in its discretion,
(i) waive any assumption fee, late payment charge, or other charge in connection with a Loan and (ii) to the extent provided in the related Agreement, arrange with an obligor a schedule for the liquidation of delinquencies by extending the Due Dates for Scheduled Payments on such Loan.

     If specified in the related Prospectus Supplement, the Servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts ("Escrow Accounts") with respect to Loans in which payments by obligors to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items will be deposited. Loans may not require such payments under the loan related documents, in which case the Servicer would not be required to establish any Escrow Account with respect to such Loans. Withdrawals from the Escrow Accounts are to be made to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to obligors amounts determined to be overages, to pay interest to obligors on balances in the Escrow Account to the extent required by law, to repair or otherwise protect the property securing the related Loan and to clear and terminate such Escrow Account. The Servicer will be responsible for the administration of the Escrow Accounts and generally will make advances to such account when a deficiency exists therein.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT

     Unless otherwise specified in the related Prospectus Supplement, the Trustee or the Servicer will establish a separate account (the "Collection Account") in the name of the Trustee. Unless otherwise indicated in the related Prospectus Supplement, the Collection Account will be an account maintained
(i) at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated by each Rating Agency rating the Securities of such Series at levels satisfactory to each Rating Agency or
(ii) in an account or accounts the deposits in which are insured to the maximum extent available by the FDIC or which are secured in a manner meeting requirements established by each Rating Agency.

     Unless otherwise specified in the related Prospectus Supplement, the funds held in the Collection Account may be invested, pending remittance to the Trustee, in Eligible Investments. If so specified in the related Prospectus Supplement, the Servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer, the Depositor, the Trustee or the Seller, as appropriate, will deposit into the Collection Account for each Series on the Business Day following the Closing Date any amounts representing Scheduled Payments due after the related Cut-off Date but received by the Servicer on or before the Closing Date, and thereafter, within two business days after the date of receipt thereof, the following payments and collections received or made by it (other than, unless otherwise provided in the related Prospectus Supplement, in respect of principal of and interest on the related Primary Assets due on or before such Cut-off
Date):

          (i) All payments on account of principal, including prepayments, on such Primary Assets;

          (ii) All payments on account of interest on such Primary Assets after deducting therefrom, at the discretion of the Servicer but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with the related Agreement, the Servicing Fee in respect of such Primary Assets;

          (iii) All amounts received by the Servicer in connection with the liquidation of Primary Assets or property acquired in respect thereof, whether through foreclosure sale, repossession or otherwise, including payments in connection with such Primary Assets received from the obligor, other than amounts required to be paid or refunded to the obligor pursuant to the terms of the applicable loan documents or otherwise pursuant to law ("Liquidation Proceeds"), exclusive of, in the discretion of the Servicer, but only to the extent of the amount permitted to be withdrawn from the Collection Account in accordance with the related Agreement, the Servicing Fee, if any, in respect of the related Primary Asset;

          (iv) All proceeds under any title insurance, hazard insurance or other insurance policy covering any such Primary Asset, other than proceeds to be applied to the restoration or repair of the related Property or released to the obligor in accordance with the related Agreement;

          (v) All amounts required to be deposited therein from any applicable Reserve Fund for such Series pursuant to the related Agreement;

          (vi) All Advances made by the Servicer required pursuant to the related Agreement; and

          (vii) All repurchase prices of any such Primary Assets repurchased by the Depositor, the Servicer or the Seller pursuant to the related Agreement.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer is permitted, from time to time, to make withdrawals from the Collection Account for each Series for the following purposes:

          (i) to reimburse itself for Advances for such Series made by it pursuant to the related Agreement; the Servicer's right to reimburse itself is limited to amounts received on or in respect of particular Loans (including, for this purpose, Liquidation Proceeds and amounts representing proceeds of insurance policies covering the related Property) which represent late recoveries of Scheduled Payments respecting which any such Advance was made;

          (ii) to the extent provided in the related Agreement, to reimburse itself for any Advances for such Series that the Servicer determines in good faith it will be unable to recover from amounts representing late recoveries of Scheduled Payments respecting which such Advance was made or from Liquidation Proceeds or the proceeds of insurance policies;

          (iii) to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged Property and, in the event deposited in the Collection Account and not previously withheld, and to the extent that Liquidation Proceeds after such reimbursement exceed the outstanding principal balance of the related Loan, together with accrued and unpaid interest thereon to the Due Date for such Loan next succeeding the date of its receipt of such Liquidation Proceeds, to pay to itself out of such excess the amount of any unpaid Servicing Fee and any assumption fees, late payment charges, or other charges on the related Loan;

          (iv) in the event it has elected not to pay itself the Servicing Fee out of the interest component of any Scheduled Payment, late payment or other recovery with respect to a particular Loan prior to the deposit of such Scheduled Payment, late payment or recovery into the Collection Account, to pay to itself the Servicing Fee, as adjusted pursuant to the related Agreement, from any such Scheduled Payment, late payment or such other recovery, to the extent permitted by the related Agreement;

          (v) to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related Agreement;

          (vi) to pay to the applicable person with respect to each Primary Asset or REO Property acquired in respect thereof that has been repurchased or removed from the Trust Fund by the Depositor, the Servicer or the Seller pursuant to the related Agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

          (vii) to make payments to the Trustee of such Series for deposit into the Distribution Account, if any, or for remittance to the Holders of such Series in the amounts and in the manner provided for in the related Agreement; and

          (viii) to clear and terminate the Collection Account pursuant to the related Agreement.

     In addition, if the Servicer deposits in the Collection Account for a Series any amount not required to be deposited therein, it may, at any time, withdraw such amount from such Collection Account.

ADVANCES AND LIMITATIONS THEREON

     The related Prospectus Supplement will describe the circumstances, if any, under which the Servicer will make Advances with respect to delinquent payments on Loans. If specified in the related Prospectus Supplement, the Servicer will be obligated to make Advances, and such obligations may be limited in amount, or may not be activated until a certain portion of a specified Reserve Fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the related Prospectus Supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the Servicer out of amounts received on particular Loans which represent late recoveries of principal or interest, proceeds of insurance policies or Liquidation Proceeds respecting which any such Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or Liquidation Proceeds from the related Loan, the Servicer may be entitled to reimbursement from other funds in the Collection Account or Distribution Account, as the case may be, or from a specified Reserve Fund as applicable, to the extent specified in the related Prospectus Supplement.

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

     Standard Hazard Insurance; Flood Insurance. Except as otherwise specified in the related Prospectus Supplement, the Servicer will be required to maintain or to cause the obligor on each Loan to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for certain other hazards as is customary in the state in which the related Property is located. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related Loans. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the related Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the Loans will be underwritten by different hazard insurers and will cover Properties located in various states, such policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides, and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of Enhancement will adversely affect distributions to Holders. When a Property securing a Loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the Servicer will be required to cause flood insurance to be maintained with respect to such Property, to the extent available.

     The standard hazard insurance policies covering Properties securing Loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the Property, including the improvements on any Property, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the Property, including the improvements, if any, damaged or destroyed or (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such Property and improvements. Since the amount of hazard insurance to be maintained on the improvements securing the Loans declines as the principal balances owing thereon decrease, and since the value of the Properties will fluctuate in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected Property.

     Unless otherwise specified in the related Prospectus Supplement, coverage will be in an amount at least equal to the greater of (i) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or
(ii) the outstanding principal balance of the related Loan. Unless otherwise specified in the related Prospectus Supplement, the Servicer will also maintain on REO Property that secured a defaulted Loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of such REO Property. No earthquake or other additional insurance will be required of any obligor or will be maintained on REO Property acquired in respect of a defaulted Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require such additional insurance.

     Any amounts collected by the Servicer under any such policies of insurance (other than amounts to be applied to the restoration or repair of the Property, released to the obligor in accordance with normal servicing procedures or used to reimburse the Servicer for amounts to which it is entitled to reimbursement) will be deposited in the Collection Account. In the event that the Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Loans, written by an insurer then acceptable to each Rating Agency which assigns a rating to such Series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each Loan or related REO Property. This blanket policy may contain a deductible clause, in which case the Servicer will, in the event that there has been a loss that would have been covered by such policy absent such deductible clause, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the application of such deductible clause.

REALIZATION UPON DEFAULTED LOANS

     The Servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the Properties securing the related Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the Servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the Property unless it determines that: (i) such restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Loan available to the Holders after reimbursement to itself for such expenses and (ii) such expenses will be recoverable by it either through Liquidation Proceeds or the proceeds of insurance. Notwithstanding anything to the contrary herein, in the case of a Trust Fund for which a REMIC election has been made, the Servicer shall liquidate any Property acquired through foreclosure within two years after the acquisition of the beneficial ownership of such Property. While the holder of a Property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the Trust Fund, if applicable, will have no ability to do so and neither the Servicer nor the Depositor will be required to do so.

     The Servicer may arrange with the obligor on a defaulted Loan, a modification of such Loan (a "Modification") to the extent provided in the related Prospectus Supplement. Such Modifications may only be entered into if they meet the underwriting policies and procedures employed by the Servicer in servicing receivables for its own account and meet the other conditions set forth in the related Prospectus Supplement.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

     Unless otherwise specified in the related Prospectus Supplement for a Series, when any Property is about to be conveyed by the obligor, the Servicer will, to the extent it has knowledge of such prospective conveyance and prior to the time of the consummation of such conveyance, exercise its rights to accelerate the maturity of the related Loan under the applicable "due-on-sale" clause, if any, unless it reasonably believes that such clause is not enforceable under applicable law or if the enforcement of such clause would result in loss of coverage under any primary mortgage insurance policy. In such event, the Servicer is authorized to accept from or enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Loan and pursuant to which the original obligor is released from liability and such person is substituted as the obligor and becomes liable under the Loan. Any fee collected in connection with an assumption will be retained by the Servicer as additional servicing compensation. The terms of a Loan may not be changed in connection with an assumption.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Except as otherwise provided in the related Prospectus Supplement, the Servicer will be entitled to a periodic fee as servicing compensation (the "Servicing Fee") in an amount to be determined as specified in the related Prospectus Supplement. The Servicing Fee may be fixed or variable, as specified in the related Prospectus Supplement. In addition, unless otherwise specified in the related Prospectus Supplement, the Servicer will be entitled to servicing compensation in the form of assumption fees, late payment charges and similar items, or excess proceeds following disposition of property in connection with defaulted Loans.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer will pay certain expenses incurred in connection with the servicing of the Loans, including, without limitation, the payment of the fees and expenses of the Trustee and independent accountants, payment of insurance policy premiums and the cost of credit support, if any, and payment of expenses incurred in preparation of reports to Holders.

     When an obligor makes a principal prepayment in full between Due Dates on the related Loan, the obligor will generally be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related Prospectus Supplement, in order that one or more Classes of the Holders of a Series will not be adversely affected by any resulting shortfall in interest, the amount of the Servicing Fee may be reduced to the extent necessary to include in the Servicer's remittance to the Trustee for deposit into the Distribution Account an amount equal to one month's interest on the related Loan (less the Servicing Fee). If the aggregate amount of such shortfalls in a month exceeds the Servicing Fee for such month, a shortfall to Holders may occur.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Loans. The related Holders will suffer no loss by reason of such expenses to the extent expenses are covered under related insurance policies or from excess Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related Holders will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the Servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the related Loan which would be distributable to Holders. In addition, the Servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted Loan, such right of reimbursement being prior to the rights of the Holders to receive any related proceeds of insurance policies, Liquidation Proceeds or amounts derived from other Enhancement. The Servicer is generally also entitled to reimbursement from the Collection Account for Advances.

     Unless otherwise specified in the related Prospectus Supplement, the rights of the Servicer to receive funds from the Collection Account for a Series, whether as the Servicing Fee or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of Holders of such Series.

EVIDENCE AS TO COMPLIANCE

     If so specified in the related Prospectus Supplement, the applicable Agreement for each Series will provide that each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of the Loans by the Servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in compliance with such Agreement, except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement.

     If so specified in the related Prospectus Supplement, the applicable Agreement for each Series will also provide for delivery to the Trustee for such Series of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its obligations under such Agreement, throughout the preceding calendar year.

CERTAIN MATTERS REGARDING THE SERVICER

     The Servicer for each Series will be identified in the related Prospectus Supplement. The Servicer may be an affiliate of the Depositor and may have other business relationships with the Depositor and its affiliates.

     In the event of an Event of Default under either a Servicing Agreement or a Pooling and Servicing Agreement, the Servicer may be replaced by the Trustee or a successor Servicer. Unless otherwise specified in the related Prospectus Supplement, such Events of Default and the rights of the Trustee upon such a default under the Agreement for the related Series will be substantially similar to those described under "THE AGREEMENTS--Events of Default; Rights Upon Events of Default--Pooling and Servicing Agreement; Servicing Agreement" herein.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer does not have the right to assign its rights and delegate its duties and obligations under the related Agreement for each Series unless the successor Servicer accepting such assignment or delegation (i) services similar loans in the ordinary course of its business, (ii) is reasonably satisfactory to the Trustee for the related Series, (iii) has a net worth of not less than the amount specified in the related Prospectus Supplement, (iv) would not cause any Rating Agency's rating of the Securities for such Series in effect immediately prior to such assignment, sale or transfer to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and (v) executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Servicer of the due and punctual performance and observance of each covenant and condition to be performed or observed by the servicer under the related Agreement from and after the date of such agreement. No such assignment will become effective until the Trustee or a successor Servicer has assumed the servicer's obligations and duties under the related Agreement. To the extent that the Servicer transfers its obligations to a wholly-owned subsidiary or affiliate, such subsidiary or affiliate need not satisfy the criteria set forth above; however, in such instance, the assigning Servicer will remain liable for the servicing obligations under the related Agreement. Any entity into which the Servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the Servicer's obligations under the related Agreement, provided that such successor or surviving entity meets the requirements for a successor Servicer set forth above.

     Except to the extent otherwise provided therein, each Agreement will provide that neither the Servicer, nor any director, officer, employee or agent of the Servicer, will be under any liability to the related Trust Fund, the Depositor or the Holders for any action taken or for failing to take any action in good faith pursuant to the related Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any breach of warranty or representations made under such Agreement, or the failure to perform its obligations in compliance with any standard of care set forth in such Agreement, or liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder. Each Agreement will further provide that the Servicer and any director, officer, employee or agent of the Servicer is entitled to indemnification from the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the related Agreement will provide that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under such Agreement which, in its opinion, may involve it in any expense or liability. The Servicer may, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the related Agreement and the rights and duties of the parties thereto and the interests of the Holders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom may be expenses, costs, and liabilities of the Trust Fund and the Servicer may be entitled to be reimbursed therefor out of the Collection Account.

                                 THE AGREEMENTS

     The following summaries describe certain provisions of the Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreements. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the related Agreements.

ASSIGNMENT OF PRIMARY ASSETS

     General. At the time of issuance of the Securities of a Series, the Depositor will transfer, convey and assign to the Trust Fund all right, title and interest of the Depositor in the Primary Assets and other property to be transferred to the Trust Fund for a Series. Such assignment will include all principal and interest due on or with respect to the Primary Assets after the Cut-off Date specified in the related Prospectus Supplement (except for any Retained Interests). The Trustee will, concurrently with such assignment, execute and deliver the Securities.

     Assignment of Loans. Unless otherwise specified in the related Prospectus Supplement, the Depositor will, as to each Loan, deliver or cause to be delivered to the Trustee, or, as specified in the related Prospectus Supplement, a custodian on behalf of the Trustee (the "Custodian"), the Mortgage Note endorsed without recourse to the order of the Trustee or in blank, the original Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of such Mortgage will be delivered, together with a certificate that the original of such Mortgage was delivered to such recording office) and an assignment of the Mortgage in recordable form. The Trustee, or, if so specified in the related Prospectus Supplement, the Custodian, will hold such documents in trust for the benefit of the Holders.

     Unless otherwise specified in the related Prospectus Supplement, the Depositor will as to each Home Improvement Contract, deliver or cause to be delivered to the Trustee (or the Custodian) the original Home Improvement Contract and copies of documents and instruments related to each Home Improvement Contract and, other than in the case of unsecured Home Improvement Contracts, the security interest in the property securing such Home Improvement Contract. In order to give notice of the right, title and interest of Securityholders to the Home Improvement Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor or the Seller identifying the Trustee as the secured party and identifying all Home Improvement Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the Trust. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of such assignment, the interest of Securityholders in the Home Improvement Contracts could be defeated. See "CERTAIN LEGAL ASPECTS OF THE LOANS--The Home Improvement Contracts."

     With respect to Loans secured by Mortgages, if so specified in the related Prospectus Supplement, the Depositor will, at the time of issuance of the Securities, cause assignments to the Trustee of the Mortgages relating to the Loans for a Series to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Loans. If specified in the related Prospectus Supplement, the Depositor will cause such assignments to be so recorded within the time after issuance of the Securities as is specified in the related Prospectus Supplement, in which event, the Agreement may, as specified in the related Prospectus Supplement, require the Depositor to repurchase from the Trustee any Loan the related Mortgage of which is not recorded within such time, at the price described below with respect to repurchases by reason of defective documentation. Unless otherwise provided in the related Prospectus Supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the Holders or the Trustee for the failure of a Mortgage to be recorded.

     Each Loan will be identified in a schedule appearing as an exhibit to the related Agreement (the "Loan Schedule"). Such Loan Schedule will specify with respect to each Loan: the original principal amount and unpaid principal balance as of the Cut-off Date; the current interest rate; the current Scheduled Payment of principal and interest; the maturity date, if any, of the related Mortgage Note; if the Loan is an adjustable rate Loan, the Lifetime Rate Cap, if any, and the current index.

     Assignment of Private Securities. The Depositor will cause Private Securities to be registered in the name of the Trustee (or its nominee or correspondent). The Trustee (or its nominee or correspondent) will have possession of any certificated Private Securities. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Security. See "THE TRUST FUNDS--Private Securities" herein. Each Private Security will be identified in a schedule appearing as an exhibit to the related Agreement (the "Certificate Schedule"), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Security conveyed to the Trust Fund. In the Agreement, the Depositor will represent and warrant to the Trustee regarding the Private Securities: (i) that the information contained in the Certificate Schedule is true and correct in all material respects; (ii) that, immediately prior to the conveyance of the Private Securities, the Depostior had good title thereto, and was the sole owner thereof (subject to any Retained Interest); (iii) that there has been no other sale by it of such Private Securities; and (iv) that there is no existing lien, charge, security interest or other encumbrance (other than any Retained Interest) on such Private Securities.

     Repurchase and Substitution of Non-Conforming Primary Assets. Unless otherwise provided in the related Prospectus Supplement, if any document in the file relating to the Primary Assets delivered by the Depositor to the Trustee (or Custodian) is found by the Trustee within 90 days of the execution of the related Agreement (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) to be defective in any material respect and the Depositor or Seller does not cure such defect within 90 days, or within such other period specified in the related Prospectus Supplement, the Depositor or Seller will, not later than 90 days or within such other period specified in the related Prospectus Supplement, after the Trustee's notice to the Depositor or the Seller, as the case may be, of the defect, repurchase the related Primary Asset or any property acquired in respect thereof from the Trustee at a price equal to, unless otherwise specified in the related Prospectus Supplement, (a) the lesser of (i) the outstanding principal balance of such Primary Asset and (ii) the Trust Fund's federal income tax basis in the Primary Asset and (b) accrued and unpaid interest to the date of the next scheduled payment on such Primary Asset at the rate set forth in the related Agreement (less any unreimbursed Advances respecting such Primary Asset), provided, however, the purchase price shall not be limited in (i) above to the Trust Fund's federal income tax basis if the repurchase at a price equal to the outstanding principal balance of such Primary Asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

     If provided in the related Prospectus Supplement, the Depositor or Seller, as the case may be, may, rather than repurchase the Primary Asset as described above, remove such Primary Asset from the Trust Fund (the "Deleted Primary Asset") and substitute in its place one or more other Primary Assets (each, a "Qualifying Substitute Primary Asset") provided, however, that (i) with respect to a Trust Fund for which no REMIC election is made, such substitution must be effected within 120 days of the date of initial issuance of the Securities and
(ii) with respect to a Trust Fund for which a REMIC election is made, after a specified time period, the Trustee must have received a satisfactory opinion of counsel that such substitution will not cause the Trust Fund to lose its status as a REMIC or otherwise subject the Trust Fund to a prohibited transaction tax.

     Unless otherwise specified in the related Prospectus Supplement, any Qualifying Substitute Primary Asset will have, on the date of substitution, (i) an outstanding principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Primary Asset (the amount of any shortfall to be deposited to the Certificate Account in the month of substitution for distribution to Holders),
(ii) an interest rate not less than (and not more than 2% greater than) the interest rate of the Deleted Primary Asset, (iii) a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the Deleted Primary Asset, and will comply with all of the representations and warranties set forth in the applicable agreement as of the date of substitution.

     Unless otherwise provided in the related Prospectus Supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the Holders or the Trustee for a material defect in a document for a Primary Asset.

     The Depositor or another entity will make representations and warranties with respect to Primary Assets for a Series. If the Depositor or such entity cannot cure a breach of any such representations and warranties in all material respects within the time period specified in the related Prospectus Supplement after notification by the Trustee of such breach, and if such breach is of a nature that materially and adversely affects the value of such Primary Asset, the Depositor or such entity is obligated to repurchase the affected Primary Asset or, if provided in the related Prospectus Supplement, provide a Qualifying Substitute Primary Asset therefor, subject to the same conditions and limitations on purchases and substitutions as described above.

     The Depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations of the responsible originator or Seller of such Primary Assets. See "RISK FACTORS--Limited Assets."

     No Holder of Securities of a Series, solely by virtue of such Holder's status as a Holder, will have any right under the applicable Agreement for such Series to institute any proceeding with respect to such Agreement, unless such Holder previously has given to the Trustee for such Series written notice of default and unless the Holders of Securities evidencing not less than 51% of the aggregate voting rights of the Securities for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

REPORTS TO HOLDERS

     The Trustee or other entity specified in the related Prospectus Supplement will prepare and forward to each Holder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any Series, among other things:

          (i) the amount of principal distributed to holders of the related Securities and the outstanding principal balance of such Securities following such distribution;

          (ii) the amount of interest distributed to holders of the related Securities and the current interest on such Securities;

          (iii) the amounts of (a) any overdue accrued interest included in such distribution, (b) any remaining overdue accrued interest with respect to such Securities or (c) any current shortfall in amounts to be distributed as accrued interest to holders of such Securities;

          (iv) the amounts of (a) any overdue payments of scheduled principal included in such distribution, (b) any remaining overdue principal amounts with respect to such Securities, (c) any current shortfall in receipt of scheduled principal payments on the related Primary Assets or (d) any realized losses or Liquidation Proceeds to be allocated as reductions in the outstanding principal balances of such Securities;

          (v) the amount received under any related Enhancement, and the remaining amount available under such Enhancement;

          (vi) the amount of any delinquencies with respect to payments on the related Primary Assets;

          (vii) the book value of any REO Property acquired by the related Trust Fund; and

          (viii) such other information as specified in the related Agreement.

     In addition, within a reasonable period of time after the end of each calendar year the Trustee, unless otherwise specified in the related Prospectus Supplement, will furnish to each Holder of record at any time during such calendar year: (a) the aggregate of amounts reported pursuant to (i), (ii), and
(iv)(d) above for such calendar year and (b) such information specified in the related Agreement to enable Holders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Securities, if applicable. Information in the Distribution Date and annual statements provided to the Holders will not have been examined and reported upon by an independent public accountant. However, the Servicer will provide to the Trustee a report by independent public accountants with respect to the Servicer's servicing of the Loans. See "SERVICING OF LOANS--Evidence as to Compliance" herein.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     Pooling and Servicing Agreement; Servicing Agreement. Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Pooling and Servicing Agreement for each Series of Certificates relating to Loans include (i) any failure by the Servicer to deposit amounts in the Collection Account and Distribution Account to enable the Trustee to distribute to Holders of such Series any required payment, which failure continues unremedied for the number of days specified in the related Prospectus Supplement after the giving of written notice of such failure to the Servicer by the Trustee for such Series, or to the Servicer and the Trustee by the Holders of such Series evidencing not less than 25% of the aggregate voting rights of the Holders for such Series, (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the applicable Agreement which continues unremedied for the number of days specified in the related Prospectus Supplement after the giving of written notice of such failure to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of such Series evidencing not less than 25% of the aggregate voting rights of the Holders and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Servicer indicating its insolvency, reorganization or inability to pay its obligations.

     So long as an Event of Default remains unremedied under the applicable Agreement for a Series of Securities relating to the Servicing of Loans, unless otherwise specified in the related Prospectus Supplement, the Trustee for such Series or Holders of Securities of such Series evidencing not less than 51% of the aggregate voting rights of the Securities for such Series may terminate all of the rights and obligations of the Servicer as servicer under the applicable Agreement (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of such Agreement which rights the Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in such Agreement.

     In the event that the Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a finance institution, bank or loan servicing institution with a net worth specified in the related Prospectus Supplement to act as successor Servicer under the provisions of the applicable Agreement. The successor Servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Servicing Fee as set forth in the related Prospectus Supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in such Agreement.

     During the continuance of any Event of Default of a Servicer under an Agreement for a Series of Securities, the Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Holders of such Series, and, unless otherwise specified in the related Prospectus Supplement, Holders of Securities evidencing not less than 51% of the aggregate voting rights of the Securities for such Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon that Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Holders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the Trustee therein or thereby. Also, the Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the nonassenting Holders.

     Indenture. Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Indenture for each Series of Notes include: (i) a default for thirty (30) days or more in the payment of any principal of or interest on any Note of such Series; (ii) failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of sixty (60) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;
(iii) any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such Series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iv) certain events of

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
bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or (v) any other Event of Default provided with respect to Notes of that Series.

     If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount (or, if the Notes of that Series are Zero Coupon Securities, such portion of the principal amount as may be specified in the terms of that Series, as provided in the related Prospectus Supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the Notes of such Series.

     If, following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default, other than a default in the payment of any principal or interest on any Note of such Series for thirty (30) days or more, unless (a) the holders of 100% of the then aggregate outstanding amount of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such Series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the Notes of such Series.

     In the event that the Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders would be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

     Unless otherwise specified in the related Prospectus Supplement, in the event the principal of the Notes of a Series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes of such Series, unless such holders offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such Series, and the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of such Series affected thereby.

THE TRUSTEE

     The identity of the commercial bank, savings and loan association or trust company named as the Trustee for each Series of Securities will be set forth in the related Prospectus Supplement. The entity serving as Trustee may have normal banking relationships with the Depositor or the Servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint co-trustees or separate trustees of all or any part of the Trust Fund relating to a Series of Securities. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement relating to such Series will be conferred or imposed upon the Trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. The Trustee may also appoint agents to perform any of the responsibilities of the Trustee, which agents shall have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment; provided that the Trustee shall continue to be responsible for its duties and obligations under the Agreement.

DUTIES OF THE TRUSTEE

     The Trustee makes no representations as to the validity or sufficiency of the Agreement, the Securities or of any Primary Asset or related documents. If no Event of Default (as defined in the related Agreement) has occurred, the Trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee is required to examine them to determine whether they are in the form required by the related Agreement; however, the Trustee will not be responsible for the accuracy or content of any such documents furnished by it or the Holders to the Servicer under the Agreement.

     The Trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders in an Event of Default. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEE

     The Trustee may, upon written notice to the Depositor, resign at any time, in which event the Depositor will be obligated to use its best efforts to appoint a successor Trustee. If no successor Trustee has been appointed and has accepted the appointment within 30 days after giving such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. The Trustee may also be removed at any time
(i) if the Trustee ceases to be eligible to continue as such under the Agreement, (ii) if the Trustee becomes insolvent or (iii) by the Holders of Securities evidencing over 50% of the aggregate voting rights of the Securities in the Trust Fund upon written notice to the Trustee and to the Depositor. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

AMENDMENT OF AGREEMENT

     Unless otherwise specified in the Prospectus Supplement, the Agreement for each Series of Securities may be amended by the Depositor, the Servicer (with respect to a Series relating to Loans), and the Trustee with respect to such Series, without notice to or consent of the Holders (i) to cure any ambiguity,
(ii) to correct any defective provisions or to correct or supplement any provision therein, (iii) to add to the duties of the Depositor, the Trust Fund or Servicer, (iv) to add any other provisions with respect to matters or questions arising under such Agreement or related Enhancement, (v) to add or amend any provisions of such Agreement as required by a Rating Agency in order to maintain or improve the rating of the Securities, or (vi) to comply with any requirements imposed by the Code; provided that any such amendment except pursuant to clause (vi) above will

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
not adversely affect in any material respect the interests of any Holders of such Series, as evidenced by an opinion of counsel. Any such amendment except pursuant to clause (vi) of the preceding sentence shall be deemed not to adversely affect in any material respect the interests of any Holder if the Trustee receives written confirmation from each Rating Agency rating such Securities that such amendment will not cause such Rating Agency to reduce the then current rating thereof. Unless otherwise specified in the Prospectus Supplement, the Agreement for each Series may also be amended by the Trustee, the Servicer, if applicable, and the Depositor with respect to such Series with the consent of the Holders possessing not less than 66 2/3% of the aggregate outstanding principal amount of the Securities of such Series or, if only certain Classes of such Series are afffected by such amendment, 66 2/3% of the aggregate outstanding principal amount of the Securities of each Class of such Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or modifying in any manner the rights of Holders of such Series; provided, however, that no such amendment may (a) reduce the amount or delay the timing of payments on any Security without the consent of the Holder of such Security; or
(b) reduce the aforesaid percentage of the aggregate outstanding principal amount of Securities of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the aggregate outstanding principal amount of each Class of Securities affected thereby.

VOTING RIGHTS

     The related Prospectus Supplement will set forth the method of determining allocation of voting rights with respect to a Series.

LIST OF HOLDERS

     Upon written request of three or more Holders of record of a Series for purposes of communicating with other Holders with respect to their rights under the Agreement, which request is accompanied by a copy of the communication which such Holders propose to transmit, the Trustee will afford such Holders access during business hours to the most recent list of Holders of that Series held by the Trustee.

     No Agreement will provide for the holding of any annual or other meeting of Holders.

REMIC ADMINISTRATOR

     For any Series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the Trust Fund may be performed by a REMIC administrator, who may be an affiliate of the Depositor.

TERMINATION

     Pooling and Servicing Agreement; Trust Agreement. The obligations created by the Pooling and Servicing Agreement or Trust Agreement for a Series will terminate upon the distribution to Holders of all amounts distributable to them pursuant to such Agreement after the earlier of (i) the later of (a) the final payment or other liquidation of the last Primary Asset remaining in the Trust Fund for such Series and (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure or repossession in respect of any Primary Asset or (ii) the repurchase, as described below, by the Servicer or other entity specified in the related Prospectus Supplement from the Trustee for such Series of all Primary Assets and other property at that time subject to such Agreement. The Agreement for each Series permits, but does not require, the Servicer or other entity specified in the related Prospectus Supplement to purchase from the Trust Fund for such Series all remaining Primary Assets at a price equal to, unless otherwise specified in the related Prospectus Supplement, 100% of the aggregate Principal Balance of such Primary Assets plus, with respect to any property acquired in respect of a Primary Asset, if any, the outstanding Principal Balance of the related Primary Asset at the time of foreclosure, less, in either case, related unreimbursed Advances (in the case of the Primary Assets, only to the extent not already reflected in the computation of the aggregate Principal Balance of such Primary Assets) and unreimbursed expenses (that are reimbursable pursuant to the terms of the Pooling and Servicing Agreement) plus, in either case, accrued interest thereon at the weighted average rate on the related Primary Assets through the last day of the Due Period in which such repurchase occurs; provided, however, that if an election is made for treatment as a

REMIC under the Code, the repurchase price may equal the greater of (a) 100% of the aggregate Principal Balance of such Primary Assets, plus accrued interest thereon at the applicable net rates on the Primary Assets through the last day of the month of such repurchase and (b) the aggregate fair market value of such Primary Assets plus the fair market value of any property acquired in respect of a Primary Asset and remaining in the Trust Fund. The exercise of such right will effect early retirement of the Securities of such Series, but such entity's right to so purchase is subject to the aggregate Principal Balance of the Primary Assets at the time of repurchase being less than a fixed percentage, to be set forth in the related Prospectus Supplement, of the aggregate Principal Balance of the Primary Assets as of the Cut-off Date. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified therein. For each Series, the Servicer or the Trustee, as applicable, will give written notice of termination of the Agreement to each Holder, and the final distribution will be made only upon surrender and cancellation of the Securities at an office or agency specified in the notice of termination. If so provided in the related Prospectus Supplement for a Series, the Depositor or another entity may effect an optional termination of the Trust Fund under the circumstances described in such Prospectus Supplement. See "DESCRIPTION OF THE SECURITIES--Optional Purchase or Termination" herein.

     Indenture. The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

     In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any Series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the Last Scheduled Distribution Date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, holders of Notes of such Series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

                         CERTAIN LEGAL ASPECTS OF LOANS

     The following discussion contains summaries of certain legal aspects of mortgage loans, home improvement installment sales contracts and home improvement installment loan agreements which are general in nature. Because certain of such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor reflect the laws of any particular state, nor encompass the laws of all states in which the properties securing the Loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Loans.

MORTGAGES

     The Loans for a Series will and certain Home Improvement Contracts for a Series may be secured by either mortgages or deeds of trust or deeds to secure debt (such Mortgage Loans and Home Improvement Contracts are hereinafter referred to in this section as "mortgage loans"), depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the Mortgaged Property is located. Priority with respect to such instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties, the trustor, who is the borrower/property owner; the beneficiary, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

FORECLOSURE ON MORTGAGES

     Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counter-claims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

     In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES

     The mortgage loans comprising or underlying the Primary Assets included in the Trust Fund for a Series will be secured by mortgages or deeds of trust which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Holders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

     The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

     Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

     The form of credit line trust deed or mortgage used by most institutional lenders which make revolving home equity loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of such intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes revolving home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference

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
between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Federal Soldiers' and Sailors' Relief Act, and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 Bankruptcy Code rehabilitative plan to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security (provided no sale of the property has yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

     In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

     The Bankruptcy Code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted Loan. In addition, substantive requirements are imposed upon lenders in connection with the organization and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

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DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

     Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

EQUITABLE LIMITATIONS ON REMEDIES

     In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fathomed include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

     Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an

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
instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Federal Home Loan Bank Board is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

THE HOME IMPROVEMENT CONTRACTS

     General

     The Home Improvement Contracts, other than those Home Improvement Contracts that are unsecured or secured by mortgages on real estate (such Home Improvement Contracts are hereinafter referred to in this section as "contracts") generally are "chattel paper" or constitute "purchase money security interests" each as defined in the Uniform Commercial Code (the "UCC"). Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related Agreement, the Depositor will transfer physical possession of the contracts to the Trustee or a designated custodian or may retain possession of the contracts as custodian for the Trustee. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the contracts. Unless otherwise specified in the related Prospectus Supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the Trustee's interest in the contracts could be defeated.

     Security Interests in Home Improvements

     The contracts that are secured by the Home Improvements financed thereby grant to the originator of such contracts a purchase money security interest in such Home Improvements to secure all or part of the purchase price of such Home Improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such Home Improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization, upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the Home Improvement being financed.

     Enforcement of Security Interest in Home Improvements

     So long as the Home Improvement has not become subject to the real estate law, a creditor can repossess a Home Improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice,

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
which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before such resale.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgement from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgements, and in many cases the defaulting borrower would have no assets with which to pay a judgement.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

     Consumer Protection Laws

     The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

     Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that, subject to the following conditions, state usury limitations shall not apply to any contract which is secured by a first lien on certain kinds of consumer goods. The contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT CONTRACTS

     The Loans may also consist of installment contracts. Under an installment contract ("Installment Contract") the seller (hereinafter referred to in this section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (hereinafter referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

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
     The method of enforcing the rights of the lender under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the Installment Contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service, (i) are entitled to have interest rates reduced and capped at 6% per annum, on obligations (including Loans) incurred prior to the commencement of military service for the duration of military service, (ii) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service and (iii) may have the maturity of such obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service. However, the benefits of (i), (ii), or (iii) above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with such obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a Loan included in a Trust Fund for a Series is relieved pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, none of the Trust Fund, the Servicer, the Depositor nor the Trustee will be required to advance such amounts, and any loss in respect thereof may reduce the amounts available to be paid to the holders of the Certificates of such Series. Unless otherwise specified in the related Prospectus Supplement, any shortfalls in interest collections on Loans or Underlying Loans relating to the Private Securities, as applicable, included in a Trust Fund for a Series resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will be allocated to each Class of Securities of such Series that is entitled to receive interest in respect of such Loans or Underlying Loans in proportion to the interest that each such Class of Securities would have otherwise been entitled to receive in respect of such Loans or Underlying Loans had such interest shortfall not occurred.

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
                                 THE DEPOSITOR

GENERAL

     The Depositor was incorporated in the State of Delaware on January 29, 1988, and is a wholly-owned subsidiary of LCPI, which is a wholly-owned subsidiary of Lehman Brothers, a wholly-owned subsidiary of Holdings. The Depositor's principal executive offices are located at Three World Financial Center, New York, New York 10285. Its telephone number is (212) 298-2000.

     The Depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments ("Depositor Securities") collateralized or otherwise secured or backed by, or otherwise representing an interest in, among other things, receivables or pass through certificates, or participations or certificates of participation or beneficial ownership in one or more pools of receivables, and the proceeds of the foregoing, that arise in connection with
(i) the sale or lease of automobiles, trucks or other motor vehicles, equipment, merchandise and other personal property, (ii) credit card purchases or cash advances, (iii) the sale, licensing or other commercial provision of services, rights, intellectual properties and other intangibles, (iv) trade financings,
(v) loans secured by certain first or junior mortgages on real estate, (vi) loans to employee stock ownership plans and (vii) any and all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness and, in connection therewith or otherwise, purchasing, acquiring, owning, holding, transferring, conveying, servicing, selling, pledging, assigning, financing and otherwise dealing with such receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership. Article Third of the Depositor's Certificate of Incorporation limits the Depositor's activities to the above activities and certain related activities, such as credit enhancement with respect to such Depositor Securities, and to any activities incidental to and necessary or convenient for the accomplishment of such purposes. The Certificate of Incorporation of the Depositor provides that any Depositor Securities, except for subordinated Depositor Securities, must be rated in one of the four highest categories by a nationally recognized rating agency.

                                USE OF PROCEEDS

     The Depositor will apply all or substantially all of the net proceeds from the sale of each Series of Securities for one or more of the following purposes:
(i) to purchase the related Primary Assets, (ii) to repay indebtedness which has been incurred to obtain funds to acquire such Primary Assets, (iii) to establish any Reserve Funds described in the related Prospectus Supplement and (iv) to pay costs of structuring and issuing such Securities, including the costs of obtaining Enhancement, if any. If so specified in the related Prospectus Supplement, the purchase of the Primary Assets for a Series may be effected by an exchange of Securities with the Seller of such Primary Assets.

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
                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     The following is a summary of certain anticipated federal income tax consequences of the purchase, ownership, and disposition of the Securities and is based on advise of Brown & Wood LLP, special counsel to the Depositor. The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

     The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold Securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective Investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Securities.

     The federal income tax consequences to Holders will vary depending on whether (i) the Securities of a Series are classified as indebtedness; (ii) an election is made to treat the Trust Fund relating to a particular Series of Securities as a real estate mortgage investment conduit ("REMIC") under the Internal Revenue Code of 1986, as amended (the "Code"); (iii) the Securities represent an ownership interest in some or all of the assets included in the Trust Fund for a Series or (iv) an election is made to treat the Trust Fund relating to a particular Series of Certificates as a partnership. The Prospectus Supplement for each Series of Securities will specify how the Securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to such Series.

     As used herein, the term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (including an entity treated as a partnership or corporation for federal income tax purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia (other than a partnership that is not treated as a United States, person under any applicable Treasury regulations), an estate whose income is subject to U.S. federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be treated as United States persons shall be considered U.S. persons as well.

TAXATION OF DEBT SECURITIES

     Status as Real Property Loans. Except to the extent provided otherwise in a Supplement as to each Series of Securities Brown & Wood LLP will have advised the Depositor that: (i) Securities held by a domestic building and loan association will constitute "loans . . . secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and
(ii) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code section 856(c) and interest on Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code section 856(c).

     Interest and Acquisition Discount. Securities representing regular interests in a REMIC ("Regular Interest Securities") are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Holder's normal accounting method. Interest (other than original issue discount) on Securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to hereinafter collectively as "Debt Securities."

     Debt Securities that are Compound Interest Securities will, and certain of the other Debt Securities may, be issued with "original issue discount" ("OID"). The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder on February 2, 1994 (the "OID Regulations"). A Holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities and specifically state that the calculation of OID accrual provided for does not apply to instruments subject to Code Section 1272(a)(6) such as REMIC regular interests.

     In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. A holder of a Debt Security must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

     The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the Closing Date, the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a Debt Security also includes the amount paid by an initial Debt Security holder for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if such distributions constitute "qualified stated interest."

     Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on such Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such Debt Securities includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first Distribution Date on a Debt Security is either longer or shorter than the interval between subsequent Distribution Dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a Debt Security with a long first period which has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the Debt Security will generally have OID. Holders of Debt Securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security.

     Under the de minimis rule, OID on a Debt Security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of

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the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt Security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     Debt Securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such Debt Security. In the case of Compound Interest Securities, certain Interest Weighted Securities, and certain of the other Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

     The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt Security, the sum of the "daily portions" of such original issue discount. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the Loans, the amount of OID includible in income of a Holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals or OID, reduced by the total payments made with respect to such Debt Security in all prior periods, other than qualified stated interest payments.

     The amount of OID to be included in income by a holder of a debt instrument, such as certain Classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a "Pay-Through Security"), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a Holder to take into account prepayments with respect to the Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of original issue discount required to be included in income by a Holder of a Pay-Through Security to take into account prepayments with respect to the Loans at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to Holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to Holders that Loans will be prepaid at that rate or at any other rate.

     The Depositor may adjust the accrual of OID on a Class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the Loans, although the OID Regulations do not provide for such adjustments. If the Internal Revenue Service were to require that OID be accrued without such adjustments, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

     Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless the applicable Prospectus Supplement specifies otherwise, the Trustee intends, based on the OID Regulations, to calculate OID on such Securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

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
     A subsequent holder of a Debt Security will also be required to include OID in gross income, but such a holder who purchases such Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Debt Security's issue price) to offset such OID by comparable economic accruals of portions of such excess.

     Effects of Defaults and Delinquencies. Holders will be required to report income with respect to the related Securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of such a Security in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Securities is reduced as a result of a Loan default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, holders of Securities should consult their own tax advisors on this point.

     Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities (as defined under "--Tax Status as a Grantor Trust; General" herein) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on Loans underlying Pass-Through Securities ("Interest Weighted Securities"). The Depositor intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities the Internal Revenue Service could assert that income derived from an Interest Weighted Security should be calculated as if the Security were a security purchased at a premium equal to the excess of the price paid by such holder for such Security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the Internal Revenue Service could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. Such treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. See "--Tax Status as a Grantor Trust--Discount or Premium on Pass-Through Securities."

     Variable Rate Debt Securities. In the case of Debt Securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of such Debt Securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on such Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of such Securities. Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, holders of variable rate Debt Securities should consult their own tax advisers regarding the appropriate treatment of such Securities for federal income tax purposes.

     Market Discount. A purchaser of a Security may be subject to the market discount rules of Sections 1276-1278 of the Code. A Holder that acquires a Debt Security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the Securities are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (ii) in the ratio of (a) in the case of Securities (or in the case of a Pass-Through Security, as set forth below, the Loans underlying such Security) not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Securities (or, in the case of a Pass-Through Security, as described below, the Loans underlying such Security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

     Section 1277 of the Code provides that, regardless of the origination date of the Debt Security (or, in the case of a Pass-Through Security, the Loans), the excess of interest paid or accrued to purchase or carry a Security (or, in the case of a Pass-Through Security, as described below, the underlying Loans) with market discount over interest received on such Security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the Security (or in the case of a Pass-Through Security, an underlying Loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

     Premium. A holder who purchases a Debt Security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to interest income on such Security (and not as a separate deduction item) on a constant yield method. Regulations concerning the amortization of premium have been proposed, but those proposed regulations excluded Pay-Through Securities from their application and no regulations addressing the computation of premium accrual on securities similar to the Securities have been issued or proposed. However, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing such Class. If a holder makes an election to amortize premium on a Debt Security, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the Internal Revenue Service. Purchasers who pay a premium for the Securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

     Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a holder of a Debt Security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994. If such an election were to be made with respect to a Debt Security with market discount, the holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the Debt Security acquires during the year of the election or thereafter. Similarly, a holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

TAXATION OF THE REMIC AND ITS HOLDERS

     General. In the opinion of Brown & Wood LLP, special counsel to the Depositor, if one or more REMIC elections are made with respect to a Series of Securities, then for each REMIC created under the arrangement by which the Securities of that Series are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as specified in the related Prospectus Supplement.

     Except to the extent specified otherwise in a Prospectus Supplement, if a REMIC election is made with respect to a Series of Securities, (i) Securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code
Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C)); and (ii) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c), and income with respect to the Securities will be considered "interest on obligations secured by mortgages on real

                                       51
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property or on interests in real property" within the meaning of Code
Section 856(c) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (i) or (ii) above, then a Security will qualify for the tax treatment described in (i) or (ii) in the proportion that such REMIC assets are qualifying assets. If multiple REMIC elections are made, the REMICs, in general, will be treated as one REMIC for purposes of applying the foregoing tests.

REMIC EXPENSES; SINGLE CLASS REMICS

     As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each Holder on that day. In the case of a holder of a Regular Interest Security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the Holder, exceed 2% of such Holder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds an applicable amount (which amount is adjusted annually for inflation) will be reduced by the lesser of
(i) 3% of the excess of adjusted gross income over the applicable amount, or
(ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a Holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related residual interest securities.

TAXATION OF THE REMIC

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

     Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (ii) deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to Loans, and servicing fees and other expenses of the REMIC. A holder of a Residual Interest Security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such holder's adjusted gross income.

     For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

     The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular

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Interest Securities in the same manner that the holders of the Regular Interest
Securities include such discount in income, but without regard to the de minimis rules. See "Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

     To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

     Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include: (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment;
(iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of Residual Interest Securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such holders or otherwise, however, such taxes will be paid out of the Trust Fund and will be allocated pro rata to all outstanding Classes of Securities of such REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

     The holder of a Certificate representing a residual interest (a "Residual Interest Security") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

     The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding Securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

     In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

     Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which such loss arises. A holder's basis in a Residual Interest Security will initially equal such holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any

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disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisers.

     Distributions. Distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security. If the amount of such payment exceeds a holder's adjusted basis in the Residual Interest Security, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

     Sale or Exchange. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such holder's adjusted basis in the Residual Interest Security at the time of such sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

     Excess Inclusions. The portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on such holder's federal income tax return. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, such holder's excess inclusion income will be treated as unrelated business taxable income of such holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Security is owned by a foreign person excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "Tax Treatment of Foreign Investors."

     The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

     Furthermore, the Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift savings associations, repealed the application of Code section 593 (d) to any taxable year beginning after December 31, 1995.

     The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of
(i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate

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that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

     Under the REMIC Regulations, in certain circumstances, transfers of Residual Securities may be disregarded. See "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "--Tax Treatment of Foreign Investors" below.

     Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

     If a Residual Interest Security is transferred to a Disqualified Organization after March 31, 1988 (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988 (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

     Under the REMIC Regulations, if a Residual Interest Security is a "noneconomic residual interest," as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all Federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a Residual Interest is disregarded, the transferor would be liable for any Federal income tax imposed upon taxable income derived by the transferee from the REMIC. The REMIC Regulations provide no guidance as to how to determine if a significant purpose of a transfer is to impede the assessment or collection of tax. A similar type of limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. See "--Tax Treatment of Foreign Investors."

     Mark to Market Rules. Prospective purchasers of a REMIC Residual Interest Security should be aware that the Internal Revenue Service recently finalized regulations which provide that a Residual Interest acquired after January 3, 1995 cannot be marked-to-market.

ADMINISTRATIVE MATTERS

     The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the Internal Revenue Service in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

     General. As specified in the related Prospectus Supplement if a REMIC or partnership election is not made, in the opinion of Brown & Wood LLP, special counsel to the Depositor, the Trust Fund relating to a Series of Securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and not as an association taxable as a corporation (the Securities of such Series, "Pass-Through Securities"). In some Series there will be no separation of the principal and interest payments on the Loans. In such circumstances, a Holder will be considered to have purchased a pro rata undivided interest in each of the Loans. In other cases ("Stripped Securities"), sale of the Securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the Loans.

     Each Holder must report on its federal income tax return its share of the gross income derived from the Loans (not reduced by the amount payable as fees to the Trustee and the Servicer and similar fees (collectively, the "Servicing Fee")), at the same time and in the same manner as such items would have been reported under the Holder's tax accounting method had it held its interest in the Loans directly, received directly its share of the amounts received with respect to the Loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, such income will consist of a pro rata share of all of the income derived from all of the Loans and, in the case of Stripped Securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Holder owns an interest. The holder of a Security will generally be entitled to deduct such Servicing Fees under Section 162 or Section 212 of the Code to the extent that such Servicing Fees represent "reasonable" compensation for the services rendered by the Trustee and the Servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds an applicable amount (which amount is adjusted annually for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

     Discount or Premium on Pass-Through Securities. The holder's purchase price of a Pass-Through Security is to be allocated among the Loans in proportion to their fair market values, determined as of the time of purchase of the Securities. In the typical case, the Trustee (to the extent necessary to fulfill its reporting obligations) will treat each Loan as having a fair market value proportional to the share of the aggregate principal balances of all of the Loans that it represents, since the Securities, unless otherwise specified in the applicable Prospectus Supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a Loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the Loan allocable to the Security, the interest in the Loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

     The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a Loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a Security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a Loan could arise, for example, by virtue of the financing of points by the originator of the Loan, or by virtue of the charging of points by the originator of the Loan in an amount greater than a statutory de minimi exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a Loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the Loans underlying the Certificate, rather than with respect to the Security. A Holder that acquires an interest in a Loan originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the Loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities; Market Discount" and "--Premium" above.

     In the case of market discount on a Pass-Through Security attributable to Loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of such discount that is allocable to a loan among the principal payments on the Loan and to include the discount allocable to each principal payment in ordinary income at the time such principal payment is made. Such treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

     Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the Loans, a right to receive only principal payments on the Loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities ("Ratio Strip Securities") may represent a right to receive differing percentages of both the interest and principal on each Loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest.

     Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e. 1% interest on the Loan principal balance) or the Securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Loan by Loan basis, which could result in some Loans being treated as having more than 100 basis points of interest stripped off.

     The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. However, it is unclear whether the Code specifically covers instruments such as the Stripped Securities which technically represent ownership interests in the underlying Loans, rather than being debt instruments "secured by" those loans but the Taxpayer Relief Act of 1997 provides that for tax years beginning after August 5, 1997, a prepayment assumption should be used for a pool of debt instruments the yield on which may be effected by reason of prepayments. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such Securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related Prospectus Supplement. In applying the calculation to Pass-Through Securities, the Trustee will treat all payments to be received by a holder with respect to the underlying Mortgage Loans as payments on a single installment obligation. The Internal Revenue Service could, however, assert that original issue discount must be calculated separately for each Loan underlying a Security.

     Under certain circumstances, if the Loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Holder's recognition of income. If, however, the Mortgage Loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a Holder's recognition of income. The Taxpayer Relief Act of 1997 also extended the rule that payments received in retirement of a debt instrument are treated as amounts received in exchange therefor, to debt instruments issued by natural persons. It is unclear whether this rule would cause losses on Pay-Through Securities resulting from prepayments to be treated as capital losses.

     In the case of a Stripped Security that is an Interest Weighted Security, the Trustee intends, absent contrary authority, to report income to Security holders as OID, in the manner described above for Interest Weighted Securities.

     Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the Internal Revenue Service could contend that (i) in certain Series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in Mortgage Loans and an installment obligation consisting of stripped principal payments; (ii) the non-Interest Weighted Securities are subject to the contingent payment provisions of the Proposed Regulations; or (iii) each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped interest payments.

     Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the Securities for federal income tax purposes.

     Character as Qualifying Loans. In the case of Stripped Securities there is no specific legal authority existing regarding whether the character of the Securities, for federal income tax purposes, will be the same as the Loans. The IRS could take the position that the Loans' character is not carried over to the Securities in such circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities may be considered to represent "real estate assets" within the meaning of Section 856(c) of the Code, and "loans secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the Securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" with the meaning of
Section 856(c) of the Code. Reserves or funds underlying the Securities may cause a proportionate reduction in the above-described qualifying status categories of Securities.

SALE OR EXCHANGE

     Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, a Holder's tax basis in its Security is the price such holder pays for a Security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Security, measured by the difference between the amount realized and the Security's basis as so adjusted, will generally be capital gain or loss, assuming that the Security is held as a capital asset. In the case of a Security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the holder's income if the yield on such Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over the amount of ordinary income actually recognized by the holder with respect to such Regular Interest Security. The Taxpayer Relief Act of 1997 reduces the maximum rates on long-term capital gains recognized on capital assets held by individual taxpayers for more than eighteen months as of the date of disposition (and would further reduce the maximum rates on such gains in the year 2001 and therafter for certain individual taxpayers who meet specified conditions). Prospective investors should consult their own tax advisor concerning these tax law changes.

MISCELLANEOUS TAX ASPECTS

     Backup Withholding. Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, a Holder, other than a holder of a REMIC Residual Security, may, under certain circumstances, be subject to "backup withholding" at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the Securities. This withholding generally applies if the holder of a Security (i) fails to furnish the Trustee with its taxpayer identification number ("TIN"); (ii) furnishes the Trustee an incorrect TIN;
(iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the Trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). On October 6, 1997, the Treasury Department issued new regulations (the "New Withholding Regulations") which make certain modifications to the backup withholding and information reporting rules described above. The New Withholding Regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. Holders should consult their tax advisers as to their current qualification for exemption from backup withholding and the procedure for obtaining the exemption, as well as any future changes as a result of the New Withholding Regulations.

     The Trustee will report to the Holders and to the Servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Securities.

TAX TREATMENT OF FOREIGN INVESTORS

     Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, under the Code, unless interest (including OID) paid on a Security (other than a Residual Interest Security) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("Nonresidents"), such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (ii) the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the Loans were originated on or before July 18, 1984.

     Interest and OID of Holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Holder. They will, however, generally be subject to the regular United States income tax.

     Payments to holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all Federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "--Excess Inclusions."

     In addition, prospective Foreign Investors are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations. See "Miscellaneous Tax Aspects--Backup Withholding".

TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP

     Brown & Wood LLP, special counsel to the Depositor, will deliver its opinion that a Trust Fund for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that (1) the Trust Fund will not have certain characteristics necessary for a business trust to be classified as an association taxable as a corporation and (2) the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

     If the Trust Fund were taxable as a corporation for federal income tax purposes, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Special counsel to the Depositor will, except as otherwise provided in the related Prospectus Supplement, advise the Depositor that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

     OID, Indexed Securities, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

     Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a
Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

     Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Foreign Holders. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Seller (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Seller is a "related person" within the meaning of the Code and
(ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty. In addition, prospective Foreign Holders are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations. See "Miscellaneous Tax Aspects--Backup Withholding".

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     In addition, prospective investors are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations. See "Miscellaneous Tax Aspects--Backup Withholding".

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of special counsel to the Company, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, and most likely in the view of special counsel to the Depositor, the Trust Fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, certain tax-exempt entities (including pension funds) would earn "unrelated business taxable income" if the instrument they purchased was subordinated to an instrument properly treated as debt, income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

     Treatment of the Trust Fund as a Partnership. The Trust Fund and the Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

     Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a Series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

     Partnership Taxation. As a partnership, the Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Loans.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Company. Based on the economic arrangement of the parties, this approach for allocating Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

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
     All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

     An individual taxpayer's share of expenses of the Trust Fund (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust Fund.

     The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

     Discount and Premium. It is believed that the Loans were not issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust Fund for the Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Loan by Loan basis.)

     If the Trust Fund acquires the Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Loans or to offset any such premium against interest income on the Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

     Section 708 Termination. Pursuant to final Treasury regulations issued May 9, 1997 under Section 708 of the Code, a sale or exchange of 50 percent or more of the capital and profits in the Trust Fund within a 12-month period would cause a deemed contribution of assets of the Trust Fund (the "old partnership") to a new partnership (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust Fund. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last

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
day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

     Administrative Matters. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-1 information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person,
(y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

     The Company will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

     Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged

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
in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to
Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's withholding status, the Trust Fund may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

     Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments. In addition, prospective investors are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations. See "Miscellaneous Tax Aspects--Backup Withholding".

     Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code. In addition, prospective investors are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations. See "Miscellaneous Tax Aspects--Back Withholding".

FASIT SECURITIES

  General

     The FASIT provisions of the Code were enacted by the Small Business Job Protection Act of 1996 and create a new elective statutory vehicle for the issuance of mortgage-backed and asset-backed securities. Although the FASIT provisions of the Code became effective on September 1, 1997, no Treasury regulations or other administrative guidance has been issued with respect to those provisions. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of FASIT Securityholders. Investors also should note that the FASIT discussion contained herein constitutes only a summary of the federal income tax consequences to holders of FASIT Securities. With respect to each Series of FASIT Securities, the related Prospectus Supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

     FASIT Securities will be classified as either FASIT Regular Securities, which generally will be treated as debt for federal income tax purposes, or FASIT Ownership Securities, which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related Series FASIT. The Prospectus Supplement for each Series of Securities will indicate whether one or more FASIT elections will be made for that Series and which Securities of such Series will be designated as Regular Securities, and which, if any, will be designated as Ownership Securities.

  Qualification as a FASIT

     The Trust Fund underlying a Series (or one or more designated pools of assets held in the Trust Fund) will qualify under the Code as a FASIT in which the FASIT Regular Securities and the FASIT Ownership Securities will constitute the "regular interests" and the "ownership interests," respectively, if (i) a FASIT election is in

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
effect, (ii) certain tests concerning (A) the composition of the FASIT's assets and (B) the nature of the Securityholders' interests in the FASIT are met on a continuing basis, and (iii) the Trust Fund is not a regulated investment company as defined in Section 851(a) of the Code.

  Asset Composition

     In order for a Trust Fund (or one or more designated pools of assets held by a Trust Fund) to be eligible for FASIT status, substantially all of the assets of the Trust Fund (or the designated pool) must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include (i) cash or cash equivalents, (ii) debt instruments with fixed terms that would qualify as REMIC regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only ("IO") type rate, (iii) foreclosure property, (iv) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests, (v) contract rights to acquire qualifying debt instruments or qualifying hedging instruments, (vi) FASIT regular interests, and
(vii) REMIC regular interests. Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to such holder.

  Interests in a FASIT

     In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (i) one or more classes of regular interests or (ii) a single class of ownership interest that is held by a fully taxable domestic C corporation. In the case of Series that include FASIT Ownership Securities, the ownership interest will be represented by the FASIT Ownership Securities.

     A FASIT interest generally qualifies as a regular interest if (i) it is designated as a regular interest, (ii) it has a stated maturity no greater than thirty years, (iii) it entitles its holder to a specified principal amount, (iv) the issue price of the interest does not exceed 125% of its stated principal amount, (v) the yield to maturity of the interest is less than the applicable Treasury rate published by the Service plus 5%, and (vi) if it pays interest, such interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or (b) a permissible variable rate with respect to such principal amount. Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interests (i.e., certain qualified floating rates and weighted average rates). See "Certain Federal Income Tax Consequences--Taxation of Debt Securities--Variable Rate Debt Securities."

     If a FASIT Security fails to meet one or more of the requirements set out in clauses (iii), (iv), or (v), but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a "High-Yield Interest." In addition, if a FASIT Security fails to meet the requirement of clause (vi), but the interest payable on the Security consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the Security, the Security also will qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic C corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs, and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of High-Yield Interests are subject to limitations on offset of income derived from such interest. See "Federal Income Tax Consequences--FASIT Securities--Tax Treatment of FASIT Regular Securities--Treatment of High-Yield Interests."

  Consequences of Disqualification

     If a Series FASIT fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and the interests therein for federal income tax purposes is uncertain. The former FASIT might be treated as a grantor trust, as a separate association taxation as a corporation, or as a partnership. The FASIT Regular Securities could be treated as debt instruments for federal income tax purposes or as equity interests. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good

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
faith, such regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for the period of time in which the requirements for FASIT status are not satisfied.

  Tax Treatment of FASIT Regular Securities

     General. Payments received by holders of FASIT Regular Securities generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments and on REMIC Regular Securities. As in the case of holders of REMIC Regular Securities, holders of FASIT Regular Securities must report income from such Securities under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of FASIT Regular Securities issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT Regular Security generally will be treated as ordinary income to the Securityholder and a principal payment on such Security will be treated as a return of capital to the extent that the Securityholder's basis is allocable to that payment. FASIT Regular Securities issued with original issue discount or acquired with market discount or premium generally will treat interest and principal payments on such Securities in the same manner described for REMIC Regular Securities. See "Federal Income Tax Consequences--Taxation of Debt Securities," "--Market Discount," and "--Premium" above. High-Yield Securities may be held only by fully taxable domestic C corporations, other FASITs, and certain securities dealers. Holders of High-Yield Securities are subject to limitations on their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those Securities.

     If a FASIT Regular Security is sold or exchanged, the Securityholder generally will recognize gain or loss upon the sale in the manner described above for REMIC Regular Securities. See "Certain Federal Income Tax Consequences--Sale or Exchange." In addition, if a FASIT Regular Security becomes wholly or partially worthless as a result of Default and Delinquencies on the underlying Assets, the holder of such Security should be allowed to deduct the loss sustained (or alternatively be able to report a lesser amount of income). However, the timing and character of such losses in income are uncertain. See "Federal Income Tax Consequences--Taxation of Debt Instruments--Effects of Default and Delinquencies."

     FASIT Regular Securities held by a REIT will qualify as "real estate assets" within the meaning of section 856(c)(5) of the Code, and interest on such Securities will be considered Qualifying REIT Interest to the same extent that REMIC Securities would be so considered. FASIT Regular Securities held by a Thrift Institution taxed as a "domestic building and loan association" will represent qualifying assets for purposes of the qualification requirements set forth in Code Section 7701(a)(19) to the same extent that REMIC Securities would be so considered. See "Certain Federal Income Tax Consequences--Taxation of Debt Securities--Status as Real Property Loans." In addition, FASIT Regular Securities held by a financial institution to which Section 585 of the Code applies will be treated as evidences of indebtedness for purposes of Section 582(c)(1) of the Code. FASIT Securities will not qualify as "Government securities" for either REIT or RIC qualification purposes.

  Treatment of High-Yield Interests

     High-Yield Interests are subject to special rules regarding the eligibility of holders of such interests, and the ability of such holders to offset income derived from their FASIT Security with losses. High-Yield Interests may be held only by Eligible Corporations, other FASITs, and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an Eligible Corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, transfers of High-Yield Interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor still will be treated as the holder of the High-Yield Interest.

     The holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Security that is held by a

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pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT Regular Security and that have the same features as High-Yield Interests.

  Tax Treatment of FASIT Ownership Securities

     A FASIT Ownership Security represents the residual equity interest in a FASIT. As such, the holder of a FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities, and items of income, gain, deduction, loss, and credit of a FASIT. In general, the character of the income to the holder of a FASIT Ownership Interest will be the same as the character of such income to the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT Ownership Interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount, and premium recognized with respect to the FASIT's assets and the FASIT Regular Securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT Ownership Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT Security as are the holders of High-Yield Interests. See "Federal Income Tax Consequences--FASIT Securities--Tax Treatment of FASIT Regular Securities--Treatment of High-Yield Interests."

     Rules similar to the wash sale rules applicable to REMIC Residual Securities also will apply to FASIT Ownership Securities. Accordingly, losses on dispositions of a FASIT Ownership Security generally will be disallowed where, within six months before or after the disposition, the seller of such Security acquires any other FASIT Ownership Security or, in the case of a FASIT holding mortgage assets, any interest in a Taxable Mortgage Pool, that is economically comparable to a FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the holder of the related FASIT Ownership Security was required to be marked-to-market under Code section 475 by such holder, then section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be the greater of the securities' value under present law or the securities' value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable Federal rate, compounded semiannually.

     The holder of a FASIT Ownership Security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets,
(iii) the receipt of any income derived from any loan originated by a FASIT, and
(iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any Series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

  Backup Withholding, Reporting and Tax Administration

     Holders of FASIT Securities will be subject to backup withholding to the same extent holders of REMIC Securities would be subject. See "Certain Federal Income Tax Consequences--Miscellaneous Tax Aspects--Backup Withholding." For purposes of reporting and tax administration, holders of record of FASIT Securities generally will be treated in the same manner as holders of REMIC Securities.

DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO SECURITYHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SECURITIES.

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                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Securities.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code impose certain restrictions on employee benefit plans subject to ERISA and on plans and other arrangements subject to Section 4975 of the Code ("Plans"), and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Securities without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

     Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions ("prohibited transactions") involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to Section 502(i) of ERISA) on parties in interest which engage in non-exempt prohibited transactions.

     The United States Department of Labor ("DOL") has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an investment in an "equity interest" will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.

     Under the terms of the regulation, the Trust Fund may be deemed to hold plan assets by reason of a Plan's investment in a Security; such plan assets would include an undivided interest in the Primary Assets and any other assets held by the Trust Fund. In such an event, persons providing services with respect to the assets of the Trust Fund, may be parties in interest, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA (and of Section 4975 of the Code), with respect to transactions involving such assets unless such transactions are subject to a statutory or administrative exemption.

     One such exception applies if the interest described is treated as indebtedness under applicable local law and which has no substantial equity features. Generally, a profits interest in a partnership, an undivided ownership interest in property and a beneficial ownership interest in a trust are deemed to be "equity interests" under the final regulation. If Notes of a particular Series were deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan's assets would include such Notes, but not, by reason of such purchase, the underlying assets of the Trust Fund.

     Another such exception applies if the class of equity interests in question is: (i) "widely held" (held by 100 or more investors who are independent of the Depositor and each other); (ii) freely transferable; and (iii) sold as part of an offering pursuant to (A) an effective registration statement under the Securities Act of 1933, and then subsequently registered under the Securities Exchange Act of 1934 or (B) an effective registration statement under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 ("Publicly Offered Securities"). In addition, the regulation provides that if at all times more than 75% of the value of all classes of equity interests in the Depositor or the Trust Fund are held by investors other than benefit plan investors (which is defined as including plans subject to ERISA, government plans and individual retirement accounts), the investing Plan's assets will not include any of the underlying assets of the Depositor or the Trust Fund.

     An additional exemption may also be available. On February 22, 1991, the DOL granted to Lehman Brothers an administrative exemption, Prohibited Transaction Exemption 91-14 (Application No. D-7958, 56 Fed. Reg. 75414) (the "Exemption"), from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of securities representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. These securities should include the Certificates, and depending upon the particular characteristics of a Series, may include the Notes. The obligations covered by the Exemption include obligations such as the Primary Assets (other than Private Securities which are not insured or guaranteed by the United States or an agency or instrumentality thereof, or Home Improvement Contracts that are unsecured). The Exemption will apply to the acquisition, holding and resale of the Securities by a Plan, provided that certain conditions (certain of which are described below) are met.

     Among the conditions which must be satisfied for the Exemption to apply are the following:

          (i) The acquisition of the Securities by a Plan is on terms (including the price for the Securities) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          (ii) The rights and interests evidenced by the Securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the trust;

          (iii) The Securities acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Ratings Group ("Standard & Poor's"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Inc. ("D&P") or Fitch Investors Service, Inc. ("Fitch");

          (iv) The sum of all payments made to the underwriter in connection with the distribution of the Securities represents not more than reasonable compensation for underwriting the Securities. The sum of all payments made to and retained by the seller pursuant to the sale of the obligations to the trust represents not more than the fair market value of such obligations. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the related servicing agreement and reimbursement of the servicer's reasonable expenses in connection therewith;

          (v) The Trustee must not be an affiliate of any other member of the Restricted Group (as defined below); and

          (vi) The Plan investing in the Securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

     The trust also must meet the following requirements:

          (i) the corpus of the trust must consist solely of assets of the type which have been included in other investment pools;

          (ii) securities in such other investment pools must have been rated in one of the three highest rating categories of Standard & Poor's, Moody's, D&P or Fitch for at least one year prior to the Plan's acquisition of securities; and

          (iii) securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Securities.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust provided that, among other requirements: (i) in the case of an acquisition in connection with the initial issuance of Securities, at least fifty (50) percent of each Class of Securities in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty (50) percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five (5) percent or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in Securities does not exceed twenty-five (25) percent of all of the Securities outstanding after the acquisition; and (iv) no more than twenty-five
(25) percent of the assets of the Plan are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Company, the underwriters of the Securities, the Trustee, the Servicer, any obligor with respect to obligations included in a Trust Fund constituting more than five
(5) percent of the aggregate unamortized principal balance of the assets in a Trust Fund, or any affiliate of such parties (the "Restricted Group").

     Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the potential application of the Exemption to the purchase and holding of the Securities and the potential consequences to their specific circumstances, prior to making an investment in the Securities. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

     Unless otherwise specified in the related Prospectus Supplement, the Securities will not constitute "mortgage-related securities" within the meaning of SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Securities constitute legal investments for them.

                              PLAN OF DISTRIBUTION

     The Depositor may offer each Series of Securities through Lehman Brothers Inc. ("Lehman Brothers") or one or more other firms that may be designated at the time of each offering of such Securities. The participation of Lehman Brothers in any offering will comply with Schedule E to the By-Laws of the National Association of Securities Dealers, Inc. The Prospectus Supplement relating to each Series of Securities will set forth the specific terms of the offering of such Series of Securities and of each Class within such Series, the names of the underwriters, the purchase price of the Securities, the proceeds to the Depositor from such sale, any securities exchange on which the Securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to certain dealers. The place and time of delivery of each Series of Securities will also be set forth in the Prospectus Supplement relating to such Series. Lehman Brothers is an affiliate of the Depositor.

                                 LEGAL MATTERS

     Unless otherwise specified in the related Prospectus Supplement, certain legal matters in connection with the Securities will be passed upon for the Depositor by Brown & Wood LLP, New York, New York.

                             ADDITIONAL INFORMATION

     Copies of the Registration Statement of which this Prospectus forms a part and the exhibits thereto are on file at the offices of the Securities and Exchange Commission in Washington, D.C. Copies may be obtained at rates prescribed by the Commission upon request to the Commission, and may be inspected, without charge, at the offices of the Commission, 450 Fifth Street, N.W., Washington, D.C. See "Available Information."

                               GLOSSARY OF TERMS

     The following are abbreviated definitions of certain capitalized terms used in this Prospectus. Unless otherwise provided in a "Supplemental Glossary" in the Prospectus Supplement for a Series, such definitions shall apply to capitalized terms used in such Prospectus Supplement. The definitions may vary from those in the related Agreement for a Series and the related Agreement for a Series generally provides a more complete definition of certain of the terms. Reference should be made to the related Agreement for a Series for a more compete definition of such terms.

     "Accrual Termination Date" means, with respect to a Class of Compound Interest Securities, the Distribution Date specified in the related Prospectus Supplement.

     "Advance" means cash advanced by the Servicer in respect of delinquent payments of principal of and interest on a Loan, and for any other purposes specified in the related Prospectus Supplement.

     "Agreement" means, with respect to a Series of Certificates, the Pooling and Servicing Agreement or Trust Agreement, and, with respect to a Series of Notes, the Indenture and the Servicing Agreement, as the context requires.

     "Appraised Value" means, with respect to property securing a Loan, the lesser of the appraised value determined in an appraisal obtained at origination of the Loan or sales price of such mortgaged property at such time.

     "Asset Group" means, with respect to the Primary Assets and other assets comprising the Trust Fund of a Series, a group of such Primary Assets and other assets having the characteristics described in the related Prospectus Supplement.

     "Assumed Reinvestment Rate" means, with respect to a Series, the per annum rate or rates specified in the related Prospectus Supplement for a particular period or periods as the "Assumed Reinvestment Rate" for funds held in any fund or account for the Series.

     "Available Distribution Amount" means the amount in the Distribution Account (including amounts deposited therein from any reserve fund or other fund or account) eligible for distribution to Holders on a Distribution Date.

     "Bankruptcy Code" means the federal bankruptcy code, 11 United States Code 101 et seq., and related rules and regulations promulgated thereunder.

     "Business Day" means a day that, in the City of New York or in the city or cities in which the corporate trust office of the Trustee are located, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulations or executive order to be closed.

     "Certificate" means the Asset-Backed Certificates.

     "Class" means a Class of Securities of a Series.

     "Closing Date" means, with respect to a Series, the date specified in the related Prospectus Supplement as the date on which Securities of such Series are first issued.

     "Code" means the Internal Revenue Code of 1986, as amended, and regulations (including proposed regulations) or other pronouncements of the Internal Revenue Service promulgated thereunder.

     "Collection Account" means, with respect to a Series, the account established in the name of the Servicer for the deposit by the Servicer of payments received from the Primary Assets.

     "Combined Loan-to-Value Ratio" means, with respect to a Loan, the ratio determined as set forth in the related Prospectus Supplement taking into account the amounts of any related senior mortgage loans on the related Mortgaged Property.

     "Commission" means the Securities and Exchange Commission.

     "Compound Interest Security" means any Security of a Series on which all or a portion of the interest accrued thereon is added to the principal balance of such Security on each Distribution Date, through the Accrual Termination Date, and with respect to which no interest shall be payable until such Accrual Termination Date, after which interest payments will be made on the Compound Value thereof.

     "Compound Value" means, with respect to a Class of Compound Interest Securities, the original principal balance of such Class, plus all accrued and unpaid interest, if any, previously added to the principal balance thereof and reduced by any payments of principal previously made on such Class of Compound Interest Securities.

     "Condominium" means a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual Condominium Unit and also owns a proportionate undivided interest in all parts of the Condominium Building (other than the individual Condominium Units) and all areas or facilities, if any, for the common use of the Condominium Units.

     "Condominium Association" means the person(s) appointed or elected by the Condominium Unit owners to govern the affairs of the Condominium.

     "Condominium Building" means a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to Condominium ownership.

     "Condominium Loan" means a Loan secured by a Mortgage on a Condominium Unit (together with its appurtenant interest in the common elements).

     "Condominium Unit" means an individual housing unit in a Condominium Building.

     "Cooperative" means a corporation owned by tenant-stockholders who, through the ownership of stock, shares or membership securities in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units and which is described in Section 216 of the Code.

     "Cooperative Dwelling" means an individual housing unit in a building owned by a Cooperative.

     "Cooperative Loan" means a housing loan made with respect to a Cooperative Dwelling and secured by an assignment by the borrower (tenant-stockholder) or security interest in shares issued by the applicable Cooperative.

     "Cut-off Date" means the date designated as such in the related Prospectus Supplement for a Series.

     "Debt Securities" means Securities characterized as indebtedness for federal income tax purposes, and Regular Interest Securities.

     "Deferred Interest" means the excess of the interest accrued on the outstanding principal balance of a Loan during a specified period over the amount of interest required to be paid by an obligor on such Loan on the related Due Date.

     "Deposit Agreement" means a guaranteed investment contract or reinvestment agreement providing for the investment of funds held in a fund or account, guaranteeing a minimum or a fixed rate of return on the investment of moneys deposited therein.

     "Depositor" means Lehman ABS Corporation.

     "Disqualified Organization" means the United States, any State or political subdivision thereof, any possession of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income.

     "Distribution Account" means, with respect to a Series, the account established in the name of the Trustee for the deposit of remittances received from the Servicer with respect to the Primary Assets.

     "Distribution Date" means, with respect to a Series or Class of Securities, each date specified as a distribution date for such Series or Class in the related Prospectus Supplement.

     "Due Date" means each date, as specified in the related Prospectus Supplement for a Series, on which any payment of principal or interest is due and payable by the obligor on any Primary Asset pursuant to the terms thereof.

     "Eligible Investments" means any one or more of the obligations or securities described as such in the related Agreement.

     "Enhancement" means the enhancement for a Series, if any, specified in the related Prospectus Supplement.

     "Enhancer" means the provider of the Enhancement for a Series specified in the related Prospectus Supplement.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Account" means an account, established and maintained by the Servicer for a Loan, into which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items required to be paid to the mortgagee are deposited.

     "FHLMC" means the Federal Home Loan Mortgage Corporation.

     "Final Scheduled Distribution Date" means, with respect to a Class of Notes of a Series, the date no later than which principal thereof will be fully paid and with respect to a Class of Certificates of a Series, the date after which no Certificates of such Class will remain outstanding, in each case based on the assumptions set forth in the related Prospectus Supplement.

     "FNMA" means the Federal National Mortgage Association.

     "Holder" means the person or entity in whose name a Security is registered.

     "Home Improvements" means the home improvements financed by a Home Improvement Contract.

     "Home Improvement Contract" means any home improvement installment sales contracts and installment loan agreements which may be unsecured or secured by purchase money security interests in the Home Improvements financed thereby.

     "HUD" means the United States Department of Housing and Urban Development.

     "Indenture" means the indenture relating to a Series of Notes between the Trust Fund and the Trustee.

     "Index" means the index applicable to any adjustments in the Loan Rates of any adjustable rate Loans.

     "Insurance Policies" means certain mortgage insurance, hazard insurance and other insurance policies required to be maintained with respect to Loans.

     "Insurance Proceeds" means amounts paid by the insurer under any of the Insurance Policies covering any Loan or Mortgaged Property.

     "Interest Only Securities" means a Class of Securities entitled solely or primarily to distributions of interest and which is identified as such in the related Prospectus Supplement.

     "IRS" means the Internal Revenue Service.

     "LCPI" means Lehman Commercial Paper Inc.

     "Lehman Brothers" means Lehman Brothers Inc.

     "Lifetime Rate Cap" means the lifetime limit, if any, on the Loan Rate during the life of each adjustable rate Loan.

     "Liquidation Proceeds" means amounts received by the Servicer in connection with the liquidation of a Loan, net of liquidation expenses.

     "Loan Rate" means, unless otherwise indicated herein or in the Prospectus Supplement, the interest rate borne by a Loan.

     "Loans" means Mortgage Loans and/or Home Improvement Contracts, collectively. A Loan refers to a specific Mortgage Loan or Home Improvement Contract, as the context requires.

     "Loan-to-Value Ratio" means, with respect to a Loan, the ratio determined as set forth in the related Prospectus Supplement.

     "Minimum Rate" means the lifetime minimum Loan Rate during the life of each adjustable rate Loan.

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
     "Minimum Principal Payment Agreement" means a minimum principal payment agreement with an entity meeting the criteria of the Rating Agencies.

     "Modification" means a change in any term of a Loan.

     "Mortgage" means the mortgage, deed of trust or other similar security instrument securing a Mortgage Note.

     "Mortgage Loan" means a closed-end and/or revolving home equity loan or balance thereof and/or loans of which the proceeds have been applied to the purchase of the related Mortgaged Property, in each case secured by a Mortgaged Property.

     "Mortgage Note" means the note or other evidence of indebtedness of a Mortgagor under the Loan.

     "Mortgagor" means the obligor on a Mortgage Note.

     "1986 Act" means the Tax Reform Act of 1986.

     "Notes" means the Asset-Backed Notes.

     "Notional Amount" means the amount set forth in the related Prospectus Supplement for a Class of Interest Only Securities.

     "PAC" ("Planned Amortization Class Securities") means a Class of Securities of a Series on which payments of principal are made in accordance with a schedule specified in the related Prospectus Supplement, based on certain assumptions stated therein.

     "Participating Securities" means Securities entitled to receive payments of principal and interest and an additional return on investment as described in the related Prospectus Supplement.

     "Pass-Through Security" means a security representing an undivided beneficial interest in a pool of assets, including the right to receive a portion of all principal and interest payments relating to those assets.

     "Pay Through Security" means Regular Interest Securities and certain Debt Securities that are subject to acceleration due to prepayments on the underlying Primary Assets.

     "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

     "Pooling and Servicing Agreement" means the pooling and servicing agreement relating to a Series of Certificates among the Depositor, the Servicer (if such Series relates to Loans) and the Trustee.

     "Primary Assets" means the Private Securities and/or Loans, as the case may be, which are included in the Trust Fund for such Series. A Primary Asset refers to a specific Private Security or Loan, as the case may be.

     "Principal Balance" means, with respect to a Primary Asset and as of a Due Date, the original principal amount of the Primary Asset, plus the amount of any Deferred Interest added to such principal amount, reduced by all payments, both scheduled or otherwise, received on such Primary Asset prior to such Due Date and applied to principal in accordance with the terms of the Primary Asset.

     "Principal Only Securities" means a Class of Securities entitled solely or primarily to distributions of principal and identified as such in the Prospectus Supplement.

     "Private Security" means a participation or pass-through certificate representing a fractional, undivided interest in Underlying Loans or collateralized obligations secured by Underlying Loans.

     "Property" means either a Home Improvement or a Mortgaged Property securing a Loan, as the context requires.

     "PS Agreement" means the pooling and servicing agreement, indenture, trust agreement or similar agreement pursuant to which a Private Security is issued.

     "PS Servicer" means the servicer of the Underlying Loans.

     "PS Sponsor" means, with respect to Private Securities, the sponsor or depositor under a PS Agreement.

     "PS Trustee" means the trustee designated under a PS Agreement.

     "Qualified Insurer" means a mortgage guarantee or insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided.

     "Rating Agency" means the nationally recognized statistical rating organization (or organizations) which was (or were) requested by the Depositor to rate the Securities upon the original issuance thereof.

     "Regular Interest" means a regular interest in a REMIC.

     "REMIC" means a real estate mortgage investment conduit.

     "REMIC Administrator" means the Person, if any, specified in the related Prospectus Supplement for a Series for which a REMIC election is made, to serve as administrator of the Series.

     "REMIC Provisions" means the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations, including proposed regulations and rulings, and administrative pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

     "REO Property" means real property which secured a defaulted Loan, beneficial ownership of which has been acquired upon foreclosure, deed in lieu of foreclosure, repossession or otherwise.

     "Reserve Fund" means, with respect to a Series, any Reserve Fund established pursuant to the related Agreement.

     "Residual Interest" means a residual interest in a REMIC.

     "Retained Interest" means, with respect to a Primary Asset, the amount or percentaged specified in the related Prospectus Supplement which is not included in the Trust Fund for the related Series.

     "Scheduled Payments" means the scheduled payments of principal and interest to be made by the borrower on a Primary Asset.

     "Securities" means the Notes or the Certificates.

     "Seller" means the seller of the Primary Assets to the Depositor identified in the related Prospectus Supplement for a Series.

     "Senior Securityholder" means a holder of a Senior Security.

     "Senior Securities" means a Class of Securities as to which the holders' rights to receive distributions of principal and interest are senior to the rights of holders of Subordinate Securities, to the extent specified in the related Prospectus Supplement.

     "Series" means a separate series of Securities sold pursuant to this Prospectus and the related Prospectus Supplement.

     "Servicer" means, with respect to a Series relating to Loans, the Person if any, designated in the related Prospectus Supplement to service Loans for that Series, or the successors or assigns of such Person.

     "Single Family Property" means property securing a Loan consisting of one-to four-family attached or detached residential housing, including Cooperative Dwellings.

     "Stripped Securities" means Pass-Through Securities representing interests in Primary Assets with respect to which all or a portion of the principal payments have been separated from all or a portion of the interest payments.

     "Subordinate Securityholder" means a Holder of a Subordinate Security.

     "Subordinated Securities" means a Class of Securities as to which the rights of holders to receive distributions of principal, interest or both is subordinated to the rights of holders of Senior Securities, and may be allocated losses and shortfalls prior to the allocation thereof to other Classes of Securities, to the extent and under the circumstances specified in the related Prospectus Supplement.

     "Trustee" means the trustee under the applicable Agreement and its successors.

     "Trust Fund" means, with respect to any Series of Securities, the trust holding all money, instruments, securities and other property, including all proceeds thereof, which are, with respect to a Series of Certificates, held for the benefit of the Holders by the Trustee under the Pooling and Servicing Agreement or Trust Agreement, or, with respect to a Series of Notes, pledged to the Trustee under the Indenture as a security for such Notes, including, without limitation, the Primary Assets (except any Retained Interests), all amounts in the Distribution Account, Collection Account or Reserve Funds, distributions on the Primary Assets (net of servicing fees), and reinvestment earnings on such net distributions and any Enhancement and all other property and interests held by or pledged to the Trustee pursuant to the related Agreement for such Series.

     "UCC" means the Uniform Commercial Code.

     "Underlying Loans" means home equity loans of the type eligible to be Loans underlying or securing Private Securities.

     "Variable Interest Security" means a Security on which interest accrues at a rate that is adjusted, based upon a predetermined index, at fixed periodic intervals, all as set forth in the related Prospectus Supplement.

     "Zero Coupon Security" means a Security entitled to receive payments of principal only.

                                  $400,000,000
                              CHAMPION HOME EQUITY
                               LOAN TRUST 1999-2

                                Home Equity Loan
                              Asset-Backed Notes,
                                 Series 1999-2

                          Champion Mortgage Co., Inc.,
                             as Seller and Servicer

                            Lehman ABS Corporation,
                                  as Depositor

                 _____________________________________________
                             PROSPECTUS SUPPLEMENT
                                 June 16, 1999
                 _____________________________________________
                                LEHMAN BROTHERS
                              MCDONALD INVESTMENTS
                               A KeyCorp Company